CWABS Asset-Backed Certificates Trust 2006-21
Issuing Entity

Final Term Sheet

$1,069,750,100 (Approximate)
CWABS, Inc.
Depositor

Countrywide Home Loans, Inc.
Sponsor and Seller

Countrywide Home Loans Servicing LP
Master Servicer

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE ISSUER, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1-866-500-5409.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

FREE WRITING PROSPECTUS DATED NOVEMBER 30, 2006
Distributions are payable on the 25th day of each month, beginning in December 2006

The following classes of certificates are being offered pursuant to this free writing prospectus:

Class	Original Certificate Principal Balance(1)	Price to Public	Underwriting Discount	Proceeds to Depositor(2)	Class	Original Certificate Principal Balance(1)	Price to Public	Underwriting Discount	Proceeds to Depositor(2)
1-A	$328,048,000	100.00000%	0.10417%	99.89583%	M-4	$ 17,050,000	100.00000%	0.83333%	99.16667%
2-A-1	$256,839,000	100.00000%	0.05283%	99.94717%	M-5	$ 16,500,000	100.00000%	1.25000%	98.75000%
2-A-2	$ 53,000,000	100.00000%	0.10417%	99.89583%	M-6	$ 13,750,000	100.00000%	1.45833%	98.54167%
2-A-3	$184,662,000	100.00000%	0.10417%	99.89583%	M-7	$ 11,000,000	100.00000%	1.58333%	98.41667%
2-A-4	$ 66,251,000	100.00000%	0.15625%	99.84375%	M-8	$ 11,000,000	100.00000%	1.83333%	98.16667%
M-1	$ 50,600,000	100.00000%	0.41667%	99.58333%	M-9	$ 8,800,000	97.01071%	2.00000%	95.01071%
M-2	$ 31,900,000	100.00000%	0.50000%	99.50000%	A-R	$ 100	(3)	(3)	(3)
M-3	$ 20,350,000	100.00000%	0.62500%	99.37500%

(1)	This amount is subject to a permitted variance in the aggregate of plus or minus 10%.
(2)	Before deducting expenses payable by the Depositor estimated to be approximately $970,000 in the aggregate.
(3)	The Class A-R Certificates will not be purchased by the underwriters and are being transferred to Countrywide Home Loans, Inc. as partial consideration for the sale of the mortgage loans.

Issuing Entity

CWABS Asset-Backed Certificates Trust 2006-21, a common law trust formed under the laws of the State of New York.

Depositor

CWABS, Inc., a Delaware corporation and a limited purpose finance subsidiary of Countrywide Financial Corporation, a Delaware corporation.

Sponsor and Sellers

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. Other sellers may include one or more special purpose entities established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

Master Servicer

Countrywide Home Loans Servicing LP.

Trustee

The Bank of New York, a New York banking corporation.

Co-Trustee

The Bank of New York Trust Company, N.A.

The NIM Insurer

After the closing date, a separate trust or trusts (or other form of entity) may be established to issue net interest margin securities secured by all or a portion of the Class P and Class C Certificates. Those net interest margin securities may have the benefit of one or more financial guaranty insurance policies that guarantee payments on those securities. The insurer or insurers issuing these financial guaranty insurance policies are referred to in this free writing prospectus as the “NIM Insurer”. The references to the NIM Insurer in this free writing prospectus apply only if the net interest margin securities are so insured.

Any NIM Insurer will have a number of rights under the pooling and servicing agreement that will limit and otherwise affect the rights of the holders of the offered certificates. Any insurance policy issued by a NIM Insurer will not cover, and will not benefit in any manner whatsoever, the offered certificates.

Pooling and Servicing Agreement

The pooling and servicing agreement among the sellers, the master servicer, the depositor, the trustee and the co-trustee, under which the issuing entity will be formed.

Cut-off Date

Initial Mortgage Loans:

For any initial mortgage loan, the later of November 1, 2006 and the origination date of that mortgage loan (referred to as the initial cut-off date).

Subsequent Mortgage Loans:

For any subsequent mortgage loan, the later of the first day of the month of the related subsequent transfer date and the origination date of that subsequent mortgage loan (referred to as the subsequent cut-off date).

Closing Date

On or about November 30, 2006.

Pre-Funding

On the closing date, the depositor may deposit an amount of up to 25% of the initial aggregate certificate principal balance of the certificates issued by the issuing entity in a pre-funding account (referred to as the pre-funded amount). Any pre-funded amount will be allocated between the loan groups so that the amount allocated to any loan group will not exceed 25% of the initial aggregate certificate principal balance of the classes of certificates related to that loan group.

Funding Period:

Any funding period will begin on the closing date and end on the earlier of (x) the date the amount in the pre-funding account is less than $175,000 and (y) January 16, 2007.

Use of Pre-Funded Amount:

Any pre-funded amount is expected to be used to purchase subsequent mortgage loans. Any pre-funded amount not used during the funding period to purchase subsequent mortgage loans will be distributed to holders of the related senior certificates as a prepayment of principal on the distribution date immediately following the end of the funding period.

Restrictions on Subsequent Mortgage Loan Purchases:

Purchases of subsequent mortgage loans are subject to the same criteria as the initial mortgage loans and additional restrictions related to the composition of the related loan group following the acquisition of the subsequent mortgage loans, as described in this free writing prospectus.

Interest Shortfall Payments:

To the extent needed to make required interest payments on the interest-bearing certificates on or prior to the February 2007 distribution date, Countrywide Home Loans, Inc. will make interest shortfall payments to the issuing entity to offset shortfalls in interest collections attributable to the pre-funding mechanism or because newly originated loans do not have a payment due date in the due period related to the subject distribution date.

The Mortgage Loans

The mortgage pool will consist of fixed and adjustable rate mortgage loans that are secured by first liens on one- to four- family residential properties. Substantially all of the mortgage loans were made to borrowers with blemished credit histories. The mortgage loans will be divided into two separate groups. Each group of mortgage loans is referred to as a “loan group”. Loan group 1 will consist of first lien conforming balance fixed and adjustable rate mortgage loans. Loan group 2 will consist of first lien fixed and adjustable rate mortgage loans.

Statistical Calculation Information

The statistical information presented in this free writing prospectus relates to a statistical calculation pool that does not reflect all of the mortgage loans that will be included in the issuing entity. Additional mortgage loans will be included in the mortgage pool on the closing date, and subsequent mortgage loans may be included during the funding period. In addition, certain mortgage loans in the statistical calculation pool may not be included in the mortgage pool on the closing date because they have prepaid in full or were determined not to meet the eligibility requirements for the mortgage pool.

The information with respect to the statistical calculation pool is, unless otherwise specified, based on the scheduled principal balances as of November 1, 2006, which is the statistical calculation date. The aggregate stated principal balance of the statistical calculation pool as of the statistical calculation date is referred to as the statistical calculation date pool principal balance. As of the statistical calculation date, the statistical calculation date pool principal balance was approximately $834,815,358.

Unless otherwise noted, all statistical percentages are measured by the statistical calculation date pool principal balance.

As of the statistical calculation date, the group 1 mortgage loans in the statistical calculation pool had the following characteristics:

Aggregate Current Principal Balance	$309,600,957
Weighted Average Mortgage Rate	8.498%
Range of Mortgage Rates	4.125% to 12.875%
Average Current Principal Balance	$168,628
Range of Current Principal Balances	$30,100 to $499,999
Weighted Average Original Loan-to-Value Ratio	77.96%
Weighted Average Original Term to Maturity	390 months
Weighted Average Credit Bureau Risk Score	589 points
Weighted Average Remaining Term to Stated Maturity	389 months
Weighted Average Gross Margin*	6.525%
Weighted Average Maximum Mortgage Rate*	15.369%
Weighted Average Minimum Mortgage Rate*	8.519%
Percentage Originated under Full Doc Program	66.38%
Geographic Concentrations in excess of 10%:
California	14.49%
Florida	11.97%

* Percentage presented only reflects those group 1 mortgage loans in the statistical calculation pool that are adjustable rate mortgage loans.

As of the statistical calculation date, the group 2 mortgage loans in the statistical calculation pool had the following characteristics:

Aggregate Current Principal Balance	$525,214,401
Weighted Average Mortgage Rate	8.111%
Range of Mortgage Rates	5.000% to 14.500%
Average Current Principal Balance	$220,771
Range of Current Principal Balances	$10,033 to $1,100,000
Weighted Average Original Loan-to-Value Ratio	80.08%
Weighted Average Original Term to Maturity	374 months
Weighted Average Credit Bureau Risk Score	627 points
Weighted Average Remaining Term to Stated Maturity	372 months
Weighted Average Gross Margin*	6.152%
Weighted Average Maximum Mortgage Rate*	14.866%
Weighted Average Minimum Mortgage Rate*	7.591%
Percentage Originated under Full Doc Program	50.19%
Geographic Concentrations in excess of 10%:
California	28.71%
Florida	13.75%

* Percentage presented only reflects those group 2 mortgage loans in the statistical calculation pool that are adjustable rate mortgage loans.

Additional information regarding the mortgage loans in the statistical calculation pool is attached as Annex A to this free writing prospectus.

Certain characteristics of each loan group in the initial mortgage pool as of the initial cut-off date and the final mortgage pool following any pre-funding period (measured as of the initial cut-off date for initial mortgage loans and as of the applicable subsequent cut-off date for any subsequent mortgage loans) will not vary from the corresponding characteristics of the statistical calculation pool by more than a permitted variance.

Description of the Certificates

The issuing entity will issue the following classes of certificates:

Class	Original Certificate Principal Balance (1)	Type	Last Scheduled Distribution Date	Initial Rating (Moody’s) (2)	Initial Rating (S&P) (2)
Offered Certificates
1-A	$328,048,000	Senior/Adjustable Rate	May 2035	Aaa	AAA
2-A-1	$256,839,000	Senior/Adjustable Rate	June 2028	Aaa	AAA
2-A-2	$53,000,000	Senior/Adjustable Rate	June 2029	Aaa	AAA
2-A-3	$184,662,000	Senior/Adjustable Rate	June 2033	Aaa	AAA
2-A-4	$66,251,000	Senior/Adjustable Rate	December 2034	Aaa	AAA
M-1	$50,600,000	Subordinate/Adjustable Rate	January 2036	Aa1	AA+
M-2	$31,900,000	Subordinate/Adjustable Rate	May 2036	Aa2	AA
M-3	$20,350,000	Subordinate/Adjustable Rate	July 2036	Aa3	AA
M-4	$17,050,000	Subordinate/Adjustable Rate	October 2036	A1	AA-
M-5	$16,500,000	Subordinate/Adjustable Rate	December 2036	A2	A+
M-6	$13,750,000	Subordinate/Adjustable Rate	February 2037	A3	A
M-7	$11,000,000	Subordinate/Adjustable Rate	March 2037	Baa1	A-
M-8	$11,000,000	Subordinate/Adjustable Rate	April 2037	Baa2	BBB+
M-9	$8,800,000	Subordinate/Adjustable Rate	May 2037	Baa3	BBB
A-R	$100	Senior/REMIC Residual	December 2006	Aaa	AAA
Non-Offered Certificates (3)
B	$11,000,000	Subordinate/Adjustable Rate	May 2037	Ba1	BBB-
P	$100	Prepayment Charges	N/A	N/R	N/R
C	N/A	Residual	N/A	N/R	N/R

(1)
This amount is subject to a permitted variance in the aggregate of plus or minus 10% depending on the amount of mortgage loans actually delivered on the closing date and any amount deposited in the pre-funding account.

(2)
The offered certificates will not be offered unless they are assigned the indicated ratings by Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”). “N/R” indicates that the agency was not asked to rate the certificates. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3)
The Class B, Class P and Class C Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class B, Class P and Class C Certificates is provided only to permit a better understanding of the offered certificates.

The certificates will also have the following characteristics:

Class	Related Loan Group	Pass-Through Rate On or Before Optional Termination Date	Pass-Through Rate After Optional Termination Date	Delay/Accrual Period	Interest Accrual Convention
Offered Certificates
1-A	1	LIBOR + 0.140% (1)	LIBOR + 0.280% (1)	(2)	Actual/360 (3)
2-A-1	2	LIBOR + 0.050% (1)	LIBOR + 0.100% (1)	(2)	Actual/360 (3)
2-A-2	2	LIBOR + 0.110% (1)	LIBOR + 0.220% (1)	(2)	Actual/360 (3)
2-A-3	2	LIBOR + 0.150% (1)	LIBOR + 0.300% (1)	(2)	Actual/360 (3)
2-A-4	2	LIBOR + 0.230% (1)	LIBOR + 0.460% (1)	(2)	Actual/360 (3)
M-1	1 and 2	LIBOR + 0.230% (1)	LIBOR + 0.345% (1)	(2)	Actual/360 (3)
M-2	1 and 2	LIBOR + 0.270% (1)	LIBOR + 0.405% (1)	(2)	Actual/360 (3)
M-3	1 and 2	LIBOR + 0.330% (1)	LIBOR + 0.495% (1)	(2)	Actual/360 (3)
M-4	1 and 2	LIBOR + 0.370% (1)	LIBOR + 0.555% (1)	(2)	Actual/360 (3)
M-5	1 and 2	LIBOR + 0.390% (1)	LIBOR + 0.585% (1)	(2)	Actual/360 (3)
M-6	1 and 2	LIBOR + 0.470% (1)	LIBOR + 0.705% (1)	(2)	Actual/360 (3)
M-7	1 and 2	LIBOR + 0.880% (1)	LIBOR + 1.320% (1)	(2)	Actual/360 (3)
M-8	1 and 2	LIBOR + 1.450% (1)	LIBOR + 2.175% (1)	(2)	Actual/360 (3)
M-9	1 and 2	LIBOR + 2.000% (1)	LIBOR + 3.000% (1)	(2)	Actual/360 (3)
A-R	1 and 2	(4)	(4)	N/A	N/A
Non-Offered Certificates
B	1 and 2	LIBOR + 2.000%(1)	LIBOR + 3.000% (1)	(2)	Actual/360 (3)
P	1 and 2	N/A	N/A	N/A	N/A
C	1 and 2	N/A	N/A	N/A	N/A

(1)
The pass-through rate for this class of certificates may adjust monthly, will be subject to increase after the optional termination date as shown in this table and will be subject to an interest rate cap, in each case as described in this free writing prospectus under “Description of the Certificates — Distributions — Distributions of Interest”. LIBOR refers to One-Month LIBOR for the related accrual period calculated as described in this free writing prospectus under “Description of the Certificates — Calculation of One-Month LIBOR”.

(2)
The accrual period for any distribution date will be the period from and including the preceding distribution date (or from and including the closing date, in the case of the first distribution date) to and including the day prior to the current distribution date. These certificates will settle without accrued interest.

(3)	Interest accrues at the rate specified in this table based on a 360-day year and the actual number of days elapsed during the related accrual period.

(4)	The Class A-R Certificates will not accrue any interest.

Designations

Designation	Class of Certificates
Class A Certificates:	Class 1-A and Class 2-A Certificates.

Class 2-A Certificates:	Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates.

Senior Certificates:	Class A and Class A-R Certificates.

Class M Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates.

Subordinate Certificates:	Class M and Class B Certificates.

Adjustable Rate Certificates or Swap Certificates:	Class A Certificates and Subordinate Certificates.

Offered Certificates:	Class 1-A, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class A-R Certificates.

Record Date

Adjustable Rate Certificates:

The business day immediately preceding a distribution date, or if the adjustable rate certificates are no longer book-entry certificates, the last business day of the month preceding the month of a distribution date.

Class A-R Certificates:

With respect to the first distribution date, the closing date, and with respect to each subsequent distribution date, the last business day of the month preceding the month of a distribution date.

Denominations

$20,000 and multiples of $1 in excess thereof, except that the Class A-R Certificates will be issued as two certificates in the denominations specified in the pooling and servicing agreement.

Registration of Certificates

Adjustable Rate Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream, Luxembourg or the Euroclear System, in Europe.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

Distribution Dates

Beginning on December 26, 2006, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

Interest Payments

On each distribution date, holders of each class of interest-bearing certificates will be entitled to receive:

•	the interest that has accrued during the related accrual period at the related pass-through rate on the certificate principal balance immediately prior to the applicable distribution date, and

•	any interest due on a prior distribution date that was not paid.

The accrual period, interest calculation convention and pass-through rate for each class of interest-bearing certificates is shown in the table on page S-5.

For each class of subordinate certificates, any interest carry forward amount (which is interest due on a prior distribution date that was not paid on a prior distribution date) will be payable from excess cashflow and from amounts in the swap trust, in each case as and to the extent described in this free writing prospectus.

There are certain circumstances that could reduce the amount of interest paid to you.

Principal Payments

On each distribution date, certificateholders will receive a distribution of principal on their certificates only if there is cash available on that date for the payment of principal. The priority of payments will differ, as described in this free writing prospectus, depending upon whether a distribution date occurs before the stepdown date, or on or after that date, and will depend on the loss and delinquency performance of the mortgage loans.

Amounts Available for Distributions on the Certificates

Amounts Available with respect to Interest Distributions

The amount available for interest distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and will generally consist of the following amounts with respect to the mortgage loans in a loan group (after the fees and expenses as described below are subtracted):

•	scheduled payments of interest on the mortgage loans collected during the applicable period (other than any credit comeback excess amounts);

•	interest on prepayments to the extent not allocable to the master servicer as additional servicing compensation;

•	interest amounts advanced by the master servicer and any required compensating interest paid by the master servicer related to certain prepayments on certain mortgage loans;

•	liquidation proceeds on the mortgage loans during the applicable period (to the extent allocable to interest); and

•	the amount, if any, of the seller interest shortfall payment paid by Countrywide Home Loans, Inc. on any distribution date on or prior to the February 2007 distribution date.

Amounts Available with respect to Principal Distributions

The amount available for principal distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and will generally consist of the following amounts with respect to the mortgage loans in a loan group (after fees and expenses as described below are subtracted):

•	scheduled payments of principal of the mortgage loans collected during the applicable period or advanced by the master servicer;

•	prepayments collected in the applicable period;

•	the stated principal balance of any mortgage loans repurchased by a seller or purchased by the master servicer;

•	the excess, if any, of the stated principal balance of a deleted mortgage loan over the stated principal balance of the related substitute mortgage loan;

•	liquidation proceeds on the mortgage loans during the applicable period (to the extent allocable to principal);

•
excess interest (to the extent available) to maintain or restore the targeted overcollateralization level as described under “Description of the Certificates — Overcollateralization Provisions” in this free writing prospectus; and

•	the amount, if any, allocated to that loan group and remaining on deposit in the pre-funding account on the distribution date following the end of the funding period.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts calculated on a loan group by loan group basis:

•
the master servicing fee and additional servicing compensation (as described in this free writing prospectus under “Description of the Certificates — Withdrawals from the Collection Account” and “—Withdrawals from the Distribution Account”) due to the master servicer;

•	the pro rata portion of the trustee fee due to the trustee;

•	amounts reimbursed to the master servicer and the trustee in respect of advances previously made by them and other amounts for which the master servicer and servicer are entitled to be reimbursed;

•	all prepayment charges (which are distributable only to the Class P Certificates);

•	all other amounts for which the depositor, a seller, the master servicer or any NIM Insurer is entitled to be reimbursed;

•	the premiums for the mortgage insurance on the related covered mortgage loans; and

•	the pro rata portion of any net swap payments or any termination payment payable to the swap counterparty (other than a swap termination payment resulting from a swap counterparty trigger event).

These amounts will reduce the amount that could have been distributed to the certificateholders.

Final Maturity Reserve Fund

On each distribution date beginning on the distribution date in December 2016 and ending on the distribution date in November 2036, if the aggregate stated principal balance of the mortgage loans having an original term to maturity of 40 years as of the first day of the related due period is greater than the 40-year target for such distribution date, an amount equal to the lesser of (a) one-twelfth of the product of (i) 0.80% and (ii) the aggregate stated principal balance of the mortgage loans with original terms to maturity of 40 years, and (b) the excess of (i) the final maturity funding cap for such distribution date over (ii) the amount on deposit in the final maturity reserve fund immediately prior to such distribution date will be deposited in the final maturity reserve fund until the amount on deposit in the final maturity reserve fund is equal to the final maturity funding cap. On the distribution date in November 2036, any amounts on deposit in the final maturity reserve fund will be distributed to the certificates as described in this free writing prospectus. Upon termination of the issuing entity, any amounts remaining in the final maturity reserve fund will be distributed to the Class C Certificates.

Servicing Compensation

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by the applicable servicing fee rate.

Additional Servicing Compensation:

The master servicer is also entitled to receive additional servicing compensation from amounts in respect of interest paid on certain principal prepayments, late payment fees, assumption fees and other similar charges (excluding prepayment charges) and investment income earned on amounts on deposit in certain of the issuing entity’s accounts.

Source and Priority of Payments:

These amounts will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

Priority of Payments; Distributions of Interest

In general, on any distribution date, the loan group 1 and loan group 2 interest funds will be distributed in the following order:

•	from the interest funds from loan group 1 and loan group 2, pro rata based on the interest funds for each loan group, to the final maturity reserve fund, the required final maturity deposit,

•
from the interest funds from loan group 1 and loan group 2, pro rata based on the interest funds for each loan group, to the swap account, the amount of any net swap payment and any swap termination payment (other than a swap termination payment due to a swap counterparty trigger event) payable to the swap counterparty;

•	from loan group 1 interest funds, to the Class 1-A Certificates, current interest and interest carry forward amount;

•	from loan group 2 interest funds, concurrently, to each class of Class 2-A Certificates, current interest and interest carry forward amount, pro rata based on their respective entitlements;

•
from remaining loan group 1 and loan group 2 interest funds, to each class of Class A Certificates, any remaining unpaid current interest and any interest carry forward amount, allocated pro rata based on the certificate principal balance of each class of Class A Certificates, with any remaining amounts allocated based on any remaining unpaid current interest and interest carry forward amount for each class of Class A Certificates;

•
from any remaining loan group 1 and loan group 2 interest funds, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, current interest for each class; and

•	from any remaining loan group 1 and loan group 2 interest funds, as part of the excess cashflow.

Priority of Payments; Distributions of Principal

General

The manner of distributing principal among the classes of certificates will differ, as described in this free writing prospectus, depending upon whether a distribution date occurs before the stepdown date, or on or after that date, and depending on whether a trigger event is in effect.

Effect of the Stepdown Date or a Trigger Event

Prior to the stepdown date or if a trigger event is in effect on or after the stepdown date, all amounts distributable as principal on a distribution date will be allocated first to the senior certificates, until the senior certificates are paid in full, before any distributions of principal are made on the subordinate certificates.

On any distribution date on or after the stepdown date and so long as no trigger event is in effect, instead of allocating all amounts distributable as principal on the certificates to the senior classes of certificates until those senior classes are paid in full, each class of certificates will be entitled to principal distributions based on the targeted level of overcollateralization and subordination for each class of certificates. These amounts are described in more detail under “Description of the Certificates — Distributions — Distributions of Principal” in this free writing prospectus.

Trigger Events:

A “trigger event” refers to certain specified levels of losses and/or delinquencies on the mortgage loans.

The Stepdown Date:

The stepdown date will be the earlier of:

•	the distribution date following the distribution date on which the aggregate certificate principal balance of the Class A Certificates is reduced to zero; and

•	the later of:

•	the December 2009 distribution date; and

•
the first distribution date on which the aggregate certificate principal balance of the Class A Certificates (after calculating anticipated distributions on the distribution date) is less than or equal to 61.60% of the aggregate stated principal balance of the mortgage loans for the distribution date.

On any distribution date prior to the stepdown date or on which a trigger event is in effect, the principal distribution amount from both loan groups will be distributed in the following order:

•	concurrently,

(1)	from the loan group 1 principal distribution amount, in the following order:

(i)	to the Class 1-A Certificates, until their certificate principal balance is reduced to zero; and

(ii)
to the classes of Class 2-A Certificates (after the distribution of the principal distribution amount from loan group 2 as described in clause (2)(i) of this bullet point), to be allocated among such classes of certificates in the order described below, until their certificate principal balances are reduced to zero; and

(2)	from the loan group 2 principal distribution amount, in the following order:

(i)     to the classes of Class 2-A Certificates in the order described below, until their certificate principal balances are reduced to zero; and

(ii)
to the Class 1-A Certificates (after the distribution of the principal distribution amount from loan group 1 as described in clause (1)(i) of this bullet point), until their certificate principal balance is reduced to zero; and

•	from the remaining principal distribution amount from both loan groups, sequentially,

(1)
sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case until their certificate principal balance is reduced to zero; and

(2)	as part of the excess cashflow.

On any distribution date on or after the stepdown date and so long as no trigger event is in effect, the principal distribution amount for both loan groups will be distributed in the following order:

•	concurrently,

(1)	from the loan group 1 principal distribution amount, in an amount up to the Class 1-A principal distribution amount, in the following order:

(i)	to the Class 1-A Certificates, until their certificate principal balance is reduced to zero; and

(ii)
to the classes of Class 2-A Certificates (after the distribution of the principal distribution amount from loan group 2 as described in clause (2)(i) of this bullet point), in the order described below, until their certificate principal balances are reduced to zero; and

(2)	from the loan group 2 principal distribution amount, in an amount up to the Class 2-A principal distribution amount, in the following order:

(i)    to the classes of Class 2-A Certificates, in the order described below, until their certificate principal balances are reduced to zero; and

(ii)
to the Class 1-A Certificates (after the distribution of the principal distribution amount from loan group 1 as described in clause (1)(i) of this bullet point), until their certificate principal balance is reduced to zero; and

•	from the remaining principal distribution amount from both loan groups, sequentially,

(1)
sequentially, to the Class M-1, Class M-2 and Class M-3 Certificates, in that order, the combined Class M-1, M-2 and M-3 principal distribution amount, until their certificate principal balances are reduced to zero;

(2)
sequentially, to the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, the subordinate class principal distribution amount for that class, in each case until their certificate principal balance is reduced to zero; and

(3)	as part of the excess cashflow.

Class 2-A Certificates:

For each distribution date, amounts to be distributed to the Class 2-A Certificates in respect of principal will be distributed, sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until their certificate principal balances are reduced to zero.

Excess Cashflow

Excess cashflow generally refers to the remaining amounts (if any) available for distribution to the certificates after interest and principal distributions have been made.

On any distribution date, the excess cashflow (if any) and, in the case of the first two bullet points below and in the case of the payment of unpaid realized loss amounts pursuant to the third bullet point below, credit comeback excess cashflow (if any), will be distributed in the following order, in each case, first to the extent of the remaining credit comeback excess cashflow and, second to the extent of the remaining excess cashflow:

•
to each class of Class A and subordinate certificates, in the same priority as described above with respect to payments of principal, the amounts necessary to maintain or restore overcollateralization to the target overcollateralization level;

•	concurrently, to each class of Class A Certificates, any unpaid realized loss amount for each such class, pro rata based on their respective entitlements;

•
sequentially, to the classes of subordinate certificates, in order of their distribution priorities, and for each class, first, to pay any interest carry forward amount for that class and second, to pay any unpaid realized loss amount for that class;

•
to each class of Class A and subordinate certificates, pro rata, first based on their certificate principal balances and second based on their remaining unpaid net rate carryover, to the extent needed to pay any unpaid net rate carryover;

•	to the carryover reserve fund, the required carryover reserve fund deposit;

•
if and for so long as the final maturity OC trigger is in effect, sequentially, in the following order: (1) to the classes of Class A Certificates, pro rata, based on the Class 1-A principal distribution amount (in the case of clause (x)) and the Class 2-A principal distribution amount (in the case of clause (y)), concurrently (x) to the Class 1-A Certificates, until their certificate principal balance is reduced to zero, and (y) sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, in each case until their certificate principal balance is reduced to zero; provided, however, that any amounts remaining after such allocation based on the Class 1-A principal distribution amount and the Class 2-A principal distribution amount will be distributed to the outstanding Class 1-A Certificates or the outstanding classes of Class 2-A Certificates, as the case may be, pursuant to clause (x) or clause (y), as applicable; and (2) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case until their certificate principal balance is reduced to zero;

•	to the swap account, the amount of any swap termination payment payable to the swap counterparty as a result of a swap counterparty trigger event; and

•	to the Class C and Class A-R Certificates, as specified in the pooling and servicing agreement.

Credit Enhancement

Credit enhancement provides limited protection to holders of certain certificates against shortfalls in payments received on the mortgage loans. This transaction employs the following forms of credit enhancement:

Mortgage Insurance

Approximately 33.97% and 38.03% of the statistical calculation pool mortgage loans with loan-to-value ratios at origination greater than 80% in loan group 1 and loan group 2, respectively (in each case by the aggregate stated principal balance of the mortgage loans with loan-to-value ratios at origination greater than 80% in the statistical calculation pool in respect of the related loan group) are covered by one of two mortgage insurance policies described in this free writing prospectus. United Guaranty Mortgage Indemnity Company, a North Carolina insurance corporation, will issue a mortgage insurance policy that will cover approximately 15.80% and 12.79% of the statistical calculation pool mortgage loans with loan-to-value ratios at origination greater than 80% in loan group 1 and loan group 2, respectively (in each case by the aggregate stated principal balance of the mortgage loans with loan-to-value ratios at origination greater than 80% in the statistical calculation pool in respect of the related loan group). Mortgage Guaranty Insurance Corporation, a Wisconsin insurance corporation, will issue a mortgage insurance policy that will cover approximately 18.17% and 21.78% of the mortgage loans in the statistical calculation pool with loan-to-value ratios at origination greater than 80% in loan group 1 and loan group 2, respectively (in each case by the aggregate stated principal balance of the mortgage loans with loan-to-value ratios at origination greater than 80% in the statistical calculation pool in respect of the related loan group). Each mortgage insurance policy insures a portion of the loss on the mortgage loans covered by that policy, subject to the terms and conditions set forth in that policy. Approximately 12.47% and 11.61% of the statistical calculation pool mortgage loans in loan group 1 and loan group 2, respectively (in each case by the aggregate stated principal balance of the mortgage loans in the statistical calculation pool in respect of the related loan group regardless of loan-to-value ratios) are covered by the mortgage insurance policies.

Overcollateralization

“Overcollateralization” refers to the amount by which the aggregate stated principal balance of the mortgage loans and any remaining related pre-funded amount exceeds the aggregate certificate principal balance of the certificates.

On the closing date, it is expected that the sum of the aggregate stated principal balance of the mortgage loans and any amounts on deposit in the pre-funding account will exceed the initial aggregate certificate principal balance of the interest-bearing certificates by approximately $19,250,000.

The amount of overcollateralization is equal to the initial level of overcollateralization required by the pooling and servicing agreement. If the amount of overcollateralization is reduced, excess interest on the mortgage loans will be used to reduce the total certificate principal balance of the certificates, until the required level of overcollateralization has been restored.

On any distribution date, the amount of overcollateralization (if any) will be available to absorb the losses from liquidated mortgage loans, if those losses are not otherwise covered by excess cashflow (if any) from the mortgage loans. The required level of overcollateralization may change over time.

Excess Interest

The mortgage loans are expected to generate more interest than is needed to pay interest on the certificates because the weighted average interest rate of the mortgage loans is expected to be higher than the weighted average pass-through rate on the certificates, plus the weighted average expense fee rate and the effective rate at which any net swap payments may be payable to the swap counterparty. The “expense fee rate” is the sum of the applicable servicing fee rate, the trustee fee rate and, with respect to any mortgage loan covered by a lender paid mortgage insurance policy or a mortgage insurance policy, the related mortgage insurance premium rate. Any such interest is referred to as “excess interest” and will be distributed as part of the excess cashflow as described under “—Excess Cashflow” above.

Subordination

The issuance of senior certificates and subordinate certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular payments of interest and principal.

The senior certificates will have a distribution priority over the subordinate certificates. With respect to the subordinate certificates, the Class M Certificates with a lower numerical designation will have a distribution priority over the Class M Certificates with a higher numerical designation, and all the Class M Certificates will have a distribution priority over the Class B Certificates.

Subordination is designed to provide the holders of certificates having a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating realized losses among the subordinate certificates, beginning with the subordinate certificates with the lowest distribution priority, before realized losses on the mortgage loans in a loan group are allocated to the classes of certificates related to that loan group with higher priorities of distribution.

Allocation of Losses

After the credit enhancement provided by the mortgage insurance policies, excess cashflow and overcollateralization (if any) has been exhausted, collections otherwise payable to the related subordinate classes will comprise the sole source of funds from which credit enhancement is provided to the senior certificates. Realized losses are allocated to the subordinate certificates, beginning with the class of subordinate certificates with the lowest distribution priority, until the certificate principal balance of that subordinate class has been reduced to zero. If the aggregate certificate principal balance of the subordinate certificates were to be reduced to zero, additional realized losses of a particular loan group will be allocated to the related senior certificates as described in this free writing prospectus under “Description of the Certificates—Applied Realized Loss Amounts”.

The Swap Contract

Countrywide Home Loans, Inc. has entered into an interest rate swap contract, which will be assigned to The Bank of New York, in its capacity as swap contract administrator, on the closing date. On each distribution date prior to the swap contract termination date, the swap contract administrator will be obligated to pay to the swap counterparty an amount equal to the product of (i) 5.20% per annum, (ii) the lesser of (a) the swap contract notional balance for that distribution date and (b) the aggregate certificate principal balance of the swap certificates immediately prior to that distribution date and (iii) the number of days in the related calculation period (calculated on the basis of a 360-day year of twelve 30-day months), divided by 360. In addition, on the business day preceding each distribution date prior to the swap contract termination date, the swap counterparty will be obligated to pay to the swap contract administrator an amount equal to the product of (i) one-month LIBOR (as determined by the swap counterparty), (ii) the lesser of (a) the swap contract notional balance for that distribution date and (b) the aggregate certificate principal balance of the swap certificates immediately prior to that distribution date, and (iii) the actual number of days in the related calculation period, divided by 360.

To the extent that the payment payable by the swap contract administrator exceeds the payment payable by the swap counterparty, the trustee will be required to deduct from the available funds for loan group 1 and loan group 2 the amount of that excess and, in its capacity as trustee of the swap trust, to remit the amount of that excess to the swap contract administrator for payment to the swap counterparty. To the extent that the payment payable by the swap counterparty exceeds the payment payable by the swap contract administrator, the swap counterparty will be required to pay to the swap contract administrator the amount of that excess. Any net payment received by the swap contract administrator from the swap counterparty will be remitted to the swap trust only to the extent necessary to cover unpaid current interest, net rate carryover and unpaid realized loss amounts on the swap certificates and to maintain or restore overcollateralization for those certificates. The remaining portion of any net payment received by the swap contract administrator from the swap counterparty will be paid to Countrywide Home Loans, Inc. and will not be available to cover any amounts on any class of certificates.

Advances

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent that the master servicer reasonably believes that the cash advances can be repaid from future payments on the related mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

Repurchase, Substitution and Purchase of Mortgage Loans

The sellers may be required to repurchase, or substitute a replacement mortgage loan for, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

Additionally, the master servicer may purchase, or may be directed by a third party to purchase, from the issuing entity any mortgage loan that is delinquent in payment by 150 days or more.

Countrywide Home Loans, Inc. also will be obligated to purchase any mortgage loan with respect to which it has modified the mortgage rate at the request of the borrower.

The purchase price for any mortgage loans repurchased or purchased by a seller or the master servicer will be generally equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the applicable servicing fee rate).

Optional Termination

The holder of the largest percentage interest in the Class C Certificates (the “directing holder”) will have the right to instruct the trustee to conduct an auction of all of the remaining assets of the issuing entity on any distribution date on or after the first distribution date on which the aggregate stated principal balance of the mortgage loans and any related real estate owned by the issuing entity is less than or equal to 10% of the sum of the aggregate stated principal balance of the initial mortgage loans as of the initial cut-off date and the amount, if any, deposited into the pre-funding account on the closing date. If the first auction is unsuccessful, the auction process may be repeated periodically at the direction of the directing holder until a successful auction is conducted. In addition, if the first auction is unsuccessful, or if the directing holder does not request an auction, then the master servicer will have the option to purchase all of the remaining assets of the issuing entity. Any successful auction of all of the remaining assets of the issuing entity or any purchase of those assets by the master servicer will result in the early retirement of the certificates. The NIM Insurer may also have the right to purchase all of the remaining assets in the issuing entity.

Material Federal Income Tax Consequences

For federal income tax purposes, the issuing entity (exclusive of the credit comeback excess account, the assets held in the carryover reserve fund and the pre-funding account) will consist of two or more REMICs: one or more underlying REMICs and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The offered certificates (other than the Class A-R Certificates) will represent beneficial ownership of “regular interests” in the master REMIC identified in the pooling and servicing agreement, a beneficial interest in the right to receive payments of net rate carryover pursuant to the pooling and servicing agreement and the deemed obligation to make termination payments on the swap contract.

The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interest in each underlying REMIC.

The reserve fund trust, the swap trust, the swap contract and the swap account will not constitute any part of any REMIC created under the pooling and servicing agreement.

Legal Investment Considerations

The Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 so long as they are rated in one of the two highest rating categories by at least one rating agency. None of the other classes of offered certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

ERISA Considerations

The offered certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of a benefit plan, so long as certain conditions are met. Investors acquiring offered certificates (other than the Class A-R Certificates) with assets of such a plan also will be required to satisfy the requirements of an investor-based class exemption.

THE MORTGAGE POOL

Statistical calculation information for the mortgage loans in the statistical calculation pool is set forth in tabular format in Annex A attached to this free writing prospectus.

Mortgage Insurance Policies

It is expected that the Mortgage Loans generally will not carry borrower-paid mortgage insurance. The Trust Fund will acquire two mortgage insurance policies (each, a “Mortgage Insurance Policy”), one from United Guaranty Mortgage Indemnity Company and one from Mortgage Guaranty Insurance Corporation, respectively (each, a “Mortgage Insurer”). These two policies are expected to cover approximately 33.97% and 38.03% of the Mortgage Loans with Loan-to-Value Ratios at origination in excess of 80% in the Statistical Calculation Pool in respect of Loan Group 1 and Loan Group 2, respectively (in each case by the aggregate Stated Principal Balance of the Mortgage Loans with Loan-to-Value Ratios at origination in excess of 80% in the Statistical Calculation Pool in respect of the related Loan Group) (each such insured Mortgage Loan, a “Covered Mortgage Loan”). The insurance provided by the Mortgage Insurance Policies does not overlap with respect to any Covered Mortgage Loan. Each Mortgage Insurance Policy will only cover losses pursuant to the formula described in that policy down to approximately 60% of the value of the related Mortgaged Property. The premiums payable on the Mortgage Insurance Policies to the extent applicable to the Covered Mortgage Loans (the “Mortgage Insurance Premiums”) will be paid monthly by the Co-Trustee with funds withdrawn from the Distribution Account as provided in the Pooling and Servicing Agreement and the Mortgage Insurance Policies. Covered Mortgage Loans constitute approximately 12.47% and 11.61% of the Mortgage Loans in the Statistical Calculation Pool in respect of Loan Group 1 and Loan Group 2, respectively (in each case by the aggregate Stated Principal Balance of the Mortgage Loans in the Statistical Calculation Pool in respect of the related Loan Group regardless of Loan-to-Value Ratios).

Subject to certain limitations, each Mortgage Insurance Policy will be available to cover losses from defaults in payment on all Covered Mortgage Loans that are not subject to a policy exclusion. Each Mortgage Insurance Policy insures a portion of the loss that may be incurred on each related Covered Mortgage Loan. For a Covered Mortgage Loan, the loss payment is equal to the lesser of (a) the actual loss on sale of the Mortgaged Property or (b) the Coverage Percentage multiplied by the claim amount. The “Coverage Percentage” for each Covered Mortgage Loan will be calculated on a loan-level basis as the amount of coverage required to reduce the exposure down to 60% of the value of the related Mortgaged Property. The coverage provided per loan will be listed in the schedule of loans in each of the Mortgage Insurance Policies.

United Guaranty Mortgage Insurance Policy

The Mortgage Insurance Policy issued by United Guaranty (the “United Guaranty Mortgage Insurance Policy”) will cover approximately 15.80% and 12.79% of the Mortgage Loans in the Statistical Calculation Pool with Loan-to-Value Ratios at origination in excess of 80% in respect of Loan Group 1 and Loan Group 2, respectively (in each case by the aggregate Stated Principal Balance of the Mortgage Loans with Loan-to-Value Ratios at origination in excess of 80% in the Statistical Calculation Pool in respect of the related Loan Group). The Covered Mortgage Loans insured by the United Guaranty Mortgage Insurance Policy constitute approximately 5.80% and 4.30% of the Mortgage Loans in the Statistical Calculation Pool in respect of Loan Group 1 and Loan Group 2, respectively (in each case by the aggregate Stated Principal Balance of the Mortgage Loans in the Statistical Calculation Pool in respect of the related Loan Group regardless of Loan-to-Value Ratios).

The United Guaranty Mortgage Insurance Policy is not a blanket policy against loss, since claims under it may only be made for particular defaulted Covered Mortgage Loans and only on satisfaction of certain conditions precedent.

Defaults under the United Guaranty Mortgage Insurance Policy are defined as:

•	the failure by a borrower to pay when due a nonaccelerated scheduled periodic payment due under the Covered Mortgage Loan, or

•	the failure by a borrower to pay the outstanding balance if the Covered Mortgage Loan has been accelerated due to a violation by the borrower of any due-on-sale clause.

In respect of defaults under the United Guaranty Mortgage Insurance Policy, any related claim amount will be equal to the sum of:

•	the unpaid principal balance due on the Covered Mortgage Loan as of the date of default,

•
accumulated delinquent interest due on the amount of unpaid principal balance from the date of default through the earlier of the date that the claim is submitted and the date that the claim is required to be submitted, in any event not including any late charges or other penalty interest,

•
amounts reasonably and necessarily advanced in respect of real estate taxes and fire and other insurance premiums on the related Mortgaged Property prorated through the earlier of the date that the claim is submitted and the date that the claim is required to be submitted,

•
reasonable, necessary and customary amounts advanced to prevent physical damage to and otherwise maintain the property prior to the earlier of the date that the claim is submitted and the date that the claim is required to be submitted,

•
attorneys’ fees reasonably and necessarily incurred in conducting enforcement proceedings and in obtaining title to the related Mortgaged Property, provided that such fees may not exceed 3% of the principal balance and the accumulated delinquent interest due as calculated pursuant to the first and second bullets, and

•	court expenses reasonably and necessarily incurred in conducting enforcement proceedings and in obtaining title to the related Mortgaged Property,

less the sum of

•	the amount of all rents and other payments (excluding proceeds of fire and extended coverage insurance) collected or received from the Covered Mortgage Loan or the related Mortgaged Property,

•	the amount of cash in any escrow account for the Covered Mortgage Loan,

•	the amount of cash held as security for the Covered Mortgage Loan and all sums as to which set-off is available, and

•	the amount of certain costs of restoring and repairing the related Mortgaged Property that are not actually used for the restoration or repair of the Mortgaged Property.

When a loss becomes payable, the Mortgage Insurer will pay the Co-Trustee for the benefit of the Certificateholders within 60 days after the Master Servicer has filed a claim in accordance with the United Guaranty Mortgage Insurance Policy.

Generally, the Master Servicer must file a claim within 60 days after the first to occur of (i) the acquisition by the Master Servicer of the borrower’s title to the related Mortgaged Property, (ii) redemption of the related Mortgaged Property or (iii) the Master Servicer receives a direction from the Mortgage Insurer to file a claim. If the Master Servicer files a claim within one year after the applicable event described in the first sentence of this paragraph, the Mortgage Insurer will process the claim; provided, however, that there will be no further interest or other expenses included in the claim amount following the expiration of the 60-day period referenced in the first sentence of this paragraph. If the Master Servicer fails to file a claim within the one-year period referenced in the preceding sentence, the failure will be deemed to have been an election by the Master Servicer to waive any right to any benefit under the United Guaranty Mortgage Insurance Policy with respect to that Covered Mortgage Loan. In addition, the Master Servicer must notify the Mortgage Insurer of Covered Mortgage Loans as to which a default has existed for three months or a foreclosure proceeding has been commenced.

The Covered Mortgage Loan will be considered to remain in default until filing of a claim so long as the scheduled periodic payment has not been made or violation of the due-on-sale clause continues. For example, a Covered Mortgage Loan is “three months in default” if the monthly installments due on January 1 through March 1 remain unpaid after the close of business on March 1.

Claims involving certain specified circumstances are excluded from the coverage of the United Guaranty Mortgage Insurance Policy. The Mortgage Insurer will not be liable for losses in connection with those claims except in certain circumstances when the amount by which the loss increased because of the excluded circumstances can be reasonably determined, in which case the claim amount will be reduced to the extent of that increased amount. Claims that will be excluded from the coverage of the United Guaranty Mortgage Insurance Policy, as more particularly described in that policy, include:

•
any claim resulting from a failure of a borrower to make a balloon payment, which is any payment that is more than twice the size of a normal amortizing payment, other than due to acceleration of the Covered Mortgage Loan;

•	any claim resulting from a default that occurred before coverage under the United Guaranty Mortgage Insurance Policy began;

•	any claim involving incomplete construction or construction not made in accordance with construction plans for the related Mortgaged Property;

•	any claim involving a lending transaction with the borrower different from the description to the Mortgage Insurer of the lending transaction;

•
any claim involving any dishonest, fraudulent, criminal, or knowingly wrongful act by the applicable seller, the Master Servicer, any other insured or any other servicer or any other first party described in the United Guaranty Mortgage Insurance Policy, or any claim involving negligence of the applicable seller or the Master Servicer;

•
any claim where there is physical damage to the related Mortgaged Property and that Mortgaged Property has not been restored to its condition as of the effective date of the United Guaranty Mortgage Insurance Policy, reasonable wear and tear excepted, or, if the property was not completed in accordance with the original construction plans as of the date of default, to the condition contemplated by such construction plans;

•
any claim where there is environmental contamination affecting the related Mortgaged Property, including nuclear or radioactive contamination, contamination by toxic waste, chemicals or other hazardous substance or other pollution, contamination by electromagnetic fields or radiation, or any other environmental or similar hazard not previously approved by the Mortgage Insurer, but excluding the presence of radon gas, lead paint and asbestos; and

•	any claim, if the mortgage executed by the borrower did not create at origination a first lien on the related Mortgaged Property.

The preceding description of the United Guaranty Mortgage Insurance Policy is only a brief outline and does not purport to summarize or describe all of the provisions, terms and conditions of that policy.

If the United Guaranty Mortgage Insurance Policy is terminated for any reason other than the exhaustion of its coverage, or if the claims-paying ability rating of United Guaranty Mortgage Indemnity Company is reduced to below investment grade, the Master Servicer will use its best efforts to obtain a comparable policy from an insurer that is acceptable to the rating agencies. The replacement policy will provide coverage equal to the then remaining coverage of the United Guaranty Mortgage Insurance Policy if available. However, if the premium cost of a replacement policy exceeds the premium cost of the United Guaranty Mortgage Insurance Policy, the coverage amount of the replacement policy will be reduced so that its premium cost will not exceed the premium cost of the United Guaranty Mortgage Insurance Policy.

MGIC Mortgage Insurance Policy

The Mortgage Insurance Policy issued by MGIC (the “MGIC Mortgage Insurance Policy”) will cover approximately 18.17% and 21.78% of the Mortgage Loans in the Statistical Calculation Pool with Loan-to-Value Ratios at origination in excess of 80% in respect of Loan Group 1 and Loan Group 2, respectively (in each case by the aggregate Stated Principal Balance of the Mortgage Loans with Loan-to-Value Ratios at origination in excess of 80% in the Statistical Calculation Pool in respect of the related Loan Group). The Covered Mortgage Loans insured by the MGIC Mortgage Insurance Policy constitute approximately 6.67% and 7.32% of the Mortgage Loans in the Statistical Calculation Pool in respect of Loan Group 1 and Loan Group 2, respectively (in each case by the aggregate Stated Principal Balance of the Mortgage Loans in the Statistical Calculation Pool in respect of the related Loan Group regardless of Loan-to-Value Ratios).

The MGIC Mortgage Insurance Policy is subject to various limitations and exclusions as herein provided or as provided in that policy, and will provide only limited protection against losses on defaulted Covered Mortgage Loans. The MGIC Mortgage Insurance Policy does not cover any Mortgage Loans 60 days or more delinquent in payment as of the Cut-off Date. Each Mortgage Loan covered by the MGIC Mortgage Insurance Policy is covered for losses up to the policy limits; provided, however, that the MGIC Mortgage Insurance Policy will not cover special hazard, bankruptcy or fraud losses or certain other types of losses as provided in that policy. Claims on Covered Mortgage Loans generally will reduce uninsured exposure to an amount equal to approximately 60% of the lesser of the appraised value as of the origination date or the Purchase Price, as the case may be, of the related mortgaged property, subject to conditions, exceptions and exclusions and assuming that any pre-existing primary mortgage insurance policies covering such Covered Mortgage Loans remain in effect and a full claim settlement is made thereunder.

The MGIC Mortgage Insurance Policy is required to remain in force with respect to each Covered Mortgage Loan until (i) the principal balance of the Covered Mortgage Loan is paid in full; or (ii) the principal balance of the Covered Mortgage Loan has amortized down to a level that results in a loan-to-value ratio for the Covered Mortgage Loan of 55% or less (provided, however, that no coverage of any Mortgage Loan under the MGIC Mortgage Insurance Policy is required where prohibited by applicable law); or (iii) any event specified in the MGIC Mortgage Insurance Policy occurs that allows for the termination or cancellation of that policy by the insured.

The MGIC Mortgage Insurance Policy may not be assigned or transferred without the prior written consent of MGIC; provided, however, that MGIC has previously provided written consent to (i) the assignment of coverage on individual Covered Mortgage Loans from the Trustee to the Seller in connection with any Covered Mortgage Loan repurchased or substituted for by the Seller and (ii) the assignment of coverage on all Covered Mortgage Loans from the Co-Trustee to any successor co-trustee, provided that in each case, prompt notice of such assignment is provided to MGIC.

The MGIC Mortgage Insurance Policy generally requires that delinquencies on any Covered Mortgage Loan insured thereunder must be reported to MGIC within four months of default, that reports regarding the delinquency of the Covered Mortgage Loan must be submitted to MGIC on a monthly basis thereafter and that appropriate proceedings to obtain title to the property securing such Covered Mortgage Loan must be commenced within six months of default. As a condition to submitting a claim under the MGIC Mortgage Insurance Policy, the Co-Trustee must have (i) acquired, and tendered to MGIC, good and merchantable title to the property securing the Covered Mortgage Loan, free and clear of all liens and encumbrances, including, but not limited to, any right of redemption by the mortgagor unless such acquisition of good and merchantable title is excused under the terms of the MGIC Mortgage Insurance Policy and (ii) if the Covered Mortgage Loan is covered by a pre-existing primary mortgage insurance policy, a claim must be submitted and settled under such pre-existing primary mortgage insurance policy within the time frames specified in the MGIC Mortgage Insurance Policy.

The claim amount generally includes unpaid principal, accrued interest to the date of such tender to MGIC by the insured, and certain expenses (less the amount of a full claim settlement under any preexisting primary mortgage insurance policy covering the Covered Mortgage Loan). When a claim is presented, MGIC will have the option of either (i) paying the claim amount and taking title to the property securing the Covered Mortgage Loan, (ii) paying the insured a percentage of the claim amount (without deduction for a claim settlement under any pre-existing primary mortgage insurance policy covering the Covered Mortgage Loan) and with the Co-Trustee retaining title to the property securing such Covered Mortgage Loan or (iii) if the property securing the Covered Mortgage Loan has been sold to a third party with the prior approval of MGIC, paying the claim amount reduced by the net sale proceeds as described in the MGIC Mortgage Insurance Policy to reflect the actual loss.

Claims generally must be filed within 60 days after the insured has acquired good and merchantable title to the property securing the Covered Mortgage Loan or such property has been sold to a third party with the prior approval of MGIC. A claim generally must be paid within 60 days after the claim is filed by the insured. No payment for a loss will be made under the MGIC Mortgage Insurance Policy unless the property securing the Covered Mortgage Loan is in the same physical condition as when such Covered Mortgage Loan was originally insured, except for reasonable wear and tear, and unless premiums on the standard homeowners’ insurance policy, real estate taxes and foreclosure protection and preservation expenses have been advanced by or on behalf of the insured.

If a claim submitted under the MGIC Mortgage Insurance Policy is incomplete, MGIC is required to provide notification of all information and documentation required to perfect the claim within 20 days of MGIC’s receipt of such incomplete claim. In such case, payment of the claim will be suspended until such information and documentation are provided to MGIC, provided that MGIC is not required to pay the claim if it is not perfected within 180 days after its initial filing.

Unless approved in writing by MGIC, no changes may be made to the terms of any Covered Mortgage Loan, including the borrowed amount, interest rate, term or amortization schedule, except as specifically permitted by the terms of the Covered Mortgage Loan; nor may the lender make any change in the property or other collateral securing the Covered Mortgage Loan, nor may any mortgagor be released under the Covered Mortgage Loan from liability. If a Mortgage Loan is assumed with the insured’s approval, MGIC’s liability for coverage of the Mortgage Loan under the MGIC Mortgage Insurance Policy generally will terminate as of the date of such assumption unless MGIC approves the assumption in writing. In addition, with respect to any Covered Mortgage Loan covered by the MGIC Mortgage Insurance Policy, the applicable Servicer must obtain the prior approval of MGIC in connection with any acceptance of a deed in lieu of foreclosure or of any sale of the property securing the Covered Mortgage Loan.

The MGIC Mortgage Insurance Policy excludes coverage of (i) any claim where the insurer under any pre-existing primary mortgage insurance policy has acquired the property securing the Covered Mortgage Loan, (ii) any claim resulting from a default occurring after lapse or cancellation of coverage, (iii) certain claims resulting from a default existing at the inception of coverage, (iv) certain claims where there is an environmental condition which existed on the property securing the Covered Mortgage Loan (whether or not known by the person or persons submitting an application for coverage of the Covered Mortgage Loan) as of the effective date of coverage, (v) any claim, if the mortgage, deed of trust or other similar instrument did not create at origination a first lien on the property securing the Covered Mortgage Loan, (vi) certain claims involving or arising out of any breach by the insured of its obligations under, or its failure to comply with, the terms of the MGIC Mortgage Insurance Policy or of its obligations as imposed by operation of law, (vii) certain claims resulting from physical damage to a property securing a Covered Mortgage Loan, (viii) any claim arising from the failure of the borrower under a Covered Mortgage Loan to make any balloon payment, if applicable, under such Covered Mortgage Loan and (ix) any claim submitted in connection with a Covered Mortgage Loan if the Covered Mortgage Loan did not meet MGIC’s requirements applicable to the origination of the Covered Mortgage Loan.

In issuing its Mortgage Insurance Policy, MGIC has relied upon certain information and data regarding the Covered Mortgage Loans furnished to it by Countrywide Home Loans, the Co-Trustee or their respective representatives. The MGIC Mortgage Insurance Policy will not insure against certain losses sustained by reason of a default arising from or involving certain matters, including (i) misrepresentation made, or knowingly participated in, by the lender, other persons involved in the origination of the Covered Mortgage Loan or the application for insurance, or made by any appraiser or other person providing valuation information regarding the property securing the Covered Mortgage Loan; (ii) negligence or fraud by the applicable Servicer of the Mortgage Loan, and (iii) failure to construct a property securing a Covered Mortgage Loan in accordance with specified plans. The MGIC Mortgage Insurance Policy permits MGIC to cancel coverage of a Covered Mortgage Loan under its Mortgage Insurance Policy or deny any claim submitted under its Mortgage Insurance Policy in connection with a Covered Mortgage Loan if the insured fails to furnish MGIC with copies of all documents in connection with the origination or servicing of the Covered Mortgage Loan.

The preceding description of the MGIC Mortgage Insurance Policy is only a brief outline and does not purport to summarize or describe the provisions, terms and conditions of the MGIC Mortgage Insurance Policy. For a more complete description of these provisions, terms and conditions, reference is made to the MGIC Mortgage Insurance Policy, a copy of which is available upon request from the Trustee.

SERVICING OF THE MORTGAGE LOANS

Servicing Compensation and Payment of Expenses

The Master Servicer will be paid a monthly fee (the “Master Servicing Fee”) from collections with respect to each Mortgage Loan (as well as from any liquidation proceeds or Subsequent Recoveries) equal to one-twelfth of the Stated Principal Balance thereof multiplied by the Servicing Fee Rate. The “Servicing Fee Rate” for each Mortgage Loan in Loan Group 1 and each credit-blemished Mortgage Loan in Loan Group 2 will equal 0.50% per annum. The “Servicing Fee Rate” for each other Mortgage Loan in Loan Group 2 will be a per annum rate that will vary on a loan-by-loan basis depending on the type of Mortgage Loan and whether the Mortgage Loan has had its first Adjustment Date. The weighted average Servicing Fee Rates for the Mortgage Loans referred to in the preceding sentence are as shown in the following table:

	Weighted Average Servicing Fee Rate Before The Respective Initial Adjustment Dates	Weighted Average Servicing Fee Rate On And After The Respective Initial Adjustment Dates
2/28 6-month LIBOR	0.344%	0.354%
2/28 6-month LIBOR 40/30-Year Balloon	0.375%	0.375%
2/38 6-month LIBOR	0.375%	0.375%
3/27 12-month LIBOR	0.357%	0.357%
3/27 6-month LIBOR	0.317%	0.351%
3/27 6-month LIBOR 40/30-Year Balloon	0.375%	0.375%
5/25 6-month LIBOR	0.250%	0.375%

The weighted average Servicing Fee Rate for all of the Statistical Calculation Pool Mortgage Loans in Loan Group 2 is 0.471% per annum before the respective initial Adjustment Dates (if any) and is 0.480% per annum on and after the respective initial Adjustment Dates (if any). The amount of the monthly Master Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full, as described in this free writing prospectus under “— Adjustment to Master Servicing Fee in Connection With Certain Prepaid Mortgage Loans”.

The Master Servicer is also entitled to receive, as additional servicing compensation, amounts in respect of interest paid on Principal Prepayments received during that portion of a Prepayment Period from the related Due Date to the end of the Prepayment Period (“Prepayment Interest Excess”), all late payment fees, assumption fees and other similar charges (excluding prepayment charges), with respect to the Mortgage Loans, and all investment income earned on amounts on deposit in the Certificate Account and Distribution Account. The Master Servicer is obligated to pay certain ongoing expenses associated with the Mortgage Loans and incurred by the Trustee and the Co-Trustee in connection with their responsibilities under the Pooling and Servicing Agreement.

Adjustment to Master Servicing Fee in Connection With Certain Prepaid Mortgage Loans

When a borrower prepays all or a portion of a Mortgage Loan between scheduled monthly payment dates (“Due Dates”), the borrower pays interest on the amount prepaid only to the date of prepayment. Principal Prepayments which are received during that portion of the Prepayment Period from the related Due Date in the Prepayment Period to the end of the Prepayment Period reduce the Scheduled Payment of interest for the following Due Date but are included in a distribution that occurs on or prior to the distribution of the Scheduled Payment, and accordingly no shortfall in interest otherwise distributable to holders of the Certificates results. Conversely, Principal Prepayments received from that portion of the Prepayment Period from the beginning of the Prepayment Period to related Due Date in that Prepayment Period reduce the Scheduled Payment of interest for that Due Date and are included in a distribution that occurs on or after the distribution of the Scheduled Payment, and accordingly an interest shortfall (a “Prepayment Interest Shortfall”) could result. In order to mitigate the effect of any Prepayment Interest Shortfall on interest distributions to holders of the Certificates on any Distribution Date, one-half of the amount of the Master Servicing Fee otherwise payable to the Master Servicer for the month will, to the extent of the Prepayment Interest Shortfall, be deposited by the Master Servicer in the Certificate Account for distribution to holders of the Certificates entitled thereto on the Distribution Date. The amount of this deposit by the Master Servicer is referred to as “Compensating Interest” and will be reflected in the distributions to holders of the Certificates entitled thereto made on the Distribution Date on which the Principal Prepayments received would be distributed.

Certain Modifications and Refinancings

Countrywide Home Loans will be permitted under the Pooling and Servicing Agreement to solicit borrowers for reductions to the Mortgage Rates of their respective Mortgage Loans. If a borrower requests such a reduction, the Master Servicer will be permitted to agree to the rate reduction provided that (i) Countrywide Home Loans purchases the Mortgage Loan from the Trust Fund immediately following the modification and (ii) the Stated Principal Balance of such Mortgage Loan, when taken together with the aggregate of the Stated Principal Balances of all other Mortgage Loans in the same Loan Group that have been so modified since the Closing Date at the time of those modifications, does not exceed an amount equal to 5% of the aggregate Certificate Principal Balance of the related Certificates. Countrywide Home Loans will remit the Purchase Price to the Master Servicer for deposit into the Certificate Account within one Business Day of the purchase of that Mortgage Loan. Purchases of Mortgage Loans may occur when prevailing interest rates are below the Mortgage Rates on the Mortgage Loans and borrowers request modifications as an alternative to refinancings. Countrywide Home Loans will indemnify the Trust Fund against liability for any prohibited transactions taxes and related interest, additions or penalties incurred by any REMIC as a result of any modification or purchase.

DESCRIPTION OF THE CERTIFICATES

General

The Certificates will be issued pursuant to the Pooling and Servicing Agreement. We summarize below the material terms and provisions pursuant to which the Certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the Pooling and Servicing Agreement after the issuing entity issues the Certificates.

The CWABS, Inc., Asset-Backed Certificates, Series 2006-21 (the “Certificates”) will consist of: Class 1-A, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B, Class A-R, Class P and Class C Certificates.

When describing the Certificates in this free writing prospectus we use the following terms:

Designation	Class of Certificates
Class A Certificates:	Class 1-A and Class 2-A Certificates

Class 2-A Certificates:	Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates

Senior Certificates:	Class A and Class A-R Certificates

Class M Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates

Subordinate Certificates:	Class M and Class B Certificates

Adjustable Rate Certificates or Swap Certificates:	Class A and Subordinate Certificates

Offered Certificates:	Class 1-A, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class A-R Certificates

The Certificates are generally referred to as the following types:

Class	Type
Class A Certificates:	Senior/Adjustable Rate

Subordinate Certificates:	Subordinate/Adjustable Rate

Class A-R Certificates:	Senior/REMIC Residual

Class P Certificates:	Prepayment Charges

Class C Certificates:	Residual

Generally:

•	distributions of principal and interest on the Class 1-A Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1;

•	distributions of principal and interest on the Class 2-A Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 2;

•	distributions of principal and interest on the Subordinate Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1 and Loan Group 2;

•
distributions on the Class P and Class C Certificates, to the extent provided in the Pooling and Servicing Agreement, will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1 and Loan Group 2; and

•
distributions on the Class A-R Certificates, to the extent provided in the Pooling and Servicing Agreement, will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1 and Loan Group 2.

Book-Entry Certificates; Denominations

The Offered Certificates (other than the Class A-R Certificates) will be book-entry certificates (the “Book-Entry Certificates”). The Class A-R Certificates will be issued as two certificates in fully registered certificated form. Persons acquiring beneficial ownership interests in the Book-Entry Certificates (“Certificate Owners”) may elect to hold their Book-Entry Certificates through the Depository Trust Company (“DTC”) in the United States, or Clearstream, Luxembourg or the Euroclear System (“Euroclear”), in Europe, if they are participants of these systems, or indirectly through organizations which are participants in these systems. Each class of Book-Entry Certificates will be issued in one or more certificates which equal the aggregate Certificate Principal Balance of the applicable class of the Book-Entry Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Beneficial interests in the Book-Entry Certificates may be held in minimum denominations representing Certificate Principal Balances of $20,000 and integral multiples of $1 in excess thereof. Except as set forth under “Description of the Securities—Book-Entry Registration of the Securities” in the base prospectus, no person acquiring a beneficial ownership interest in a Book-Entry Certificate (each, a “beneficial owner”) will be entitled to receive a physical certificate representing the person’s beneficial ownership interest in the Book-Entry Certificate (a “Definitive Certificate”). Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations (“Participants”) and DTC. See “Description of the Securities—Book-Entry Registration of the Securities” in the base prospectus.

Glossary of Terms

The following terms have the meanings shown below to help describe the cash flow on the Certificates. The definitions are organized based on the context in which they are most frequently used. However, certain definitions may be used in multiple contexts.

General Definitions.

“Adjusted Net Mortgage Rate” with respect to each Mortgage Loan means the Mortgage Rate less the related Expense Fee Rate.

“Business Day” is any day other than:

(1) a Saturday or Sunday or

(2) a day on which banking institutions in the state of New York or California are required or authorized by law to be closed.

“Certificate Principal Balance” means for any class of Certificates (other than the Class C Certificates), the aggregate outstanding principal balance of all Certificates of the class, less:

(1) all amounts previously distributed to holders of Certificates of that class as scheduled and unscheduled payments of principal; and

(2) the Applied Realized Loss Amounts allocated to the class;

provided, however, that if Applied Realized Loss Amounts have been allocated to the Certificate Principal Balance of any class of Certificates, the Certificate Principal Balance thereof will be increased on each Distribution Date after the allocation of Applied Realized Loss Amounts, sequentially by class in the order of distribution priority, by the amount of Subsequent Recoveries for the related Loan Group or Loan Groups, collected during the related Due Period (if any) (but not by more than the amount of the Unpaid Realized Loss Amount for the class); and provided further, however, that any amounts distributed to one or more classes of Senior Certificates related to a Loan Group in respect of Applied Realized Loss Amounts will be distributed to those classes on a pro rata basis according to the respective Unpaid Realized Loss Amounts for those classes.

After any allocation of amounts in respect of Subsequent Recoveries to the Certificate Principal Balance of a class of Certificates, a corresponding decrease will be made on the Distribution Date to the Unpaid Realized Loss Amount for that class or classes. Although Subsequent Recoveries, if any, will be allocated to increase the Certificate Principal Balance of a class of Certificates, the Subsequent Recoveries will be included in the applicable Principal Remittance Amount and distributed in the priority set forth below under “—Distributions—Distributions of Principal”. Therefore these Subsequent Recoveries may not be used to make any principal payments on the class or classes of Certificates for which the Certificate Principal Balances have been increased by allocation of Subsequent Recoveries. Additionally, holders of these Certificates will not be entitled to any payment in respect of interest that would have accrued on the amount of the increase in Certificate Principal Balance for any Accrual Period preceding the Distribution Date on which the increase occurs.

“Distribution Date” means the 25th day of each month, or if the 25th day is not a Business Day, on the first Business Day thereafter, commencing in December 2006.

“Due Period” means with respect to any Distribution Date, the period beginning on the second day of the calendar month preceding the calendar month in which the Distribution Date occurs and ending on the first day of the month in which the Distribution Date occurs.

“Excess Proceeds” with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any Liquidation Proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage Loan.

“Final Recovery Determination” means a determination by the Master Servicer that it has received all proceeds it expects to receive with respect to the liquidation of a Mortgage Loan.

“Insurance Proceeds” means all proceeds of any insurance policy (including the Mortgage Insurance Policies) received prior to or in connection with a Final Recovery Determination (to the extent that the proceeds are not applied to the restoration of the property or released to the borrower in accordance with the Master Servicer’s normal servicing procedures), other than proceeds that represent reimbursement of the Master Servicer’s costs and expenses incurred in connection with presenting claims under the related insurance policy.

“Liquidation Proceeds” means any Insurance Proceeds and all other net proceeds received prior to or in connection with a Final Recovery Determination in connection with the partial or complete liquidation of a Mortgage Loan (whether through trustee’s sale, foreclosure sale or otherwise) or in connection with any condemnation or partial release of the related Mortgaged Property, together with the net proceeds received prior to or in connection with a Final Recovery Determination with respect to any Mortgaged Property acquired by the Master Servicer by foreclosure or deed in lieu of foreclosure in connection with a defaulted Mortgage Loan (other than the amount of the net proceeds representing Excess Proceeds and net of reimbursable expenses).

“Percentage Interest” with respect to any Certificate, means the percentage derived by dividing the denomination of the Certificate by the aggregate denominations of all Certificates of the applicable class.

“Record Date” means:

(1) in the case of the Adjustable Rate Certificates, the Business Day immediately preceding the Distribution Date, unless the Adjustable Rate Certificates are no longer book-entry certificates, in which case the Record Date will be the last Business Day of the month preceding the month of the Distribution Date, and

(2) in the case of the Class A-R Certificates, the last Business Day of the month preceding the month of the Distribution Date or, in the case of the first Distribution Date, as of the Closing Date.

“Subsequent Recoveries” means, with respect to any Mortgage Loan in respect of which a Realized Loss was incurred, any proceeds of the type described in the definitions of “Insurance Proceeds” and “Liquidation Proceeds” received in respect of the Mortgage Loan after a Final Recovery Determination (other than the amount of the net proceeds representing Excess Proceeds and net of reimbursable expenses).

Definitions related to Interest Calculations and Distributions.

“Accrual Period” for any Distribution Date and the Adjustable Rate Certificates, means the period from and including the preceding Distribution Date (or from and including the Closing Date in the case of the first Distribution Date) to and including the day prior to the current Distribution Date.

“Current Interest” with respect to each class of interest-bearing certificates and each Distribution Date means the interest accrued at the Pass-Through Rate for the applicable Accrual Period on the Certificate Principal Balance of the class immediately prior to the Distribution Date.

“Expense Fee Rate” with respect to each Mortgage Loan is equal to the sum of (i) the applicable Servicing Fee Rate and the Trustee Fee Rate, (ii) with respect to a Covered Mortgage Loan, the applicable Mortgage Insurance Premium Rate and (iii) with respect to any Mortgage Loan covered by a lender paid mortgage insurance policy, the related mortgage insurance premium rate.

“Interest Carry Forward Amount,” with respect to each class of interest-bearing certificates and each Distribution Date, is the excess of:

(a) Current Interest for such class with respect to prior Distribution Dates over

(b) the amount actually distributed to such class with respect to interest on prior Distribution Dates.

“Interest Determination Date” means for the Adjustable Rate Certificates, the second LIBOR Business Day preceding the commencement of each Accrual Period.

“Interest Funds” means for any Loan Group and any Distribution Date, (1) the Interest Remittance Amount for that Loan Group and the Distribution Date, less (2) the portion of the Trustee Fee allocable to that Loan Group for the Distribution Date, plus (3) the Adjusted Replacement Upfront Amount, if any, allocable to that Loan Group, less (4) the Mortgage Insurance Premiums for the Covered Loans in that Loan Group for such Distribution Date.

“Interest Remittance Amount” means with respect to each Loan Group and any Distribution Date:

(a) the sum, without duplication, of:

(1) all scheduled interest collected during the related Due Period (other than Credit Comeback Excess Amounts (if any)), less the related Master Servicing Fees,

(2) all interest on prepayments, other than Prepayment Interest Excess,

(3) all Advances relating to interest,

(4) all Compensating Interest,

(5) all Liquidation Proceeds collected during the related Due Period (to the extent that the Liquidation Proceeds relate to interest), and

(6) the allocable portion of any Seller Shortfall Interest Requirement, less

(b) all Advances relating to interest and certain expenses reimbursed during the related Due Period,

in each case with respect to the Mortgage Loans in the Loan Group.

“Mortgage Insurance Premium Rate” means a per annum rate that varies on a loan-by-loan basis with respect to each Covered Mortgage Loan. The weighted average Mortgage Insurance Premium Rate for each of the Covered Mortgage Loans under the United Guaranty Mortgage Insurance Policy is 2.01% per annum and the weighted average Mortgage Insurance Premium Rate for each of the Covered Mortgage Loans under the MGIC Mortgage Insurance Policy is 1.11% per annum.

“Net Rate Cap” for each Distribution Date means:

(i) with respect to the Class 1-A Certificates, the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group 1 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due Period), adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period and a 360-day year, minus a fraction, expressed as a percentage, the numerator of which is (a) the product of (x) the sum of (1) the Net Swap Payment payable to the Swap Counterparty and the Final Maturity Reserve Deposit with respect to such Distribution Date times a fraction, the numerator of which is equal to 360 and the denominator of which is equal to the actual number of days in the related Accrual Period and (2) any Swap Termination Payment payable to the Swap Counterparty for such Distribution Date (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) and (y) a fraction, the numerator of which is the Interest Funds for Loan Group 1 for such Distribution Date, and the denominator of which is the Interest Funds for Loan Group 1 and Loan Group 2 for such Distribution Date, and the denominator of which is (b) the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due Period) plus any amounts on deposit in the Pre-Funding Account in respect of Loan Group 1 as of the first day of that Due Period,

(ii) with respect to each class of Class 2-A Certificates, the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group 2 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due Period), adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period and a 360-day year, minus a fraction, expressed as a percentage, the numerator of which is (a) the product of (x) the sum of (1) the Net Swap Payment payable to the Swap Counterparty and the Final Maturity Reserve Deposit with respect to such Distribution Date times a fraction, the numerator of which is equal to 360 and the denominator of which is equal to the actual number of days in the related Accrual Period and (2) any Swap Termination Payment payable to the Swap Counterparty for such Distribution Date (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) and (y) a fraction, the numerator of which is the Interest Funds for Loan Group 2 for such Distribution Date, and the denominator of which is the Interest Funds for Loan Group 1 and Loan Group 2 for such Distribution Date, and the denominator of which is (b) the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due Period) plus any amounts on deposit in the Pre-Funding Account in respect of Loan Group 2 as of the first day of that Due Period, and

(iii) with respect to each class of Subordinate Certificates, the weighted average of the Net Rate Cap for the Class 1-A and Class 2-A Certificates (weighted by an amount equal to the positive difference (if any) of the sum of the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due Period) and the amount on deposit in the Pre-Funding Account in respect of that Loan Group as of the first day of that Due Period) over the outstanding aggregate Certificate Principal Balance of the Class 1-A and Class 2-A Certificates, respectively, immediately prior to the related Distribution Date.

“Net Rate Carryover” for a class of interest-bearing certificates on any Distribution Date means the excess of:

(1) the amount of interest that the class would have accrued for the Distribution Date had the Pass-Through Rate for that class and the related Accrual Period not been calculated based on the applicable Net Rate Cap, over

(2) the amount of interest the class accrued on the Distribution Date based on the applicable Net Rate Cap,

plus the unpaid portion of this excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the applicable Net Rate Cap).

“Pass-Through Margin” for each class of Adjustable Rate Certificates means the following:

	(1)	(2)
Class 1-A	0.140%	0.280%
Class 2-A-1	0.050%	0.100%
Class 2-A-2	0.110%	0.220%
Class 2-A-3	0.150%	0.300%
Class 2-A-4	0.230%	0.460%
Class M-1	0.230%	0.345%
Class M-2	0.270%	0.405%
Class M-3	0.330%	0.495%
Class M-4	0.370%	0.555%
Class M-5	0.390%	0.585%
Class M-6	0.470%	0.705%
Class M-7	0.880%	1.320%
Class M-8	1.450%	2.175%
Class M-9	2.000%	3.000%
Class B	2.000%	3.000%

(1)	For each Accrual Period relating to any Distribution Date occurring on or prior to the Optional Termination Date.

(2)	For each Accrual Period relating to any Distribution Date occurring after the Optional Termination Date.

“Pass-Through Rate” with respect to each Accrual Period and each class of Adjustable Rate Certificates means a per annum rate equal to the lesser of:

(1) One-Month LIBOR for the Accrual Period (calculated as described below under “— Calculation of One-Month LIBOR”) plus the Pass-Through Margin for the class and Accrual Period, and

(2) the applicable Net Rate Cap for the related Distribution Date.

“Seller Shortfall Interest Requirement” with respect to the Distribution Date in each of December 2006, January 2007 and February 2007 means the sum of:

(a) the product of (1) the excess of the aggregate Stated Principal Balance for the Distribution Date of all the Mortgage Loans in the Mortgage Pool (including the Subsequent Mortgage Loans, if any) owned by the issuing entity at the beginning of the related Due Period, over the aggregate Stated Principal Balance for the Distribution Date of the Mortgage Loans (including the Subsequent Mortgage Loans, if any) that have a scheduled payment of interest due in the related Due Period, and (2) a fraction, the numerator of which is the weighted average Net Mortgage Rate of all the Mortgage Loans in the Mortgage Pool (including the Subsequent Mortgage Loans, if any) (weighted on the basis of the Stated Principal Balances thereof for the Distribution Date) and the denominator of which is 12; and

(b) the product of (1) the amount on deposit in the Pre-Funding Account at the beginning of the related Due Period, and (2) a fraction, the numerator of which is the weighted average Net Mortgage Rate of the Mortgage Loans (including Subsequent Mortgage Loans, if any) owned by the issuing entity at the beginning of the related Due Period (weighted on the basis of the Stated Principal Balances thereof for the Distribution Date) and the denominator of which is 12.

“Trustee Fee Rate” means a rate equal to 0.009% per annum.

Definitions related to Principal Calculations and Distributions.

“Class 1-A Principal Distribution Amount” for any Distribution Date means the product of (x) the Class A Principal Distribution Target Amount and (y) a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 1 and the denominator of which is the sum of the Principal Remittance Amounts for both Loan Groups.

“Class 2-A Principal Distribution Amount” for any Distribution Date means the product of (x) the Class A Principal Distribution Target Amount and (y) a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 2 and the denominator of which is the sum of the Principal Remittance Amounts for both Loan Groups.

“Class A Principal Distribution Target Amount” for any Distribution Date means the excess of:

(1) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to the Distribution Date, over

(2) the lesser of (i) 61.60% of the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date and (ii) the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date minus the OC Floor.

“Combined Class M-1, M-2 and M-3 Principal Distribution Amount” for each Distribution Date means the excess of:

(1) the sum of:

(a) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account distribution of the Class 1-A Principal Distribution Amount and Class 2-A Principal Distribution Amount for the Distribution Date), and

(b) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates immediately prior to the Distribution Date over

(2) the lesser of (a) 80.30% of the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date and (b) the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date minus the OC Floor;

provided, however, that if the Class M-1, Class M-2 and/or Class M-3 Certificates are the only classes of Subordinate Certificates outstanding on the Distribution Date, those classes will be entitled to receive the entire remaining Principal Distribution Amount for Loan Group 1 and Loan Group 2 until the Certificate Principal Balances thereof are reduced to zero.

“Cumulative Loss Trigger Event” with respect to any Distribution Date on or after the Stepdown Date, a Cumulative Loss Trigger Event is in effect if (x) the aggregate amount of Realized Losses on the Mortgage Loans from the Cut-off Date for each Mortgage Loan to (and including) the last day of the related Due Period (reduced by the aggregate amount of any Subsequent Recoveries received through the last day of that Due Period) exceeds (y) the applicable percentage, for the Distribution Date, of the sum of the aggregate Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount, as set forth below:

Distribution Date	Percentage
December 2008 — November 2009	1.10% with respect to December 2008, plus an additional 1/12th of 1.40% for each month thereafter through November 2009

December 2009 — November 2010	2.50% with respect to December 2009, plus an additional 1/12th of 1.45% for each month thereafter through November 2010

December 2010 — November 2011	3.95% with respect to December 2010, plus an additional 1/12th of 1.20% for each month thereafter through November 2011

December 2011 — November 2012	5.15% with respect to December 2011, plus an additional 1/12th of 0.65% for each month thereafter through November 2012

December 2012 — November 2013	5.80% with respect to December 2012, plus an additional 1/12th of 0.05% for each month thereafter through November 2013

December 2013 and thereafter	5.85%

A “Delinquency Trigger Event” with respect to any Distribution Date on or after the Stepdown Date exists if the Rolling Sixty-Day Delinquency Rate for the outstanding Mortgage Loans equals or exceeds the product of (x) the Senior Enhancement Percentage for such Distribution Date and (y) the applicable percentage listed below for the most senior class of outstanding Adjustable Rate Certificates:

Class	Percentage
A	41.50%
M-1	54.58%
M-2	68.10%
M-3	80.89%
M-4	96.00%
M-5	117.18%
M-6	143.57%
M-7	175.12%
M-8	224.45%
M-9	289.75%
B	455.31%

“Excess Overcollateralization Amount” for any Distribution Date, is the excess, if any, of the Overcollateralized Amount for the Distribution Date over the Overcollateralization Target Amount for the Distribution Date.

“Extra Principal Distribution Amount” with respect to any Distribution Date means the lesser of (1) the Overcollateralization Deficiency Amount and (2) the sum of the Excess Cashflow and the Credit Comeback Excess Cashflow available for payment thereof, to be allocated between Loan Group 1 and Loan Group 2, pro rata, based on the Principal Remittance Amount for each such Loan Group for that Distribution Date.

The “Final Maturity OC Trigger” will be in effect with respect to any Distribution Date on or after the Distribution Date in December 2026 if and for so long as the sum of (x) the amount on deposit in the Final Maturity Reserve Fund on that Distribution Date (including any Final Maturity Reserve Deposit made on the Distribution Date) and (y) the Overcollateralized Amount for that Distribution Date (calculated after giving effect to all distributions to be made prior to the time of determination) is less than the aggregate Stated Principal Balance of all Mortgage Loans with original terms to maturity of 40 years as of the Due Date occurring in the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period ending in the same month as the Distribution Date).

“Group 1 Overcollateralization Reduction Amount” for any Distribution Date is the Overcollateralization Reduction Amount for such Distribution Date multiplied by a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 1 for such Distribution Date, and the denominator of which is the aggregate Principal Remittance Amount for Loan Group 1 and Loan Group 2 for such Distribution Date.

“Group 2 Overcollateralization Reduction Amount” for any Distribution Date is the Overcollateralization Reduction Amount for such Distribution Date multiplied by a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 2 for such Distribution Date, and the denominator of which is the aggregate Principal Remittance Amount for Loan Group 1 and Loan Group 2 for such Distribution Date.

“Initial Target Subordination Percentage” and “Stepdown Target Subordination Percentage” for any class of Subordinate Certificates means the respective percentages indicated in the following table:

	Initial Target Subordination Percentage	Stepdown Target Subordination Percentage
Class M-1	14.60%	29.20%
Class M-2	11.70%	23.40%
Class M-3	9.85%	19.70%
Class M-4	8.30%	16.60%
Class M-5	6.80%	13.60%
Class M-6	5.55%	11.10%
Class M-7	4.55%	9.10%
Class M-8	3.55%	7.10%
Class M-9	2.75%	5.50%
Class B	1.75%	3.50%

The Initial Target Subordination Percentages will not be used, and the Stepdown Target Subordination Percentages for the Class M-1, Class M-2 and Class M-3 Certificates will not be used, to calculate distributions on the Subordinate Certificates, but rather are presented in order to provide a better understanding of the credit enhancement provided by the Subordinate Certificates and the related overcollateralization amount. The Initial Target Subordination Percentage for any class of Subordinate Certificates is equal to a fraction, expressed as a percentage, the numerator of which is equal to the aggregate original Certificate Principal Balance of any class(es) of Certificates subordinate to the subject class plus the initial Overcollateralization Target Amount and the denominator of which is equal to the sum of the aggregate Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount.

“OC Floor” means an amount equal to 0.50% of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount.

“Overcollateralization Deficiency Amount” with respect to any Distribution Date means the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on the Distribution Date (after giving effect to distribution of the Principal Distribution Amount (other than the portion thereof consisting of the Extra Principal Distribution Amount) on the Distribution Date).

“Overcollateralization Reduction Amount” for any Distribution Date is an amount equal to the lesser of (i) the Excess Overcollateralization Amount for the Distribution Date and (ii) the aggregate Principal Remittance Amount for Loan Group 1 and Loan Group 2 for the Distribution Date.

“Overcollateralization Target Amount” with respect to any Distribution Date means (a) prior to the Stepdown Date, an amount equal to 1.75% of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount and (b) on or after the Stepdown Date, the greater of (i) an amount equal to 3.50% of the aggregate Stated Principal Balance of the Mortgage Loans for the current Distribution Date and (ii) the OC Floor; provided, however, that if a Trigger Event is in effect on any Distribution Date, the Overcollateralization Target Amount will be the Overcollateralization Target Amount as in effect for the prior Distribution Date.

“Overcollateralized Amount” for any Distribution Date means the amount, if any, by which (x) the sum of the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date and any amount on deposit in the Pre-Funding Account on the Distribution Date exceeds (y) the sum of the aggregate Certificate Principal Balance of the Adjustable Rate Certificates as of the Distribution Date (after giving effect to distribution of the Principal Remittance Amounts to be made on the Distribution Date and, in the case of the Distribution Date immediately following the end of the Funding Period, any amounts to be released from the Pre-Funding Account).

“Principal Distribution Amount” with respect to each Distribution Date and a Loan Group means the sum of:

(1) the Principal Remittance Amount for the Loan Group for the Distribution Date, less any portion of such amount used to cover any payment due to the Swap Counterparty with respect to such Distribution Date,

(2) the Extra Principal Distribution Amount for the Loan Group for the Distribution Date, and

(3) with respect to the Distribution Date immediately following the end of the Funding Period, the amount, if any, remaining in the Pre-Funding Account at the end of the Funding Period (net of any investment income therefrom) allocable to the Loan Group.

minus

(4) (a) the Group 1 Overcollateralization Reduction Amount for the Distribution Date, in the case of Loan Group 1, and (b) the Group 2 Overcollateralization Reduction Amount for the Distribution Date, in the case of Loan Group 2.

“Principal Remittance Amount” with respect to each Loan Group and any Distribution Date means:

(a) the sum, without duplication, of:

(1) the scheduled principal collected during the related Due Period or advanced with respect to the Distribution Date,

(2) prepayments collected in the related Prepayment Period,

(3) the Stated Principal Balance of each Mortgage Loan that was repurchased by a Seller or purchased by the Master Servicer,

(4) the amount, if any, by which the aggregate unpaid principal balance of any Replacement Mortgage Loans delivered by Countrywide Home Loans in connection with a substitution of a Mortgage Loan is less than the aggregate unpaid principal balance of any Deleted Mortgage Loans, and

(5) all Liquidation Proceeds (to the extent that the Liquidation Proceeds relate to principal) and Subsequent Recoveries collected during the related Due Period, less

(b) all Advances relating to principal and certain expenses reimbursed during the related Due Period,

in each case with respect to the Mortgage Loans in the Loan Group.

“Realized Loss” means with respect to any Mortgage Loan (i) as to which a Final Recovery Determination has been made, the excess of the Stated Principal Balance of the defaulted Mortgage Loan over the Liquidation Proceeds allocated to principal that have been received with respect to the defaulted Mortgage Loan on or at any time prior to the last day of the related Due Period during which the defaulted Mortgage Loan is liquidated or (ii) that was the subject of a Deficient Valuation, (a) if the value of the related Mortgaged Property was reduced below the principal balance of the related Mortgage Note, the amount by which the value of the Mortgaged Property was reduced below the principal balance of the related Mortgage Note, and (ii) if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to the Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation.

“Rolling Sixty-Day Delinquency Rate” with respect to any Distribution Date on or after the Stepdown Date, means the average of the Sixty-Day Delinquency Rates for the Distribution Date and the two immediately preceding Distribution Dates.

“Senior Enhancement Percentage” with respect to any Distribution Date on or after the Stepdown Date means a fraction (expressed as a percentage):

(1) the numerator of which is the excess of:

(a) the aggregate Stated Principal Balance of the Mortgage Loans for the preceding Distribution Date over

(b) (i) before the Certificate Principal Balances of the Class A Certificates have been reduced to zero, the sum of the Certificate Principal Balances of the Class A Certificates, or (ii) after the Certificate Principal Balances of the Class A Certificates have been reduced to zero, the Certificate Principal Balance of the most senior class of Subordinate Certificates outstanding, as of the preceding Master Servicer Advance Date, and

(2) the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans for the preceding Distribution Date.

“Sixty-Day Delinquency Rate” with respect to any Distribution Date on or after the Stepdown Date means a fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance for the Distribution Date of all Mortgage Loans 60 or more days delinquent as of the close of business on the last day of the calendar month preceding the Distribution Date (including Mortgage Loans in foreclosure, bankruptcy and REO Properties) and the denominator of which is the aggregate Stated Principal Balance for the Distribution Date of all Mortgage Loans.

“Stepdown Date” is the earlier to occur of:

(a) the Distribution Date following the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates is reduced to zero, and

(b) the later to occur of (x) the Distribution Date in December 2009 and (y) the first Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates (after calculating anticipated distributions on the Distribution Date) is less than or equal to 61.60% of the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date.

“Subordinate Class Principal Distribution Amount” for each class of Subordinate Certificates (other than the Class M-1, Class M-2 and Class M-3 Certificates) and Distribution Date means the excess of:

(1) the sum of:

(a) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account distribution of the Class 1-A Principal Distribution Amount and Class 2-A Principal Distribution Amount for the Distribution Date),

(b) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account distribution of the Combined Class M-1, M-2 and M-3 Principal Distribution Amount for the Distribution Date),

(c) the aggregate Certificate Principal Balance of any classes of Subordinate Certificates (other than the Class M-1, Class M-2 and Class M-3 Certificates) that are senior to the subject class (in each case, after taking into account distribution of the Subordinate Class Principal Distribution Amount(s) for the senior class(es) of Certificates for the Distribution Date), and

(d) the Certificate Principal Balance of the subject class of Subordinate Certificates immediately prior to the Distribution Date over

(2) the lesser of (a) the product of (x) 100% minus the Stepdown Target Subordination Percentage for the subject class of Certificates and (y) the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date and (b) the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date minus the OC Floor;

provided, however, that if a class of Subordinate Certificates is the only class of Subordinate Certificates outstanding on the Distribution Date, that class will be entitled to receive the entire remaining Principal Distribution Amount for Loan Group 1 and Loan Group 2 until the Certificate Principal Balance thereof is reduced to zero.

“Trigger Event” is in effect with respect to any Distribution Date on or after the Stepdown Date if a Delinquency Trigger Event is in effect with respect to that Distribution Date or a Cumulative Loss Trigger Event is in effect with respect to that Distribution Date.

“Unpaid Realized Loss Amount” means for any class of Certificates, (x) the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates minus (y) any increase in the Certificate Principal Balance of that class due to the allocation of Subsequent Recoveries to the Certificate Principal Balance of that class.

Deposits to the Certificate Account

The Master Servicer will establish and initially maintain a certificate account (the “Certificate Account”) for the benefit of the Trustee on behalf of the certificateholders. The Master Servicer will initially establish the Certificate Account at Countrywide Bank, N.A., which is an affiliate of the Master Servicer. On a daily basis within two Business Days after receipt, the Master Servicer will deposit or cause to be deposited into the Certificate Account the following payments and collections received by it in respect to the Mortgage Loans after the Cut-off Date (other than any scheduled principal due on or prior to the Cut-off Date and any interest accruing prior to the Cut-off Date):

(1) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans,

(2) all payments on account of interest (other than interest accruing on the Mortgage Loans prior to the Cut-off Date) on the Mortgage Loans, net of the related Master Servicing Fees on the Mortgage Loans and net of Prepayment Interest Excess,

(3) all Insurance Proceeds (including proceeds from the Mortgage Insurance Policies), Liquidation Proceeds and Subsequent Recoveries,

(4) all payments made by the Master Servicer in respect of Compensating Interest,

(5) all payments made by a Seller in connection with the repurchase of any Mortgage Loan due to the breach of certain representations, warranties or covenants by the Seller that obligates the Seller to repurchase the Mortgage Loan in accordance with the Pooling and Servicing Agreement,

(6) all payments made by the Master Servicer in connection with the purchase of any Mortgage Loans which are 150 days delinquent in accordance with the Pooling and Servicing Agreement,

(7) all prepayment charges paid by a borrower in connection with the full or partial prepayment of the related Mortgage Loan,

(8) any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Certificate Account,

(9) any amounts required to be deposited by the Master Servicer with respect to any deductible clause in any blanket hazard insurance policy maintained by the Master Servicer in lieu of requiring each borrower to maintain a primary hazard insurance policy,

(10) all amounts required to be deposited in connection with shortfalls in the principal amount of Replacement Mortgage Loans, and

(11) all Advances.

On the Business Day prior to the Master Servicer Advance Date in each of December 2006, January 2007 and February 2007, Countrywide Home Loans will remit to the Master Servicer, and the Master Servicer will deposit in the Certificate Account, the Seller Shortfall Interest Requirement (if any) for the related Distribution Date. Prior to their deposit in the Collection Account, payments and collections on the Mortgage Loans will be commingled with payments and collections on other mortgage loans and other funds of the Master Servicer. For a discussion of the risks that arise from the commingling of payments and collections, see “Risk Factors — Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities” in the base prospectus.

Withdrawals from the Certificate Account

The Master Servicer may from time to time withdraw funds from the Certificate Account prior to the related Distribution Account Deposit Date for the following purposes:

(1) to pay to the Master Servicer the Master Servicing Fees on the Mortgage Loans to the extent not previously paid to or withheld by the Master Servicer (subject, in the case of Master Servicing Fees, to reduction as described above under “Servicing of the Mortgage Loans — Adjustment to Master Servicing Fee in Connection With Certain Prepaid Mortgage Loans”) and, as additional servicing compensation, assumption fees, late payment charges (excluding prepayment charges), net earnings on or investment income with respect to funds in or credited to the Certificate Account and the amount of Prepayment Interest Excess for the related Prepayment Period,

(2) to reimburse the Master Servicer and the Trustee for Advances, which right of reimbursement with respect to any Mortgage Loan pursuant to this clause (2) is limited to amounts received that represent late recoveries of payments of principal and/or interest on the related Mortgage Loan (or Insurance Proceeds, Liquidation Proceeds or Subsequent Recoveries with respect thereto) with respect to which the Advance was made,

(3) to reimburse the Master Servicer and the Trustee for any Advances previously made that the Master Servicer has determined to be nonrecoverable (and prior to the reimbursement, the Master Servicer will deliver to the Trustee an officer’s certificate indicating the amount of the nonrecoverable Advances and identifying the related Mortgage Loan(s), and their respective portions of the nonrecoverable Advances),

(4) to reimburse the Master Servicer from Insurance Proceeds for expenses incurred by the Master Servicer and covered by the related insurance policy,

(5) to pay to the Master Servicer any unpaid Master Servicing Fees and to reimburse it for any unreimbursed ordinary and necessary out-of-pocket costs and expenses incurred by the Master Servicer in the performance of its master servicing obligations including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) maintaining any required insurance policies (“Servicing Advances”), which right of reimbursement pursuant to this clause (5) is limited to amounts received representing late recoveries of the payments of these costs and expenses (or Liquidation Proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto),

(6) to pay to the applicable Seller or the Master Servicer, as applicable, with respect to each Mortgage Loan or Mortgaged Property acquired in respect thereof that has been purchased by that Seller or the Master Servicer from the issuing entity pursuant to the Pooling and Servicing Agreement, all amounts received thereon and not taken into account in determining the related Purchase Price of the purchased Mortgage Loan,

(7) after the transfer from the Certificate Account for deposit to the Distribution Account of the Interest Remittance Amount and the Principal Remittance Amount on the related Distribution Account Deposit Date, to reimburse the applicable Seller, the Master Servicer, the NIM Insurer or the Depositor for expenses incurred and reimbursable pursuant to the Pooling and Servicing Agreement,

(8) to withdraw any amount deposited in the Certificate Account and not required to be deposited therein, and

(9) to clear and terminate the Certificate Account upon termination of the Pooling and Servicing Agreement.

In addition, not later than 1:00 p.m. Pacific Time on the Business Day immediately preceding each Distribution Date (the “Distribution Account Deposit Date”), the Master Servicer will withdraw from the Certificate Account and remit to the Trustee the Prepayment Charges collected, the Interest Remittance Amount and the Principal Remittance Amount to the extent on deposit in the Certificate Account, and the Trustee will deposit the amount in the Distribution Account, as described below.

The Master Servicer is required to maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Certificate Account pursuant to clauses (1) through (6) above.

Deposits to the Distribution Account

The Trustee will establish and maintain a distribution account (the “Distribution Account”) on behalf of the certificateholders. The Trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

(1) the aggregate amount remitted by the Master Servicer to the Trustee,

(2) any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Distribution Account, and

(3) the amount, if any, remaining in the Pre-Funding Account (net of any investment income therefrom) on the Distribution Date immediately following the end of the Funding Period.

Withdrawals from the Distribution Account

The Trustee will withdraw funds from the Distribution Account for distribution to the certificateholders and remittances to the Swap Account and the Final Maturity Reserve Fund as described below under “— Distributions” and may from time to time make withdrawals from the Distribution Account:

(1) to pay the Trustee Fee to the Trustee,

(2) to pay to the Master Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account,

(3) to pay the Co-Trustee (for payment to the Mortgage Insurers), the Mortgage Insurance Premiums,

(4) to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the Master Servicer through delivery of a written notice to the Trustee describing the amounts deposited in error),

(5) to reimburse the Trustee for any unreimbursed Advances, such right of reimbursement being limited to (x) amounts received on the related Mortgage Loans in respect of which any such Advance was made and (y) amounts not otherwise reimbursed to the Trustee pursuant to clause (2) under

“—Withdrawals from the Certificate Account”,

(6) to reimburse the Trustee for any nonrecoverable Advance previously made by it, such right of reimbursement being limited to amounts not otherwise reimbursed to it pursuant to clause (4) under “—Withdrawals from the Certificate Account”, and

(7) to clear and terminate the Distribution Account upon the termination of the Pooling and Servicing Agreement.

There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

Prior to each Determination Date, the Master Servicer is required to provide the Trustee a report containing the data and information concerning the Mortgage Loans that is required by the Trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The Trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the Master Servicer in that report and will be permitted to conclusively rely on any information provided to it by the Master Servicer.

Investments of Amounts Held in Accounts

The Certificate Account, the Distribution Account and the Pre-Funding Account. All funds in the Certificate Account, the Distribution Account and the Pre-Funding Account will be invested in Permitted Investments at the direction of the Master Servicer. In the case of:

•
the Certificate Account and the Distribution Account, all income and gain net of any losses realized from the investment will be for the benefit of the Master Servicer as additional servicing compensation and will be remitted to it monthly as described herein; and

•
the Pre-Funding Account, all income and gain net of any losses realized from the investment will be for the benefit of Countrywide Home Loans and will be remitted to Countrywide Home Loans as described herein.

The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of the investments will be deposited by the Master Servicer in the Certificate Account or paid to the Trustee for deposit into the Distribution Account out of the Master Servicer’s own funds immediately as realized. The amount of any losses incurred in the Pre-Funding Account in respect of the investments will be paid by Countrywide Home Loans to the Trustee for deposit into the Pre-Funding Account out of Countrywide Home Loans’ own funds immediately as realized. The Trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account, the Distribution Account or the Pre-Funding Account and made in accordance with the Pooling and Servicing Agreement.

Carryover Reserve Fund and Credit Comeback Excess Account. Funds in the Carryover Reserve Fund and in the Credit Comeback Excess Account may be invested in Permitted Investments, at the written direction of the majority holder of the Class C Certificates.

If the Trustee does not receive written directions regarding investment, it will invest all funds in the Carryover Reserve Fund and the Credit Comeback Excess Account in Permitted Investments. Any net investment earnings will be paid pro rata to the holders of the class of Certificates entitled to direct the investments of the amounts, in accordance with their Percentage Interests. Any losses incurred in the Carryover Reserve Fund or the Credit Comeback Excess Account in respect of the investments will be charged against amounts on deposit in the Carryover Reserve Fund (or the investments) or Credit Comeback Excess Account (or the investments), as applicable, immediately as realized. The Trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Carryover Reserve Fund or Credit Comeback Excess Account and made in accordance with the Pooling and Servicing Agreement.

Swap Account. Funds in the Swap Account will not be invested.

Final Maturity Reserve Fund. The Final Maturity Reserve Fund will be an asset of a separate trust referred to herein as the reserve fund trust. Funds in the Final Maturity Reserve Fund may be invested in permitted investments at the direction of the holders of the Class C Certificates. If the Trustee, on behalf of the reserve fund trust, does not receive written directions regarding investment, it will invest all funds in the Final Maturity Reserve Fund in The Bank of New York cash reserves. Any net investment earnings will be retained in the Final Maturity Reserve Fund until withdrawn upon the termination of the pooling and servicing agreement. Any losses incurred in the Final Maturity Reserve Fund in respect of the investment will be charged against amounts on deposit in the Final Maturity Reserve Fund (or the investments) immediately as realized. The trustee, on behalf of the reserve fund trust, will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Final Maturity Reserve Fund and made in accordance with the pooling and servicing agreement.

The Swap Account

The Trustee, in its capacity as trustee of the swap trust, will establish and maintain a swap account (the “Swap Account”) on behalf of the holders of the Swap Certificates and the Swap Counterparty. With respect to each Distribution Date, the Trustee will deposit into the Swap Account any portion of the Interest Funds for Loan Group 1 and Loan Group 2 for that Distribution Date (and, if necessary, any portion of the Principal Remittance Amount for Loan Group 1 and Loan Group 2 for that Distribution Date) that are to be remitted to the Swap Contract Administrator for payment to the Swap Counterparty, as well as any amounts received from the Swap Contract Administrator in respect of the Swap Contract, each as described below under “— The Swap Contract”. With respect to each Distribution Date, following the deposits to the Swap Account described in the preceding sentence, the Trustee will make a corresponding withdrawal from the Swap Account for remittance to the Swap Contract Administrator or distribution to the holders of the Swap Certificates, as the case may be depending on whether a Net Swap Payment is due to the Swap Counterparty or from the Swap Counterparty, as described below under “— The Swap Contract”.

Fees and Expenses

The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Fees

Master Servicing Fee / Master Servicer	One-twelfth of the applicable Servicing Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (3)	Compensation	Collections with respect to each Mortgage Loan and any Liquidation Proceeds or Subsequent Recoveries	Monthly

Additional Servicing Compensation / Master Servicer	• Prepayment Interest Excess (4)	Compensation	Interest collections with respect to each Mortgage Loan	Time to time

	• All late payment fees, assumption fees and other similar charges (excluding prepayment charges)	Compensation	Payments made by obligors with respect to the Mortgage Loans	Time to time

	• All investment income earned on amounts on deposit in the Certificate Account and Distribution Account	Compensation	Investment income related to the Certificate Account and Distribution Account	Monthly

	• Excess Proceeds (5)	Compensation	Liquidation Proceeds and Subsequent Recoveries with respect to each liquidated Mortgage Loan	Time to time

Trustee Fee (the “Trustee Fee”) / Trustee
One-twelfth of the Trustee Fee Rate multiplied by the sum of (i) the aggregate Stated Principal Balance of the outstanding Mortgage Loans and (ii) any amounts remaining in the Pre-Funding Account (excluding any investment earnings thereon) (6)
		Compensation	Interest Remittance Amount	Monthly

Expenses

Net Swap Payments / Swap Counterparty	Net Swap Payments (7)	Expense	Interest Funds for Loan Group 1 and Loan Group 2 and, to the extent that Interest Funds are not sufficient, the Principal Remittance Amount for Loan Group 1 and Loan Group 2	Monthly

Swap Termination Payment / Swap Counterparty	The Swap Termination Payment to which the Swap Counterparty may be entitled in the event of an early termination of the Swap Contract	Expense	Interest Funds for Loan Group 1 and Loan Group 2 and, to the extent that Interest Funds are not sufficient, the Principal Remittance Amount for Loan Group 1 and Loan Group 2 (8)	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Mortgage Insurance Premiums / Mortgage Insurers	With respect to each Covered Mortgage Loan, one-twelfth of the applicable Mortgage Insurance Premium Rate for that Mortgage Loan multiplied by the Stated Principal Balance of that Mortgage Loan (9)	Expense	Interest collections on the related Mortgage Loan(s)	Monthly

Insurance premiums / Mortgage Insurance Providers	Insurance premium(s) for Mortgage Loan(s) covered by lender-paid mortgage insurance policies (other than the Mortgage Insurance Policies)	Expense	Interest collections on the related Mortgage Loan(s)	Monthly

Insurance expenses / Master Servicer	Expenses incurred by the Master Servicer	Reimbursement of Expenses	To the extent the expenses are covered by an insurance policy with respect to the Mortgage Loan	Time to time

Servicing Advances / Master Servicer	To the extent of funds available, the amount of any Servicing Advances.	Reimbursement of Expenses
With respect to each Mortgage Loan, late recoveries of the payments of the costs and expenses, Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan (10)
Time to time

Indemnification expenses / the Sellers, the Master Servicer, the NIM Insurer and the Depositor	Amounts for which the Sellers, the Master Servicer, the NIM Insurer and Depositor are entitled to indemnification (11)	Indemnification	Amounts on deposit on the Certificate Account on any Distribution Account Deposit Date, following the transfer to the Distribution Account	Monthly

(1)
If the Trustee succeeds to the position of Master Servicer, it will be entitled to receive the same fees and expenses of the Master Servicer described in this free writing prospectus. Any change to the fees and expenses described in this free writing prospectus would require an amendment to the Pooling and Servicing Agreement.

(2)
Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Master Servicer in the case of amounts owed to the Master Servicer) prior to distributions on the Certificates.

(3)
The Servicing Fee Rate for each Mortgage Loan in Loan Group 1 and each credit-blemished Mortgage Loan in Loan Group 2 will equal 0.50% per annum. The Servicing Fee Rate for each other Mortgage Loan in Loan Group 2 will be a per annum rate and will vary depending on the type of Mortgage Loan and whether the Mortgage Loan has had its first Adjustment Date, as shown in the table under “Servicing of the Mortgage Loans— Servicing Compensation and Payment of Expenses”. The weighted average Servicing Fee Rate for all of the Statistical Calculation Pool Mortgage Loans in Loan Group 2 is 0.471% per annum before the respective initial Adjustment Dates (if any) and is 0.480% per annum on and after the respective initial Adjustment Dates (if any). The amount of the monthly Master Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full, as described in this free writing prospectus under “Servicing of the Mortgage Loans — Adjustment to Master Servicing Fee in Connection With Certain Prepaid Mortgage Loans”.

(4)	Prepayment Interest Excess is described above in this free writing prospectus under “Servicing of the Mortgage Loans — Servicing Compensation and Payment of Expenses”.

(5)	Excess Proceeds is described above in this free writing prospectus under “— Glossary of Terms — General Definitions”.

(6)	The Trustee Fee Rate will equal 0.009% per annum.

(7)	The amount of any Net Swap Payment due to the Swap Counterparty with respect to any Distribution Date will be calculated as described under “Description of the Certificates — The Swap Contract”.

(8)	Any Swap Termination Payment due to a Swap Counterparty Trigger Event will only be payable from excess cashflow as described under “Description of the Certificates — Overcollateralization Provisions”.

(9)
The weighted average Mortgage Insurance Premium Rate for each of the Covered Mortgage Loans under the United Guaranty Mortgage Insurance Policy is 2.01% per annum and the weighted average Mortgage Insurance Premium Rate for each of the Covered Mortgage Loans under the MGIC Mortgage Insurance Policy is 1.11% per annum.

(10)
Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(11)	Each of the Sellers, the Master Servicer, the NIM Insurer and the Depositor are entitled to indemnification of certain expenses.

Distributions

General. Distributions on the Certificates will be made by the Trustee on each Distribution Date to the persons in whose names the Certificates are registered at the close of business on the Record Date.

Distributions will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register or, in the case of any certificateholder that holds 100% of a class of Certificates or who holds a class of Certificates with an aggregate initial Certificate Principal Balance of $1,000,000 or more and that has so notified the Trustee in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the Corporate Trust Office of the Trustee. On each Distribution Date, a holder of a Certificate will receive its Percentage Interest of the amounts required to be distributed with respect to the applicable class of Certificates.

On each Distribution Date, the Trustee will withdraw all prepayment charges in the Distribution Account and distribute them to the Class P Certificates.

Distributions of Interest. On each Distribution Date, the interest distributable with respect to the interest-bearing certificates is the interest which has accrued on the Certificate Principal Balance thereof immediately prior to that Distribution Date at the Pass-Through Rate during the applicable Accrual Period, and in the case of the Senior Certificates, any Interest Carry Forward Amount. For each class of Subordinate Certificates, any Interest Carry Forward Amount will be payable only from excess cashflow (if any) as and to the extent described under

“— Overcollateralization Provisions”.

All calculations of interest on the Adjustable Rate Certificates will be made on the basis of a 360-day year and the actual number of days elapsed in the applicable Accrual Period.

The Pass-Through Rates for the Adjustable Rate Certificates are variable rates that may change from Distribution Date to Distribution Date and are subject to increase after the Optional Termination Date. On each Distribution Date, the Pass-Through Rate for each class of Adjustable Rate Certificates will be subject to the applicable Net Rate Cap. See the related definitions in “— Glossary of Terms — Definitions related to Interest Calculations and Distributions” for a more detailed understanding as to how the Net Rate Cap is calculated, and applied to the Pass-Through Rate.

If on any Distribution Date, the Pass-Through Rate for a class of Adjustable Rate Certificates is based on the applicable Net Rate Cap, each holder of the applicable Certificates will be entitled to receive the resulting shortfall only from remaining excess cashflow (if any) to the extent described in this free writing prospectus under “— Overcollateralization Provisions”, and from payments (if any) allocated to the issuing entity in respect of the Swap Contract that are available for that purpose.

On each Distribution Date, the Interest Funds for that Distribution Date are required to be distributed in the following order, until those Interest Funds have been fully distributed:

(1) from the Interest Funds for both Loan Groups, pro rata based on the Interest Funds for each such Loan Group, to the Final Maturity Reserve Fund, the Required Final Maturity Deposit,

(2) from the Interest Funds for both Loan Groups, pro rata based on the Interest Funds for each such Loan Group, to the Swap Account, the amount of any Net Swap Payment and any Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) payable to the Swap Counterparty with respect to such Distribution Date;

(3) concurrently:

(a) from the Interest Funds for Loan Group 1, to the Class 1-A Certificates, the Current Interest and Interest Carry Forward Amount for that class, and

(b) from the Interest Funds for Loan Group 2, concurrently to each class of Class 2-A Certificates, the Current Interest and Interest Carry Forward Amount for each such class, pro rata based on their respective entitlements,

(4) from the remaining Interest Funds for both Loan Groups, concurrently to each class of Class A Certificates, any remaining Current Interest and Interest Carry Forward Amount not paid pursuant to clauses 3(a) and 3(b) above, pro rata based on the Certificate Principal Balances thereof, to the extent needed to pay any Current Interest and Interest Carry Forward Amount for each such class. Interest Funds remaining after such allocation to pay any Current Interest and Interest Carry Forward Amount based on the Certificate Principal Balances of the Certificates will be distributed to each class of Class A Certificates with respect to which there remains any unpaid Current Interest and Interest Carry Forward Amount (after the distribution based on Certificate Principal Balances), pro rata based on the amount of such remaining unpaid Current Interest and Interest Carry Forward Amount,

(5) from the remaining Interest Funds for both Loan Groups, sequentially:

(a)  sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, the Current Interest for that class, and

(b) any remainder as part of the Excess Cashflow to be allocated as described under “—Overcollateralization Provisions” below.

Distributions of Principal. The manner of distributing principal among the classes of Certificates will differ depending upon whether a Distribution Date occurs on or after the Stepdown Date and, on or after that date, whether a Trigger Event is in effect. Prior to the Stepdown Date or if a Trigger Event is in effect, all amounts distributable as principal on a Distribution Date will be allocated first to the related Senior Certificates, until those Senior Certificates are paid in full, before any distributions of principal are made on the Subordinate Certificates.

On any Distribution Date on or after the Stepdown Date and so long as no Trigger Event is in effect, instead of allocating all amounts distributable as principal on the Certificates to the Senior Certificates until those Senior Certificates are paid in full, a portion of those amounts distributable as principal will be allocated to the Subordinate Certificates. The amount allocated to each class of Certificates on or after the Stepdown Date and so long as no Trigger Event is in effect will be based on the targeted level of overcollateralization and subordination for each class of Certificates. After the Stepdown Date, if a Trigger Event is in effect, the priority of principal payments will revert to the distribution priority prior to the Stepdown Date. The amount to be distributed as principal on each Distribution Date are described in more detail under “— Glossary of Terms — Definitions related to Principal Calculations and Distributions” in this free writing prospectus.

On each Distribution Date, the Principal Distribution Amount for each of Loan Group 1 and Loan Group 2 is required to be distributed as follows until such Principal Distribution Amount has been fully distributed (with the Principal Distribution Amount exclusive of the portion thereof consisting of the Extra Principal Distribution Amount being applied first and the Extra Principal Distribution Amount being applied thereafter):

(1) For each Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, sequentially:

(A)  concurrently:

(i) from the Principal Distribution Amount for Loan Group 1, sequentially:

(a) to the Class 1-A Certificates, until the Certificate Principal Balance thereof is reduced to zero, and

(b) to the classes of Class 2-A Certificates (after the distribution of the Principal Distribution Amount from Loan Group 2 as provided in clause (1)(A)(ii)(a) below), in the order set forth in clause (3) below, until the Certificate Principal Balances thereof are reduced to zero,

(ii) from the Principal Distribution Amount for Loan Group 2, sequentially:

(a) to the classes of Class 2-A Certificates, in the order set forth in clause (3) below, until the Certificate Principal Balances thereof are reduced to zero, and

(b) to the Class 1-A Certificates (after the distribution of the Principal Distribution Amount from Loan Group 1 as provided in clause (1)(A)(i)(a) above), until the Certificate Principal Balance thereof is reduced to zero,

(B)  from the remaining Principal Distribution Amounts for both Loan Groups, sequentially:

(i) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero, and

(ii) any remainder as part of the Excess Cashflow to be allocated as described under “—Overcollateralization Provisions” below.

(2) For each Distribution Date on or after the Stepdown Date and so long as a Trigger Event is not in effect, from the Principal Distribution Amounts for both Loan Groups, sequentially:

(A)  concurrently:

(i) from the Principal Distribution Amount for Loan Group 1, in an amount up to the Class 1-A Principal Distribution Amount, sequentially:

(a) to the Class 1-A Certificates, until the Certificate Principal Balance thereof is reduced to zero, and

(b) to the classes of Class 2-A Certificates (after the distribution of the Principal Distribution Amount from Loan Group 2 as provided in clause (2)(A)(ii)(a) below), in the order set forth in clause (3) below, until the Certificate Principal Balances thereof are reduced to zero,

(ii) from the Principal Distribution Amount for Loan Group 2, in an amount up to the Class 2-A Principal Distribution Amount, sequentially:

(a) to the classes of Class 2-A Certificates, in the order set forth in clause (3) below, until the Certificate Principal Balances thereof are reduced to zero, and

(b) to the Class 1-A Certificates (after the distribution of the Principal Distribution Amount from Loan Group 1 as provided in clause (2)(A)(i)(a) above), until the Certificate Principal Balance thereof is reduced to zero,

(B)  from the remaining Principal Distribution Amounts for Loan Group 1 and Loan Group 2, sequentially:

(i) sequentially, to the Class M-1, Class M-2 and Class M-3 Certificates, in that order, the Combined Class M-1, M-2 and M-3 Principal Distribution Amount, until the Certificate Principal Balances thereof are reduced to zero,

(ii) sequentially, to the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, the Subordinate Class Principal Distribution Amount for that class, in each case until the Certificate Principal Balance thereof is reduced to zero, and

(iii)  any remainder as part of the Excess Cashflow to be allocated as described under “—Overcollateralization Provisions” below.

(3) On each Distribution Date on which any principal amounts are to be distributed to the Class 2-A Certificates, those amounts will be distributed, sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until the Certificate Principal Balance thereof is reduced to zero.

Residual Certificates. The Class A-R Certificates do not bear interest. The Class A-R Certificates will receive a distribution of $100 of principal on the first Distribution Date, after which their Certificate Principal Balance will equal zero. The $100 will be withdrawn from a reserve account established by the Trustee and funded by the Depositor on the Closing Date for the purposes of making distributions on the Class A-R and Class P Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity will exist. In addition to the distribution of principal on the first Distribution Date, on each Distribution Date, the holders of the Class A-R Certificates, as provided in the Pooling and Servicing Agreement, will be entitled to receive any available funds remaining after payment of interest and principal on the Senior Certificates and on the Subordinate Certificates (as described above) and payments to the Swap Counterparty (each as described above) and the Class C Certificates (as provided in the Pooling and Servicing Agreement). It is not anticipated that there will be any significant amounts remaining for distribution to the Class A-R Certificates.

Overcollateralization Provisions

On the Closing Date, it is expected that the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount will exceed the initial aggregate Certificate Principal Balance of the Adjustable Rate Certificates by approximately $19,250,000, which is approximately 1.75% of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount.

The amount of overcollateralization is equal to the initial level of overcollateralization required by the Pooling and Servicing Agreement. The weighted average Adjusted Net Mortgage Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the Adjustable Rate Certificates. As a result, interest collections on the Mortgage Loans are expected to be generated in excess of the amount of interest payable to the holders of the Adjustable Rate Certificates and the related fees and expenses payable by the issuing entity. Any interest payments received in respect of the Mortgage Loans in a Loan Group or Loan Groups in excess of the amount that is needed to pay interest on the related Certificates and the issuing entity’s expenses related to that Loan Group (including any Net Swap Payments that may be payable to the Swap Counterparty) will be used to reduce the total Certificate Principal Balance of the Certificates, until the required level of overcollateralization has been maintained or restored. The excess cashflow, if any, will be applied on each Distribution Date as a payment of principal on the class or classes of Certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described. Thereafter, any remaining excess cashflow will be allocated to pay Net Rate Carryover and Unpaid Realized Loss Amounts in the priorities described below.

The “Excess Cashflow” with respect to any Distribution Date is the sum of (i) the amounts remaining as set forth in clause (5)(b) in “—Distributions — Distributions of Interest” and clause (1)(B)(ii) or (2)(B)(iii), as applicable, in “— Distributions — Distributions of Principal” and (ii) the Overcollateralization Reduction Amount for that Distribution Date, if any.

With respect to any Distribution Date, any Excess Cashflow and, in the case of clauses 1 and 2 below and in the case of the payment of Unpaid Realized Loss Amounts pursuant to clause 3 below, any amounts in the Credit Comeback Excess Account and available for such Distribution Date (“Credit Comeback Excess Cashflow”), will be paid to the classes of Certificates in the following order, in each case first to the extent of the remaining Credit Comeback Excess Cashflow, if applicable, and second to the extent of the remaining Excess Cashflow:

1.
to the class or classes of Adjustable Rate Certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Extra Principal Distribution Amount for Loan Group 1 and Loan Group 2, payable to those holders as part of the related Principal Distribution Amount as described under “—Distributions—Distributions of Principal” above;

2.
concurrently, to each class of Class A Certificates, pro rata based on the Unpaid Realized Loss Amounts for those classes, in each case in an amount equal to the Unpaid Realized Loss Amount for the class;

3.
sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case, first in an amount equal to any Interest Carry Forward Amount for that class, and second in an amount equal to any Unpaid Realized Loss Amount for that class;

4.
to each class of Adjustable Rate Certificates, pro rata based on the Certificate Principal Balances thereof, to the extent needed to pay any Net Rate Carryover for each such class; provided that any Excess Cashflow remaining after the allocation to pay Net Rate Carryover based on the Certificate Principal Balances of those Certificates will be distributed to each class of Adjustable Rate Certificates with respect to which there remains any unpaid Net Rate Carryover (after the distribution based on Certificate Principal Balances), pro rata, based on the amount of the unpaid Net Rate Carryover;

5.	to the Carryover Reserve Fund, in an amount equal to the Required Carryover Reserve Fund Deposit (after giving effect to other deposits and withdrawals therefrom on the Distribution Date);

6.
if and for so long as the Final Maturity OC Trigger is in effect, sequentially, in the following order: (i) to the classes of Class A Certificates, pro rata, based on the Class 1-A Principal Distribution Amount (in the case of clause (x)) and the Class 2-A Principal Distribution Amount (in the case of clause (y)), concurrently (x) to the Class 1-A Certificates, until the Certificate Principal Balance thereof is reduced to zero, and (y) sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero; provided, however, that any amounts remaining after such allocation based on the Class 1-A Principal Distribution Amount and the Class 2-A Principal Distribution Amount will be distributed to the outstanding Class 1-A Certificates or the outstanding classes of Class 2-A Certificates, as the case may be, pursuant to clause (x) or clause (y), as the case may be; and (ii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero;

7.	to the Swap Account, in an amount equal to any Swap Termination Payment due to the Swap Counterparty as a result of a Swap Counterparty Trigger Event; and

8.	to the Class C and Class A-R Certificates, in each case in the amounts specified in the Pooling and Servicing Agreement.

Following the distributions pursuant to the preceding paragraph, the Trustee will make certain distributions from the Swap Account, as described in further detail below under “ — The Swap Contract”.

The Swap Contract

Countrywide Home Loans has entered into an interest rate swap transaction with Bear Stearns Capital Markets Inc., as evidenced by a confirmation between Countrywide Home Loans and the Swap Counterparty. On the Closing Date, pursuant to a “Swap Contract Assignment Agreement,” Countrywide Home Loans will assign its rights under the Swap Contract to The Bank of New York, as swap contract administrator (in such capacity, the “Swap Contract Administrator”), and Bear Stearns Capital Markets Inc. will assign its rights under the Swap Contract to Bear Stearns Financial Products Inc. (the “Swap Counterparty”) and the Swap Contract Administrator and the Swap Counterparty will enter into a new confirmation to evidence the interest rate swap transaction (the “Swap Contract”). Pursuant to the Swap Contract, the terms of a 1992 ISDA Master Agreement (Multicurrency - Cross Border), Schedule and Credit Support Annex were incorporated into the Swap Contract, as if the ISDA Master Agreement, Schedule and Credit Support Annex had been executed by Swap Contract Administrator and the Swap Counterparty on the date that the Swap Contract was executed. The Swap Contract is subject to certain ISDA definitions. Countrywide Home Loans, the Swap Contract Administrator and the Trustee (acting as trustee of the swap trust) will enter into a swap contract administration agreement (the “Swap Contract Administration Agreement”) pursuant to which the Swap Contract Administrator will allocate any payments received under the Swap Contract between the Trustee (acting as trustee of the swap trust) and Countrywide Home Loans as described below and pursuant to which the Swap Contract Administrator will remit to the Swap Counterparty any funds received from the Trustee (acting as trustee of the swap trust) for payment to the Swap Counterparty.

With respect to any Distribution Date on or prior to the Swap Contract Termination Date, the amount payable by the Swap Contract Administrator to the Swap Counterparty under the Swap Contract will equal the product of:

(i) a fixed rate of 5.20% per annum,

(ii) the lesser of (a) the Swap Contract Notional Balance for the Distribution Date and (b) the aggregate Certificate Principal Balance of the Swap Certificates immediately prior to such Distribution Date, and

(iii) the number of days in the related calculation period (calculated on the basis of a 360-day year of twelve 30-day months), divided by 360.

With respect to any Distribution Date on or prior to the Swap Contract Termination Date, the amount payable by the Swap Counterparty to the Swap Contract Administrator under the Swap Contract will equal the product of:

(i) One-Month LIBOR (as determined by the Swap Counterparty),

(ii) the lesser of (a) the Swap Contract Notional Balance for the Distribution Date and (b) the aggregate Certificate Principal Balance of the Swap Certificates immediately prior to such Distribution Date, and

(iii) the actual number of days in the related calculation period, divided by 360.

With respect to any Distribution Date, the Swap Contract Administrator or the Swap Counterparty, as the case may be, will only be required to make a “Net Swap Payment” to the other party that is equal to the excess of the payment that it is obligated to make to the other party as described in the two preceding paragraphs over the payment that it is entitled to receive from that other party as described in the two preceding paragraphs. Any Net Swap Payment owed by the Swap Counterparty with respect to any Distribution Date will be payable on the business day preceding such Distribution Date, while any Net Swap Payment owed to the Swap Counterparty with respect to any Distribution Date will be payable on such Distribution Date.

If a Net Swap Payment and/or a Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) is payable to the Swap Counterparty with respect to any Distribution Date, the Trustee will deduct from Interest Funds for Loan Group 1 and Loan Group 2 the amount of such Net Swap Payment or Swap Termination Payment as described under clause (1) under “— Distributions — Distributions of Interest” above (and to the extent that Interest Funds for Loan Group 1 and Loan Group 2 are insufficient, the Trustee will deduct from the Principal Remittance Amount for Loan Group 1 and Loan Group 2, pro rata on the basis of the respective Principal Remittance Amounts, any additional amounts necessary to make such Net Swap Payment and/or Swap Termination Payment due to the Swap Counterparty) and deposit the amount of such Net Swap Payment or Swap Termination Payment in the Swap Account maintained on behalf of the swap trust.

In the event that a Swap Termination Payment due to a Swap Counterparty Trigger Event is payable to the Swap Counterparty with respect to any Distribution Date, the Trustee will deduct from Excess Cashflow the amount of such Swap Termination Payment as described under clause (6) under “— Overcollateralization Provisions —Excess Cashflow” above and remit such amount to the Swap Account maintained on behalf of the swap trust.

In the event that a Net Swap Payment is payable from the Swap Counterparty with respect to any Distribution Date, the Swap Contract Administrator will remit to the Trustee on behalf of the swap trust and for deposit into the Swap Account an amount equal to the sum of (a) any Current Interest and Interest Carry Forward Amounts with respect to the Swap Certificates, (b) any Net Rate Carryover with respect to the Swap Certificates and (c) any Unpaid Realized Loss Amounts with respect to the Swap Certificates, in each case that remain unpaid following distribution of the Interest Funds for Loan Group 1 and Loan Group 2 and the Excess Cashflow and Credit Comeback Excess Cashflow for the Distribution Date, as well as (d) any remaining Overcollateralization Deficiency Amount that remains following distribution of the Interest Funds for Loan Group 1 and Loan Group 2 and the Excess Cashflow and Credit Comeback Excess Cashflow for the Distribution Date. Any portion of any Net Swap Payment not remitted by the Swap Contract Administrator to the Trustee (acting as trustee of the swap trust) with respect to any Distribution Date will be remitted to Countrywide Home Loans and will not be available to make distributions in respect of any class of Certificates.

If the Swap Contract is terminated, Countrywide Home Loans will be required to assist the Swap Contract Administrator in procuring a replacement swap contract with terms approximating those of the original Swap Contract. In the event that a Swap Termination Payment was payable by the Swap Counterparty in connection with the termination of the original Swap Contract, that Swap Termination Payment will be used to pay any upfront amount in connection with the replacement swap contract, and any remaining portion of that Swap Termination Payment will be distributed to Countrywide Home Loans and will not be available for distribution on any class of Certificates. In the event that the swap counterparty in respect of a replacement swap contract pays any upfront amount to the Swap Contract Administrator in connection with entering into the replacement swap contract, if that upfront amount is received prior to the Distribution Date on which the Swap Termination Payment is due to the Swap Counterparty under the original Swap Contract, a portion of that upfront amount equal to the lesser of (x) that upfront amount and (y) the amount of the Swap Termination Payment due to the Swap Counterparty under the original Swap Contract (the “Adjusted Replacement Upfront Amount”) will be included in the Interest Funds for Loan Group 1 and Loan Group 2 on that Distribution Date, to be allocated between Loan Group 1 and Loan Group 2 pro rata based on their respective Interest Funds for that Distribution Date, and any upfront amount paid by the replacement swap counterparty in excess of the Adjusted Replacement Upfront Amount will be distributed to Countrywide Home Loans, Inc. If that upfront amount is received after the Distribution Date on which the Swap Termination Payment was due to the Swap Counterparty under the original Swap Contract, or in the event that the Swap Contract is terminated and no replacement swap contract can be procured on terms approximating those of the original Swap Contract and a Swap Termination Payment was payable by the Swap Counterparty, that upfront amount or Swap Termination Payment payable by the Swap Counterparty, as the case may be, will be retained by the Swap Contract Administrator and remitted to the Trustee on behalf of the swap trust on subsequent Distribution Dates up to and including the Swap Contract Termination Date to cover the amounts described in clauses (a), (b), (c) and (d) of the preceding paragraph. Following the Swap Contract Termination Date, any remainder of an upfront amount paid by a replacement swap counterparty, or of a Swap Termination Payment paid by a Swap Counterparty, will be distributed to Countrywide Home Loans and will not be available to make distributions in respect of any class of Certificates.

Following the distributions of Excess Cashflow and Credit Comeback Excess Cashflow as described under “ — Overcollateralization Provisions —Excess Cashflow”, the Trustee, acting on behalf of the swap trust, shall distribute all amounts on deposit in the Swap Account in the following order:

(1) to the Swap Contract Administrator for payment to the Swap Counterparty, any Net Swap Payment payable to the Swap Counterparty with respect to such Distribution Date;

(2) to the Swap Contract Administrator for payment to the Swap Counterparty, any Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) payable to the Swap Counterparty with respect to such Distribution Date;

(3) concurrently to each class of Class A Certificates, any remaining Current Interest and Interest Carry Forward Amount, pro rata based on their respective entitlements;

(4) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case in an amount equal to any remaining Current Interest and Interest Carry Forward Amount for the class;

(5) to the class or classes of Adjustable Rate Certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Overcollateralization Deficiency Amount remaining unpaid following the distribution of Excess Cashflow and Credit Comeback Excess Cashflow as described above under “ — Overcollateralization Provisions” payable to such holders of each such class in the same manner in which the Extra Principal Distribution Amount in respect of Loan Group 1 and Loan Group 2 would be distributed to such classes as described under “ — Overcollateralization Provisions — Excess Cashflow” above;

(6) concurrently, to each class of Adjustable Rate Certificates, to the extent needed to pay any remaining Net Rate Carryover for each such class, pro rata, based on the amount of such remaining Net Rate Carryover;

(7) concurrently, to each class of Class A Certificates, pro rata based on the remaining Unpaid Realized Loss Amounts for those classes, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for the class;

(8) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for the class; and

(9) to the Swap Contract Administrator for payment to the Swap Counterparty, only to the extent necessary to cover any Swap Termination Payment due to a Swap Counterparty Trigger Event payable to the Swap Counterparty with respect to such Distribution Date.

The “Swap Contract Notional Balance” for each Distribution Date is as described in the following table. In addition, the Distribution Date occurring in the latest calendar month listed in the following table is the date through which the Swap Contract is scheduled to remain in effect and is referred to as the “Swap Contract Termination Date” for the Swap Contract.

Month of Distribution Date	Swap Contract Notional Balance ($)
December 2006	1,060,400,000
January 2007	1,050,661,134
February 2007	1,039,718,517
March 2007	1,027,584,980
April 2007	1,014,277,860
May 2007	999,819,013
June 2007	984,231,222
July 2007	967,919,520
August 2007	950,550,662
September 2007	932,536,144
October 2007	913,609,563
November 2007	893,635,844
December 2007	610,869,652
January 2008	595,881,952
February 2008	580,343,104
March 2008	564,297,752
April 2008	547,792,629
May 2008	531,097,110
June 2008	514,278,721
July 2008	498,042,714
August 2008	482,370,128
September 2008	467,242,639
October 2008	452,642,537
November 2008	438,552,705
December 2008	386,097,868
January 2009	366,500,828
February 2009	348,046,652
March 2009	330,668,849
April 2009	314,304,943
May 2009	298,896,240
June 2009	289,320,858
July 2009	280,104,278
August 2009	271,234,695
September 2009	262,700,712
October 2009	254,491,326
November 2009	246,293,534
December 2009	168,266,295
January 2010	165,720,830
February 2010	163,058,674
March 2010	160,950,984
April 2010	158,930,614
May 2010	156,553,149
June 2010	154,269,160
July 2010	151,972,537
August 2010	149,755,108
September 2010	147,503,244
October 2010	145,319,402
November 2010	143,328,585
December 2010	141,255,696
January 2011	139,374,885
February 2011	137,357,745
March 2011	135,713,826
April 2011	134,105,727
May 2011	132,214,605
June 2011	130,421,023
July 2011	128,641,624
August 2011	126,955,519
September 2011	125,286,257
October 2011	123,630,174
November 2011	121,689,840

A “Swap Termination Payment” is a termination payment required to be made by either the Swap Contract Administrator or the Swap Counterparty pursuant to the Swap Contract as a result of an early termination of the Swap Contract.

The Swap Contract will be subject to early termination by the Swap Contract Administrator if at any time an “event of default” under the Swap Contract occurs and is continuing with respect to the Swap Counterparty (or any related guarantor, if applicable), in each case in accordance with the provisions of the Swap Contract. Events of default with respect to the Swap Counterparty (or any related guarantor, if applicable) include the following:

1. a failure to make a payment due under the Swap Contract, if such failure is not remedied on or before the third business day after notice of such failure is received,

2. a failure to comply with or perform any non-payment agreement or obligation to be complied with or performed in accordance with the Swap Contract, if such failure is not remedied on or before the thirtieth day after notice of such failure is received,

3. if the credit rating of the Swap Counterparty falls below a required ratings threshold level established by Moody’s and specified in the Swap Contract for 30 or more business days, a failure to post any collateral required if such failure is not remedied on or before the third business day after notice of such failure is received and certain other events involving the termination or repudiation of the Credit Support Annex prior to the satisfaction of all obligations under the Swap Contract,

4. a breach of certain representations of the Swap Counterparty in the Swap Contract,

5. (i) the occurrence or existence of a default, event of default or other similar condition or event in respect of the Swap Counterparty under one or more agreements or instruments relating to indebtedness in an aggregate amount of not less than USD 100,000,000.00 which has resulted in the acceleration or potential acceleration of such indebtedness or (ii) a default by the Swap Counterparty under such agreement or instrument in making one or more payments on the due date thereof in an aggregate amount of not less than USD 100,000,000.00 (after giving effect to any applicable notice requirement or grace period),

6. certain insolvency or bankruptcy events, and

7. a merger by the Swap Counterparty without an assumption of its obligations under the Swap Contract.

The Swap Contract will be subject to early termination by the Swap Counterparty if at any time an “event of default” under the Swap Contract occurs and is continuing with respect to the Swap Contract Administrator, in each case in accordance with the provisions of the Swap Contract. Events of default with respect to the Swap Contract Administrator include the following:

1. a failure to make a payment due under the Swap Contract, if such failure is not remedied on or before the third business day after notice of such failure is received,

2. if the Swap Counterparty is required to post collateral under the Swap Contract, a failure by the Swap Contract Administrator to return any collateral required to be returned under the Credit Support Annex if such failure is not remedied on or before the second business day after notice of such failure is received,

3. certain insolvency or bankruptcy events, and

4. a merger by the Swap Contract Administrator without an assumption of its obligations under the Swap Contract.

The Swap Contract will also be subject to early termination by either the Swap Counterparty or the Swap Contract Administrator (or, in some cases, by both parties) if at any time a “termination event” under the Swap Contract occurs and is continuing with respect to either party or both parties, in each case in accordance with the provisions of the Swap Contract. Termination events include the following:

1. illegality (which generally relates to changes in law causing it to become unlawful for either party (or any related guarantor, in the case of the Swap Counterparty) to perform its obligations under the Swap Contract or guaranty, as applicable),

2. a tax event (which generally relates to either party receiving a payment under the Swap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax), and

3. a tax event upon merger (which generally relates to either party receiving a payment under the Swap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax, in each case, resulting from a merger).

Finally, the Swap Contract will also be subject to early termination by the party indicated below if at any time an “additional termination event” under the Swap Contract occurs and is continuing with respect to the other party, in each case in accordance with the provisions of the Swap Contract:

1. by the Swap Counterparty, in the event of an amendment to the Pooling and Servicing Agreement that could reasonably be expected to have a material adverse effect on the Swap Counterparty without the prior written consent of the Swap Counterparty where such consent is required under the Pooling and Servicing Agreement,

2. by the Swap Counterparty, in the event that an Applied Realized Loss Amount is applied to reduce the Certificate Principal Balance of any class of Class A Certificates,

3. by the Swap Contract Administrator, in the event that (i) the credit rating of the Swap Counterparty (or any related guarantor) falls below an initial threshold level or a second, lower threshold level, each established by Moody’s and S&P and specified in the Swap Contract and (ii) the Swap Counterparty fails to take the actions required under the Swap Contract, which in some cases includes posting collateral under the Credit Support Annex, and

4. by the Swap Contract Administrator, in the event of a failure by the Swap Counterparty to deliver any information, report, certification or accountants’ consent when and as required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1115(b)(1) or (b)(2) of Regulation AB with respect to certain reporting obligations of the Depositor with respect to the issuing entity, which continues unremedied for the time period provided in the Swap Contract, and the Swap Counterparty fails to transfer the Swap Contract at its sole cost and expense, in whole, but not in part, to a replacement counterparty that, (i) has agreed to deliver any information, report, certification or accountants’ consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the Depositor and the issuing entity, (ii) satisfies any rating thresholds set forth in the Swap Contract, and (iii) is approved by the Depositor (which approval shall not be unreasonably withheld) and any Rating Agency, if applicable.

A “Swap Counterparty Trigger Event” means an event of default under the Swap Contract with respect to which the Swap Counterparty is the sole defaulting party or a termination event under the Swap Contract (other than illegality or a tax event) with respect to which the Swap Counterparty is the sole affected party.

The significance percentage for the Swap Contract is less than 10%. The “significance percentage” for the Swap Contract is the percentage that the significance estimate of the Swap Contract represents of the aggregate Certificate Principal Balance of the Swap Certificates. The “significance estimate” of the Swap Contract is determined based on a reasonable good-faith estimate of the maximum probable exposure of the Swap Contract, made in substantially the same manner as that used in Countrywide Home Loans’ internal risk management process in respect of similar instruments.

The Certificates do not represent an obligation of the Swap Counterparty or the Swap Contract Administrator. The holders of the Certificates are not parties to or beneficiaries under the Swap Contract or the Swap Contract Administration Agreement and will not have any right to proceed directly against the Swap Counterparty in respect of its obligations under the Swap Contract or against the Swap Contract Administrator in respect of its obligations under the Swap Contract Administration Agreement.

The Swap Contract, the Swap Contract Assignment Agreement and the Swap Contract Administration Agreement will each be filed with the SEC as an exhibit to a Current Report on Form 8-K after the Closing Date.

Calculation of One-Month LIBOR

On the second LIBOR Business Day preceding the commencement of each Accrual Period for the Adjustable Rate Certificates (each such date, an “Interest Determination Date”), the Trustee will determine the London interbank offered rate for one-month United States dollar deposits (“One-Month LIBOR”) for the Accrual Period on the basis of such rate as it is quoted on the Bloomberg Terminal for that Interest Determination Date. If such rate is not quoted on the Bloomberg terminal (or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Trustee), One-Month LIBOR for the applicable Accrual Period will be the Reference Bank Rate as defined in this free writing prospectus. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding Accrual Period. The “Reference Bank Rate” with respect to any Accrual Period, means the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all Adjustable Rate Certificates for the Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the rates quoted by one or more major banks in New York City, selected by the Trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all Adjustable Rate Certificates for the Accrual Period. As used in this section, “LIBOR Business Day” means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and “Reference Banks” means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

(1)	with an established place of business in London,

(2)	which have been designated as such by the Trustee and

(3)	which are not controlling, controlled by, or under common control with, the Depositor, Countrywide Servicing or any successor Master Servicer.

The establishment of One-Month LIBOR on each Interest Determination Date by the Trustee and the Trustee’s calculation of the rate of interest applicable to the Adjustable Rate Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

Carryover Reserve Fund

The Pooling and Servicing Agreement will require the Trustee to establish an account (the “Carryover Reserve Fund”), which is held in trust by the Trustee on behalf of the holders of the interest-bearing certificates. On the Closing Date, Countrywide Home Loans will deposit $1,000 in the Carryover Reserve Fund. The Carryover Reserve Fund will not be an asset of any REMIC.

On each Distribution Date, to the extent that Excess Cashflow is available as described under “— Overcollateralization Provisions” above, the Trustee will deposit in the Carryover Reserve Fund (x) the amount needed to pay any Net Rate Carryover as described under “— Overcollateralization Provisions” above and (y) an amount equal to the excess, if any, of (i) $1,000 over (ii) the amount of funds on deposit in the Carryover Reserve Fund following all other deposits to, and withdrawals from, the Carryover Reserve Fund on the Distribution Date (the “Required Carryover Reserve Fund Deposit”).

Credit Comeback Excess Account

The Pooling and Servicing Agreement will require the Trustee to establish a reserve account (the “Credit Comeback Excess Account”), which is held in trust by the Trustee on behalf of the holders of the Adjustable Rate Certificates. The Credit Comeback Excess Account will not be an asset of any REMIC.

On each Distribution Date, the Trustee will deposit in the Credit Comeback Excess Account, all Credit Comeback Excess Amounts received during the related Due Period. On each Distribution Date, all such Credit Comeback Excess Amounts received during such period will be distributed to the Adjustable Rate Certificates to restore overcollateralization and to cover any Unpaid Realized Loss Amounts as described under “—Overcollateralization Provisions”. Any Credit Comeback Excess Amounts remaining after the application of such amounts as described under “— Overcollateralization Provisions” will be distributed to the Class C Certificates and will not be available thereafter.

Final Maturity Reserve Fund

The trustee, on behalf of the reserve fund trust, will establish and maintain an account (the “Final Maturity Reserve Fund”), on behalf of the holders of the offered certificates. On the closing date, the depositor will deposit or cause to be deposited $1,000 in the Final Maturity Reserve Fund. The Final Maturity Reserve Fund will not be an asset of the issuing entity or of any REMIC.

On each Distribution Date beginning on the Distribution Date in December 2016 up to and including the Distribution Date in November 2036, if the aggregate Stated Principal Balance of the Mortgage Loans having an original term to maturity of 40 years as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date) is greater than the amount specified in the table entitled “40-Year Target Schedule” for that Distribution Date (the “40-Year Target ”), the Trustee will deposit an amount equal to the Final Maturity Reserve Deposit for that Distribution Date into the Final Maturity Reserve Fund, until the amount on deposit in the Final Maturity Reserve Fund is equal to the Final Maturity Funding Cap.

The “Final Maturity Reserve Deposit” for any Distribution Date beginning on the Distribution Date in December 2016 up to and including the Distribution Date in November 2036 will equal the lesser of (a) one-twelfth of the product of (i) 0.80% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans having an original term to maturity of 40 years as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date) and (b) the excess of (i) the Final Maturity Funding Cap for such Distribution Date over (ii) the amount on deposit in the Final Maturity Reserve Fund immediately prior to such Distribution Date.

40-Year Target Schedule

Month of Distribution Date	40-Year Target ($)
December 2016	37,110,716
January 2017	36,597,534
February 2017	36,091,326
March 2017	35,591,997
April 2017	35,099,456
May 2017	34,613,610
June 2017	34,134,368
July 2017	33,661,642
August 2017	33,195,343
September 2017	32,735,385
October 2017	32,281,682
November 2017	31,834,148
December 2017	31,392,702
January 2018	30,957,261
February 2018	30,527,743
March 2018	30,104,069
April 2018	29,686,159
May 2018	29,273,936
June 2018	28,867,322
July 2018	28,466,243
August 2018	28,070,622
September 2018	27,680,387
October 2018	27,295,465
November 2018	26,915,783
December 2018	26,541,271
January 2019	26,171,858
February 2019	25,807,477
March 2019	25,448,059
April 2019	25,093,537
May 2019	24,743,844
June 2019	24,398,916
July 2019	24,058,688
August 2019	23,723,096
September 2019	23,392,077
October 2019	23,065,571
November 2019	22,743,515
December 2019	22,425,850
January 2020	22,112,516
February 2020	21,803,455
March 2020	21,498,608
April 2020	21,197,919
May 2020	20,901,332
June 2020	20,608,791
July 2020	20,320,241
August 2020	20,035,629
September 2020	19,754,901
October 2020	19,478,004
November 2020	19,204,886
December 2020	18,935,498
January 2021	18,669,787
February 2021	18,407,704
March 2021	18,149,201
April 2021	17,894,228
May 2021	17,642,739
June 2021	17,394,685
July 2021	17,150,020
August 2021	16,908,699
September 2021	16,670,676
October 2021	16,435,906
November 2021	16,204,346
December 2021	15,975,951
January 2022	15,750,680
February 2022	15,528,490
March 2022	15,309,338
April 2022	15,093,185
May 2022	14,879,989
June 2022	14,669,710
July 2022	14,462,309
August 2022	14,257,746
September 2022	14,055,984
October 2022	13,856,985
November 2022	13,660,710
December 2022	13,467,123
January 2023	13,276,188
February 2023	13,087,869
March 2023	12,902,130
April 2023	12,718,936
May 2023	12,538,253
June 2023	12,360,047
July 2023	12,184,284
August 2023	12,010,931
September 2023	11,839,955
October 2023	11,671,325
November 2023	11,505,008
December 2023	11,340,973
January 2024	11,179,189
February 2024	11,019,626
March 2024	10,862,253
April 2024	10,707,041
May 2024	10,553,960
June 2024	10,402,982
July 2024	10,254,078
August 2024	10,107,219
September 2024	9,962,379
October 2024	9,819,530
November 2024	9,678,644
December 2024	9,539,696
January 2025	9,402,658
February 2025	9,267,505
March 2025	9,134,211
April 2025	9,002,752
May 2025	8,873,102
June 2025	8,745,236
July 2025	8,619,131
August 2025	8,494,762
September 2025	8,372,106
October 2025	8,251,140
November 2025	8,131,841
December 2025	8,014,185
January 2026	7,898,152
February 2026	7,783,718
March 2026	7,670,862
April 2026	7,559,563
May 2026	7,449,800
June 2026	7,341,550
July 2026	7,234,795
August 2026	7,129,514
September 2026	7,025,686
October 2026	6,923,293
November 2026	6,822,313
December 2026	6,722,729
January 2027	6,624,521
February 2027	6,527,671
March 2027	6,432,160
April 2027	6,337,969
May 2027	6,245,082
June 2027	6,153,480
July 2027	6,063,146
August 2027	5,974,062
September 2027	5,886,211
October 2027	5,799,577
November 2027	5,714,144
December 2027	5,629,894
January 2028	5,546,812
February 2028	5,464,882
March 2028	5,384,088
April 2028	5,304,415
May 2028	5,225,847
June 2028	5,148,369
July 2028	5,071,967
August 2028	4,996,626
September 2028	4,922,332
October 2028	4,849,069
November 2028	4,776,825
December 2028	4,705,585
January 2029	4,635,336
February 2029	4,566,064
March 2029	4,497,755
April 2029	4,430,398
May 2029	4,363,978
June 2029	4,298,483
July 2029	4,233,900
August 2029	4,170,217
September 2029	4,107,422
October 2029	4,045,502
November 2029	3,984,446
December 2029	3,924,242
January 2030	3,864,878
February 2030	3,806,343
March 2030	3,748,625
April 2030	3,691,713
May 2030	3,635,597
June 2030	3,580,265
July 2030	3,525,707
August 2030	3,471,912
September 2030	3,418,870
October 2030	3,366,570
November 2030	3,315,003
December 2030	3,264,158
January 2031	3,214,025
February 2031	3,164,595
March 2031	3,115,859
April 2031	3,067,806
May 2031	3,020,427
June 2031	2,973,713
July 2031	2,927,656
August 2031	2,882,245
September 2031	2,837,473
October 2031	2,793,330
November 2031	2,749,808
December 2031	2,706,899
January 2032	2,664,593
February 2032	2,622,884
March 2032	2,581,762
April 2032	2,541,219
May 2032	2,501,248
June 2032	2,461,841
July 2032	2,422,990
August 2032	2,384,688
September 2032	2,346,926
October 2032	2,309,698
November 2032	2,272,996
December 2032	2,236,814
January 2033	2,201,143
February 2033	2,165,977
March 2033	2,131,309
April 2033	2,097,133
May 2033	2,063,441
June 2033	2,030,226
July 2033	1,997,483
August 2033	1,965,205
September 2033	1,933,385
October 2033	1,902,017
November 2033	1,871,095
December 2033	1,840,613
January 2034	1,810,565
February 2034	1,780,944
March 2034	1,751,746
April 2034	1,722,964
May 2034	1,694,592
June 2034	1,666,624
July 2034	1,639,057
August 2034	1,611,882
September 2034	1,585,096
October 2034	1,558,694
November 2034	1,532,669
December 2034	1,507,016
January 2035	1,481,731
February 2035	1,456,808
March 2035	1,432,243
April 2035	1,408,030
May 2035	1,384,164
June 2035	1,360,642
July 2035	1,337,457
August 2035	1,314,606
September 2035	1,292,084
October 2035	1,269,886
November 2035	1,248,008
December 2035	1,226,446
January 2036	1,205,195
February 2036	1,184,250
March 2036	1,163,608
April 2036	1,143,264
May 2036	1,123,215
June 2036	1,103,456
July 2036	1,083,983
August 2036	1,064,792
September 2036	1,045,880
October 2036	1,027,242
November 2036	1,008,875

The “Final Maturity Funding Cap” for any Distribution Date beginning with the Distribution Date in December 2016 will equal the least of (i) the aggregate Certificate Principal Balance of the Adjustable Rate Certificates immediately prior to that Distribution Date, (ii) the aggregate Stated Principal Balance of all outstanding Mortgage Loans with original terms to maturity of 40 years as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due Period) and (iii) $20,288,180.

On each Distribution Date beginning on the Distribution Date in December 2026 up to and including the Distribution Date in November 2036, if and for so long as the Final Maturity OC Trigger is in effect with respect to that Distribution Date, Excess Cashflow will be applied to reduce the aggregate Certificate Principal Balance of the Certificates in the order described above under “—Overcollateralization Provisions”.

On the Distribution Date in November 2036, all amounts on deposit in the Final Maturity Reserve Fund will be distributed as principal in the following order:

(1) to the classes of Class A Certificates, pro rata, based on the Class 1-A Principal Distribution Amount (in the case of clause (x)) and the Class 2-A Principal Distribution Amount (in the case of clause (y)) concurrently (x) to the Class 1-A Certificates, until the Certificate Principal Balance thereof is reduced to zero, and (y) sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until the Certificate Principal Balances thereof are reduced to zero; provided, however, that any amounts remaining after such allocation based on the Class 1-A Principal Distribution Amount and the Class 2-A Principal Distribution Amount will be distributed to the outstanding Class 1-A Certificates or the outstanding classes of Class 2-A Certificates, as the case may be, pursuant to clause (x) or clause (y), as the case may be;

(2) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero; and

(3) to the Class C Certificates, all remaining amounts.

If the mortgage loans are purchased in connection with an optional termination of the issuing entity, the funds on deposit in the Final Maturity Reserve Fund will be distributed to the Class C Certificates above after application of the purchase price pursuant to the exercise of the optional termination.

Applied Realized Loss Amounts

If on any Distribution Date, after giving effect to the distributions described above, the aggregate Certificate Principal Balance of the Adjustable Rate Certificates exceeds the sum of the aggregate Stated Principal Balance of the Mortgage Loans and the amount on deposit in the Pre-Funding Account, the amount of the excess will be applied first to reduce the Certificate Principal Balances of the Class B, Class M-9, Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order, in each case until the Certificate Principal Balance of the class has been reduced to zero. After the Certificate Principal Balances of the Subordinate Certificates have been reduced to zero, (i) if the Certificate Principal Balance of the Class 1-A Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1, the amount of such excess will be applied to reduce the Certificate Principal Balance of the Class 1-A Certificates, until the Certificate Principal Balance thereof has been reduced to zero, and (ii) if the aggregate Certificate Principal Balance of the Class 2-A Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2, the amount of such excess will be applied to reduce the Certificate Principal Balance of each class of Class 2-A Certificates, pro rata, until the Certificate Principal Balances of such classes have been reduced to zero. A reduction described in this paragraph is referred to as an “Applied Realized Loss Amount”.

If the Certificate Principal Balance of a class of Certificates has been reduced through the application of Applied Realized Loss Amounts as described above, interest will accrue on the Certificate Principal Balance as so reduced unless the Certificate Principal Balance is subsequently increased due to the allocation of Subsequent Recoveries to the Certificate Principal Balance of the class as described in the definition of “Certificate Principal Balance” described in this free writing prospectus under “— Glossary of Terms — General Definitions ”.

ANNEX A

THE STATISTICAL CALCULATION POOL

The following information sets forth in tabular format certain information, as of the Statistical Calculation Date, about the Mortgage Loans included in the Statistical Calculation Pool in respect of Loan Group 1, Loan Group 2 and the Statistical Calculation Pool as a whole. Other than with respect to rates of interest, percentages are approximate. In addition, the percentages in the column entitled “Percent of Aggregate Principal Balance Outstanding” are stated by that portion of the Statistical Calculation Date Pool Principal Balance representing Loan Group 1, Loan Group 2 or the Statistical Calculation Pool as a whole. The sum of the columns below may not equal the total indicated due to rounding. In addition, each weighted average Credit Bureau Risk Score set forth below has been calculated without regard to any Mortgage Loan for which the Credit Bureau Risk Score is unknown.

GROUP 1 MORTGAGE LOANS

Mortgage Loan Programs for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Mortgage Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
30-Year 6-month LIBOR	10	$2,698,176	0.87%	$269,818	7.666%	358.77	562	78.5%
2/28 6-month LIBOR	900	135,514,636	43.77	150,572	8.741	359.36	583	79.3
2/38 6-month LIBOR	298	62,475,891	20.18	209,651	8.416	479.43	576	77.1
2/28 6-month LIBOR - 60-month Interest Only	84	19,093,186	6.17	227,300	7.463	359.42	661	81.8
2/28 6-month LIBOR-40/30-Year Balloon	1	329,000	0.11	329,000	8.400	360.00	524	60.9
3/27 6-month LIBOR	41	6,040,002	1.95	147,317	8.533	358.09	606	83.6
3/37 6-month LIBOR	11	2,144,070	0.69	194,915	7.763	479.59	606	81.8
3/27 6-month LIBOR - 60-month Interest Only	2	380,750	0.12	190,375	7.370	359.40	644	89.9
5/25 6-month LIBOR	9	1,662,611	0.54	184,735	8.539	359.81	598	82.0
5/35 6-month LIBOR	3	650,537	0.21	216,846	7.694	479.00	602	77.4
10-Year Fixed	3	211,780	0.07	70,593	8.758	120.00	612	41.3
15-Year Fixed	5	463,994	0.15	92,799	7.502	179.70	625	77.9
15-Year Fixed - Credit Comeback	2	208,516	0.07	104,258	8.250	170.20	563	60.9
20-Year Fixed	6	920,458	0.30	153,410	8.767	239.46	608	77.3
25-Year Fixed	1	161,100	0.05	161,100	8.375	300.00	637	90.0
30-Year Fixed	355	57,899,107	18.70	163,096	8.355	358.81	596	74.4
30-Year Fixed - Credit Comeback	36	4,822,559	1.56	133,960	9.055	358.81	573	76.6
40-Year Fixed	63	12,766,370	4.12	202,641	8.687	479.10	581	77.2
40-Year Fixed - Credit Comeback	4	747,523	0.24	186,881	8.341	479.14	566	58.2
40/30-Year Fixed Balloon	2	410,689	0.13	205,345	8.240	359.00	628	81.6
Total/Avg./Wtd. Avg.	1,836	$309,600,957	100.00%

Original Terms to Stated Maturity for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Original Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
ARM 360	1,047	$165,718,361	53.53%	$158,279	8.563%	359.32	593	79.7%
ARM 480	312	65,270,499	21.08	209,200	8.388	479.44	577	77.3
Fixed 120	3	211,780	0.07	70,593	8.758	120.00	612	41.3
Fixed 180	7	672,510	0.22	96,073	7.734	176.76	606	72.6
Fixed 240	6	920,458	0.30	153,410	8.767	239.46	608	77.3
Fixed 300	1	161,100	0.05	161,100	8.375	300.00	637	90.0
Fixed 360	393	63,132,356	20.39	160,642	8.408	358.81	595	74.6
Fixed 480	67	13,513,894	4.36	201,700	8.668	479.11	580	76.1
Total/Avg./Wtd. Avg.	1,836	$309,600,957	100.00%

Mortgage Loan Principal Balances for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Mortgage Loan Principal Balances	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
$25,000.01 - $50,000.00	19	$896,450	0.29%	$47,182	10.152%	359.35	584	64.1%
$50,000.01 - $75,000.00	180	11,398,162	3.68	63,323	9.719	364.65	598	81.3
$75,000.01 - $100,000.00	283	24,999,822	8.07	88,339	9.010	367.06	593	78.4
$100,000.01 - $150,000.00	477	59,381,495	19.18	124,490	8.719	377.82	589	78.6
$150,000.01 - $200,000.00	334	58,328,863	18.84	174,637	8.425	387.35	584	75.9
$200,000.01 - $250,000.00	204	45,816,747	14.80	224,592	8.358	398.50	590	78.0
$250,000.01 - $300,000.00	137	37,702,437	12.18	275,200	8.270	394.57	585	77.1
$300,000.01 - $350,000.00	108	34,946,272	11.29	323,577	8.254	393.41	596	80.6
$350,000.01 - $400,000.00	78	29,249,585	9.45	374,995	8.177	414.49	585	77.0
$400,000.01 - $450,000.00	12	4,965,681	1.60	413,807	8.080	379.63	616	81.8
$450,000.01 - $500,000.00	4	1,915,444	0.62	478,861	7.373	419.40	616	73.7
Total/Avg./Wtd. Avg.	1,836	$309,600,957	100.00%

State Distribution of the Mortgaged Properties for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Alabama	26	$2,922,516	0.94%	$112,404	9.025%	369.31	586	84.6%
Alaska	8	1,372,696	0.44	171,587	8.635	407.32	584	80.1
Arizona	75	12,990,086	4.20	173,201	8.406	399.76	586	76.3
Arkansas	11	1,115,388	0.36	101,399	8.830	394.34	583	83.6
California	162	44,875,156	14.49	277,007	7.957	420.77	591	74.7
Colorado	28	4,639,485	1.50	165,696	8.234	394.04	610	80.6
Connecticut	31	5,657,372	1.83	182,496	8.511	381.34	600	78.5
Delaware	3	457,810	0.15	152,603	8.315	359.27	559	69.4
District of Columbia	6	1,370,018	0.44	228,336	7.871	420.35	598	62.8
Florida	216	37,044,704	11.97	171,503	8.464	391.84	585	75.6
Georgia	82	11,218,147	3.62	136,807	9.149	378.44	610	83.7
Hawaii	4	1,170,734	0.38	292,684	7.363	387.56	565	63.9
Idaho	12	2,084,344	0.67	173,695	8.597	377.29	596	86.5
Illinois	82	13,149,522	4.25	160,360	8.877	379.71	592	81.8
Indiana	31	3,230,120	1.04	104,197	9.624	366.24	581	86.9
Iowa	19	1,632,957	0.53	85,945	9.577	359.48	587	86.8
Kansas	14	1,550,780	0.50	110,770	9.142	359.63	589	81.2
Kentucky	20	2,133,575	0.69	106,679	9.226	388.97	589	83.8
Louisiana	18	2,010,332	0.65	111,685	8.404	344.17	609	85.2
Maine	5	637,255	0.21	127,451	8.189	359.60	579	74.9
Maryland	75	14,737,483	4.76	196,500	8.447	391.49	577	77.0
Massachusetts	53	12,472,864	4.03	235,337	8.279	384.68	590	75.7
Michigan	56	5,977,001	1.93	106,732	9.276	368.35	587	82.5
Minnesota	25	3,881,957	1.25	155,278	8.579	382.93	607	80.3
Mississippi	29	3,020,783	0.98	104,165	8.741	368.65	606	83.2
Missouri	39	3,800,531	1.23	97,450	9.010	375.41	577	82.2
Montana	1	320,000	0.10	320,000	7.990	360.00	608	80.0
Nebraska	2	210,828	0.07	105,414	7.212	359.50	634	77.7
Nevada	24	5,329,869	1.72	222,078	8.192	391.95	598	79.1
New Hampshire	13	2,490,771	0.80	191,598	8.510	366.20	559	77.4
New Jersey	54	12,199,680	3.94	225,920	8.419	378.17	576	73.6
New Mexico	17	3,019,458	0.98	177,615	8.412	389.21	604	79.8
New York	73	17,610,998	5.69	241,247	8.108	391.71	585	70.9
North Carolina	42	5,260,825	1.70	125,258	9.369	378.72	586	82.6
North Dakota	3	414,240	0.13	138,080	10.222	359.28	594	89.2
Ohio	30	3,087,608	1.00	102,920	9.194	375.99	602	87.2
Oklahoma	8	741,389	0.24	92,674	8.843	379.26	599	83.7
Oregon	22	4,035,714	1.30	183,442	8.107	389.32	609	79.4
Pennsylvania	55	7,209,185	2.33	131,076	8.901	391.45	580	82.4
Rhode Island	5	1,110,432	0.36	222,086	8.365	381.41	600	76.0
South Carolina	20	2,863,652	0.92	143,183	8.686	370.33	597	82.1
South Dakota	2	205,050	0.07	102,525	8.853	360.00	618	90.5
Tennessee	40	4,229,228	1.37	105,731	9.186	363.65	589	83.8
Texas	127	15,256,937	4.93	120,133	8.606	359.82	600	78.8
Utah	20	3,592,881	1.16	179,644	8.761	377.31	596	83.2
Vermont	4	679,362	0.22	169,841	7.746	406.35	566	75.1
Virginia	61	9,499,830	3.07	155,735	8.270	386.26	572	76.7
Washington	47	10,555,665	3.41	224,589	8.318	400.01	588	79.0
West Virginia	9	1,013,592	0.33	112,621	8.973	359.17	615	80.9
Wisconsin	22	2,949,719	0.95	134,078	9.369	373.13	592	83.9
Wyoming	5	560,427	0.18	112,085	9.202	359.75	566	80.0
Total/Avg./Wtd. Avg.	1,836	$309,600,957	100.00%

Loan-to-Value Ratios for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
50.00 or Less	80	$12,072,768	3.90%	$150,910	8.015%	384.11	579	41.9%
50.01 - 55.00	48	7,981,730	2.58	166,286	7.884	383.07	572	52.8
55.01 - 60.00	63	11,217,116	3.62	178,049	7.945	395.07	562	58.1
60.01 - 65.00	98	18,716,661	6.05	190,986	8.202	399.84	566	63.2
65.01 - 70.00	123	23,708,649	7.66	192,753	8.419	392.74	565	68.5
70.01 - 75.00	145	26,350,521	8.51	181,728	8.529	395.51	563	73.9
75.01 - 80.00	626	95,878,585	30.97	153,161	8.366	386.36	596	79.6
80.01 - 85.00	189	35,162,572	11.36	186,045	8.614	394.57	582	84.4
85.01 - 90.00	284	53,195,564	17.18	187,308	8.626	384.87	617	89.6
90.01 - 95.00	119	17,630,928	5.69	148,159	9.466	379.62	600	94.7
95.01 - 100.00	61	7,685,863	2.48	125,998	9.559	384.00	626	99.9
Total/Avg./Wtd. Avg.	1,836	$309,600,957	100.00%

Combined Loan-to-Value Ratios(1) for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
50.00 or Less	79	$11,893,768	3.84%	$150,554	8.031%	384.47	579	41.8%
50.01 - 55.00	47	7,636,730	2.47	162,484	7.947	384.12	569	52.8
55.01 - 60.00	63	11,217,116	3.62	178,049	7.945	395.07	562	58.1
60.01 - 65.00	98	18,716,661	6.05	190,986	8.202	399.84	566	63.2
65.01 - 70.00	122	23,540,649	7.60	192,956	8.418	392.97	565	68.5
70.01 - 75.00	132	25,150,899	8.12	190,537	8.540	395.49	560	73.7
75.01 - 80.00	344	60,679,439	19.60	176,394	8.436	388.85	573	79.3
80.01 - 85.00	189	35,162,572	11.36	186,045	8.614	394.57	582	84.4
85.01 - 90.00	286	53,481,879	17.27	187,000	8.620	384.89	617	89.5
90.01 - 95.00	128	18,966,970	6.13	148,179	9.362	381.09	602	93.7
95.01 - 100.00	348	43,154,275	13.94	124,007	8.475	381.83	633	83.1
Total/Avg./Wtd. Avg.	1,836	$309,600,957	100.00%
____________
(1)
The Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related Mortgaged Properties. See the definition of “Combined Loan-to-Value Ratio” under “The Mortgage Pool—Loan-to-Value Ratio” in the Prospectus Supplement.

Current Mortgage Rates for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
4.001 - 4.500	1	$135,389	0.04%	$135,389	4.125%	479.00	551	69.5%
5.001 - 5.500	1	235,850	0.08	235,850	5.125	479.00	558	55.5
5.501 - 6.000	7	1,588,522	0.51	226,932	5.946	402.03	581	71.7
6.001 - 6.500	42	9,927,050	3.21	236,358	6.397	387.09	625	70.8
6.501 - 7.000	116	25,857,965	8.35	222,913	6.830	391.05	613	72.2
7.001 - 7.500	160	31,421,425	10.15	196,384	7.324	387.53	605	74.8
7.501 - 8.000	290	53,500,941	17.28	184,486	7.815	386.47	599	77.2
8.001 - 8.500	279	48,805,471	15.76	174,930	8.310	392.11	594	77.9
8.501 - 9.000	265	43,811,277	14.15	165,326	8.804	390.11	582	79.4
9.001 - 9.500	195	29,401,621	9.50	150,778	9.311	388.75	571	80.4
9.501 - 10.000	227	33,054,129	10.68	145,613	9.783	389.10	579	80.9
10.001 - 10.500	107	15,253,606	4.93	142,557	10.293	384.06	563	81.6
10.501 - 11.000	73	8,559,230	2.76	117,250	10.780	382.35	556	82.5
11.001 - 11.500	39	4,415,844	1.43	113,227	11.324	384.50	563	85.7
11.501 - 12.000	19	1,729,517	0.56	91,027	11.774	367.51	552	83.6
12.001 - 12.500	13	1,781,850	0.58	137,065	12.194	408.24	549	82.0
12.501 - 13.000	2	121,270	0.04	60,635	12.756	359.00	606	92.4
Total/Avg./Wtd. Avg.	1,836	$309,600,957	100.00%

Types of Mortgaged Properties for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Mortgaged Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Single Family Residence	1,471	$239,498,226	77.36%	$162,813	8.503%	388.81	588	78.0%
Planned Unit Development	229	42,635,273	13.77	186,180	8.416	385.11	591	79.3
Low-Rise Condominium	76	12,950,433	4.18	170,400	8.583	396.76	594	76.9
Two Family Home	47	10,448,124	3.37	222,301	8.802	390.36	591	75.2
Three Family Home	7	2,869,778	0.93	409,968	7.597	398.70	621	75.1
High-Rise Condominium	6	1,199,124	0.39	199,854	8.981	398.95	589	68.4
Total/Avg./Wtd. Avg.	1,836	$309,600,957	100.00%

Loan Purposes for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Refinance - Cash Out	1,313	$242,948,543	78.47%	$185,033	8.415%	391.27	582	76.4%
Purchase	437	51,628,700	16.68	118,143	8.907	379.28	622	84.8
Refinance - Rate/Term	86	15,023,714	4.85	174,694	8.426	381.98	596	79.0
Total/Avg./Wtd. Avg.	1,836	$309,600,957	100.00%

Occupancy Types for the Group 1 Mortgage Loans
in the Statistical Calculation Pool(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Owner Occupied	1,757	$296,691,481	95.83%	$168,863	8.465%	389.06	587	77.8%
Investment Property	66	10,455,268	3.38	158,413	9.302	381.75	664	83.6
Second Home	13	2,454,208	0.79	188,785	9.035	389.99	592	73.7
Total/Avg./Wtd. Avg.	1,836	$309,600,957	100.00%
____________
(1)	Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

Remaining Terms to Stated Maturity for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Remaining Terms (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1 - 120	3	$211,780	0.07%	$70,593	8.758%	120.00	612	41.3%
121 - 180	7	672,510	0.22	96,073	7.734	176.76	606	72.6
181 - 300	7	1,081,558	0.35	154,508	8.708	248.48	612	79.2
301 - 360	1,440	228,850,717	73.92	158,924	8.520	359.18	593	78.3
Greater than 360	379	78,784,393	25.45	207,874	8.436	479.38	578	77.1
Total/Avg./Wtd. Avg.	1,836	$309,600,957	100.00%

Loan Documentation Types for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Loan Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Full Documentation	1,283	$205,504,681	66.38%	$160,175	8.339%	388.23	584	79.3%
Stated Income	553	104,096,276	33.62	188,239	8.812	389.98	599	75.2
Total/Avg./Wtd. Avg.	1,836	$309,600,957	100.00%

Credit Bureau Risk Scores(1) for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Credit Bureau Risk Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
781 - 800	1	$129,442	0.04%	$129,442	8.500%	358.00	781	80.0%
761 - 780	3	324,156	0.10	108,052	8.473	359.38	770	86.4
741 - 760	9	1,323,893	0.43	147,099	8.318	388.68	745	83.4
721 - 740	13	2,383,116	0.77	183,317	8.647	371.31	729	85.7
701 - 720	23	4,155,548	1.34	180,676	7.846	378.21	713	84.0
681 - 700	46	8,860,602	2.86	192,622	7.662	382.78	690	83.4
661 - 680	92	15,008,661	4.85	163,138	7.883	370.63	669	82.6
641 - 660	146	25,244,099	8.15	172,905	7.887	382.75	649	79.3
621 - 640	193	32,770,652	10.58	169,796	8.214	380.84	631	80.8
601 - 620	237	37,823,092	12.22	159,591	8.356	389.83	610	79.7
581 - 600	243	40,106,290	12.95	165,046	8.524	389.89	590	79.3
561 - 580	202	31,325,144	10.12	155,075	8.650	384.96	571	78.5
541 - 560	243	42,950,412	13.87	176,751	8.730	395.02	550	77.1
521 - 540	214	37,871,206	12.23	176,968	8.893	394.64	530	72.7
501 - 520	167	28,050,024	9.06	167,964	9.149	399.53	510	71.1
500 or Less	4	1,274,621	0.41	318,655	8.686	462.16	500	73.4
Total/Avg./Wtd. Avg.	1,836	$309,600,957	100.00%
____________
(1)
The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Group 1 Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

Credit Grade Categories for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Credit Grade Category	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
A	1,392	$226,639,786	73.20%	$162,816	8.441%	386.94	601	80.4%
A-	113	20,989,676	6.78	185,749	8.587	392.84	557	74.2
B	174	32,072,695	10.36	184,326	8.567	392.88	564	72.6
C	132	26,128,441	8.44	197,943	8.826	397.34	554	68.1
C-	14	1,837,644	0.59	131,260	8.784	367.37	565	66.7
D	11	1,932,716	0.62	175,701	8.331	403.94	567	61.2
Total/Avg./Wtd. Avg.	1,836	$309,600,957	100.00%

Prepayment Penalty Periods for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Prepayment Penalty Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0	631	$104,706,357	33.82%	$165,937	8.763%	379.86	589	78.1%
12	90	19,366,704	6.26	215,186	8.461	393.68	586	73.1
24	890	148,684,791	48.02	167,062	8.378	394.74	586	78.5
36	225	36,843,105	11.90	163,747	8.246	387.83	604	77.6
Total/Avg./Wtd. Avg.	1,836	$309,600,957	100.00%

Months to Next Adjustment Date for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool

Range of Months to Next Adjustment Date	Weighted Average Months to Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0 - 6	5	10	$2,698,176	1.17%	$269,818	7.666%	358.77	562	78.5%
7 - 12	8	2	158,306	0.07	79,153	7.683	344.41	630	90.0
13 - 18	17	6	854,082	0.37	142,347	8.528	377.55	622	86.7
19 - 24	23	1,280	216,854,563	93.88	169,418	8.534	393.87	588	78.8
25 - 31	30	1	334,323	0.14	334,323	7.990	354.00	718	90.0
32 - 37	35	48	7,776,262	3.37	162,005	8.333	392.58	601	82.4
38 or Greater	60	12	2,313,148	1.00	192,762	8.301	393.33	599	80.7
Total/Avg./Wtd. Avg.		1,359	$230,988,860	100.00%

Gross Margins for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
2.001 - 3.000	6	$1,159,885	0.50%	$193,314	7.759%	443.64	604	77.7%
3.001 - 4.000	4	877,057	0.38	219,264	10.100	359.54	537	80.1
4.001 - 5.000	33	6,571,398	2.84	199,133	7.502	395.56	621	80.1
5.001 - 6.000	182	35,027,132	15.16	192,457	7.958	394.93	595	76.1
6.001 - 7.000	850	142,189,113	61.56	167,281	8.461	392.65	587	79.4
7.001 - 8.000	284	45,164,275	19.55	159,029	9.245	392.92	584	80.0
Total/Avg./Wtd. Avg.	1,359	$230,988,860	100.00%
____________
(1)	The weighted average Gross Margin for the Group 1 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 6.525%.

Maximum Mortgage Rates for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
11.001 - 11.500	1	$135,389	0.06%	$135,389	4.125%	479.00	551	69.5%
12.001 - 12.500	4	888,872	0.38	222,218	6.211	416.46	646	76.6
12.501 - 13.000	13	3,124,541	1.35	240,349	6.321	412.49	596	71.4
13.001 - 13.500	40	9,516,375	4.12	237,909	6.617	399.40	617	71.1
13.501 - 14.000	86	18,071,290	7.82	210,131	7.076	395.48	607	75.1
14.001 - 14.500	129	24,260,943	10.50	188,069	7.513	394.22	599	75.4
14.501 - 15.000	234	43,076,817	18.65	184,089	8.001	392.71	595	78.9
15.001 - 15.500	204	35,527,274	15.38	174,153	8.435	397.52	592	77.9
15.501 - 16.000	210	34,950,061	15.13	166,429	8.936	392.06	574	80.6
16.001 - 16.500	138	20,911,890	9.05	151,535	9.375	388.31	574	82.6
16.501 - 17.000	155	21,750,226	9.42	140,324	9.815	392.07	585	83.0
17.001 - 17.500	64	9,528,885	4.13	148,889	10.299	390.39	563	82.4
17.501 - 18.000	42	4,988,088	2.16	118,764	10.757	380.65	561	83.8
18.001 - 18.500	21	2,421,478	1.05	115,308	11.365	386.11	573	88.9
18.501 - 19.000	11	927,005	0.40	84,273	11.747	359.21	555	83.9
19.001 - 19.500	6	852,340	0.37	142,057	12.287	359.08	558	85.7
Greater than 19.500	1	57,386	0.02	57,386	12.875	359.00	576	95.0
Total/Avg./Wtd. Avg.	1,359	$230,988,860	100.00%
____________
(1)	The weighted average Maximum Mortgage Rate for the Group 1 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 15.369%.

Initial Periodic Rate Caps for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1.000	14	$3,228,998	1.40%	$230,643	7.885%	369.73	565	77.8%
1.500	1,130	188,270,757	81.51	166,611	8.490	393.29	588	79.4
2.000	8	1,438,996	0.62	179,875	8.261	358.14	604	75.1
2.500	1	222,278	0.10	222,278	7.650	358.00	505	70.0
3.000	206	37,827,830	16.38	183,630	8.695	396.65	592	77.7
Total/Avg./Wtd. Avg.	1,359	$230,988,860	100.00%
____________
(1)	The weighted average Initial Periodic Rate Cap for the Group 1 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 1.743%.

Subsequent Periodic Rate Caps for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1.000	205	$38,566,108	16.70%	$188,127	8.612%	394.14	589	77.4%
1.500	1,153	192,200,474	83.21	166,696	8.495	393.12	588	79.4
2.500	1	222,278	0.10	222,278	7.650	358.00	505	70.0
Total/Avg./Wtd. Avg.	1,359	$230,988,860	100.00%
____________
(1)	The weighted average Subsequent Periodic Rate Cap for the Group 1 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 1.417%.

Minimum Mortgage Rates for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
4.001 - 5.000	1	$135,389	0.06%	$135,389	4.125%	479.00	551	69.5%
5.001 - 6.000	9	1,934,724	0.84	214,969	5.935	408.16	577	70.7
6.001 - 7.000	101	22,682,867	9.82	224,583	6.672	400.37	612	73.1
7.001 - 8.000	329	62,084,467	26.88	188,707	7.642	389.62	597	77.3
8.001 - 9.000	423	72,699,886	31.47	171,867	8.565	397.13	588	79.3
9.001 - 10.000	335	50,005,903	21.65	149,271	9.554	391.81	577	82.1
Greater than 10.000	161	21,445,624	9.28	133,203	10.644	384.65	566	83.2
Total/Avg./Wtd. Avg.	1,359	$230,988,860	100.00%
____________
(1)	The weighted average Minimum Mortgage Rate for the Group 1 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 8.519%.

Next Adjustment Dates for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
December 2006	1	$143,906	0.06%	$143,906	8.375%	355.00	566	85.0%
February 2007	1	110,351	0.05	110,351	7.500	345.00	563	89.6
April 2007	3	942,319	0.41	314,106	7.643	359.00	565	74.5
May 2007	5	1,501,600	0.65	300,320	7.625	360.00	560	79.5
July 2007	1	93,254	0.04	93,254	7.200	344.00	618	90.0
August 2007	1	65,053	0.03	65,053	8.375	345.00	646	90.0
January 2008	1	76,189	0.03	76,189	10.580	350.00	550	90.0
March 2008	1	107,406	0.05	107,406	8.800	352.00	635	90.0
April 2008	2	259,391	0.11	129,695	8.765	353.00	624	87.5
May 2008	2	411,096	0.18	205,548	7.928	404.82	630	84.7
June 2008	3	469,272	0.20	156,424	7.806	355.00	563	80.6
July 2008	4	758,360	0.33	189,590	9.701	354.72	564	82.6
August 2008	7	1,284,072	0.56	183,439	9.053	399.18	573	79.6
September 2008	30	6,018,142	2.61	200,605	8.654	371.66	616	82.3
October 2008	626	105,620,499	45.73	168,723	8.580	395.05	582	78.3
November 2008	610	102,704,218	44.46	168,368	8.468	394.36	592	79.1
May 2009	1	334,323	0.14	334,323	7.990	354.00	718	90.0
August 2009	1	123,231	0.05	123,231	7.650	357.00	662	100.0
September 2009	1	164,953	0.07	164,953	10.330	358.00	609	100.0
October 2009	22	3,271,787	1.42	148,718	8.388	391.43	613	83.5
November 2009	24	4,216,291	1.83	175,679	8.233	395.86	590	80.4
October 2011	5	966,048	0.42	193,210	7.976	439.81	592	74.3
November 2011	7	1,347,100	0.58	192,443	8.535	360.00	604	85.3
Total/Avg./Wtd. Avg.	1,359	$230,988,860	100.00%
____________
(1)	The weighted average Next Adjustment Date for the Group 1 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date is October 2008.

Interest Only Periods for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Interest Only Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0	1,750	$290,127,020	93.71%	$165,787	8.567%	390.79	585	77.7%
60	86	19,473,936	6.29	226,441	7.461	359.42	661	81.9
Total/Avg./Wtd. Avg.	1,836	$309,600,957	100.00%

GROUP 2 MORTGAGE LOANS

Mortgage Loan Programs for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Mortgage Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
30-Year 6-month LIBOR	3	$1,054,714	0.20%	$351,571	7.461%	359.83	524	72.7%
2/28 6-month LIBOR	604	105,297,380	20.05	174,333	8.853	359.26	616	83.6
2/38 6-month LIBOR	150	45,600,764	8.68	304,005	8.770	479.46	611	81.5
2/28 6-month LIBOR - 120-month Interest Only	9	3,251,384	0.62	361,265	7.520	355.18	705	80.0
2/28 6-month LIBOR - 24-month Interest Only	2	488,700	0.09	244,350	6.507	346.00	613	92.9
2/28 6-month LIBOR - 60-month Interest Only	518	151,749,506	28.89	292,953	7.883	359.13	634	81.6
2/28 6-month LIBOR - 84-month Interest Only	11	3,881,430	0.74	352,857	7.877	355.25	667	88.5
2/28 6-month LIBOR 40/30-Year Balloon	9	2,131,459	0.41	236,829	7.795	358.36	705	86.3
3/27 6-month LIBOR	20	3,156,926	0.60	157,846	8.653	355.00	647	82.7
3/27 12-month LIBOR	3	382,645	0.07	127,548	6.406	355.78	788	77.8
3/37 12-month LIBOR	2	486,122	0.09	243,061	6.329	478.71	736	80.0
3/37 6-month LIBOR	4	1,005,388	0.19	251,347	8.750	479.08	615	87.2
3/27 12-month LIBOR - 120-month Interest Only	3	652,643	0.12	217,548	6.285	358.33	689	81.0
3/27 6-month LIBOR - 120-month Interest Only	17	5,817,952	1.11	342,232	7.010	357.25	721	78.7
3/27 6-month LIBOR - 60-month Interest Only	20	5,816,459	1.11	290,823	7.338	358.06	661	78.7
3/27 6-month LIBOR - 84-month Interest Only	2	260,550	0.05	130,275	7.708	355.97	631	88.4
3/27 6-month LIBOR-40/30-Year Balloon	4	1,180,737	0.22	295,184	8.628	358.20	683	90.1
5/25 6-month LIBOR	17	3,383,171	0.64	199,010	7.517	359.03	651	76.3
5/35 6-month LIBOR	4	1,016,546	0.19	254,136	7.651	479.46	581	72.4
5/25 6-month LIBOR - 120-month Interest Only	135	39,023,415	7.43	289,062	7.416	358.71	691	79.3
15-Year Fixed	34	2,474,387	0.47	72,776	8.562	150.41	614	74.2
15-Year Fixed - Credit Comeback	8	444,688	0.08	55,586	9.403	144.93	576	69.0
20-Year Fixed	8	1,165,587	0.22	145,698	7.455	236.48	615	66.3
25-Year Fixed	4	652,856	0.12	163,214	8.581	299.19	578	85.6
30-Year Fixed	502	86,940,904	16.55	173,189	7.917	354.76	603	75.3
30-Year Fixed - Credit Comeback	92	12,381,543	2.36	134,582	8.853	350.61	599	79.6
40-Year Fixed	80	18,824,329	3.58	235,304	7.476	479.25	594	72.6
40-Year Fixed - Credit Comeback	10	2,173,423	0.41	217,342	8.838	478.54	571	72.7
30-Year Fixed - 60-month Interest Only	102	24,412,693	4.65	239,340	7.620	358.88	631	77.4
30/15-Year Fixed Balloon	2	106,101	0.02	53,050	13.199	104.85	531	64.0
Total/Avg./Wtd. Avg.	2,379	$525,214,401	100.00%

Original Terms to Stated Maturity for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Original Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
ARM 360	1,377	$327,529,072	62.36%	$237,857	8.107%	358.91	639	82.0%
ARM 480	160	48,108,820	9.16	300,680	8.722	479.45	611	81.4
Fixed 180	44	3,025,175	0.58	68,754	8.848	148.01	605	73.1
Fixed 240	8	1,165,587	0.22	145,698	7.455	236.48	615	66.3
Fixed 300	4	652,856	0.12	163,214	8.581	299.19	578	85.6
Fixed 360	696	123,735,139	23.56	177,780	7.952	355.15	608	76.1
Fixed 480	90	20,997,752	4.00	233,308	7.617	479.17	592	72.6
Total/Avg./Wtd. Avg.	2,379	$525,214,401	100.00%

Mortgage Loan Principal Balances for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Mortgage Loan Principal Balances	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
$0.01 - $25,000.00	21	$382,102	0.07%	$18,195	11.667%	124.00	582	68.4%
$25,000.01 - $50,000.00	40	1,648,122	0.31	41,203	10.615	261.37	606	72.6
$50,000.01 - $75,000.00	179	11,500,048	2.19	64,246	9.687	354.18	601	80.3
$75,000.01 - $100,000.00	246	21,713,481	4.13	88,266	8.809	358.08	611	79.9
$100,000.01 - $150,000.00	522	64,987,761	12.37	124,498	8.472	362.48	613	80.7
$150,000.01 - $200,000.00	368	64,022,586	12.19	173,974	8.135	368.31	620	78.9
$200,000.01 - $250,000.00	253	56,629,878	10.78	223,834	8.060	371.31	623	80.8
$250,000.01 - $300,000.00	196	53,269,816	10.14	271,785	7.899	373.78	635	81.1
$300,000.01 - $350,000.00	143	46,440,748	8.84	324,760	7.840	380.82	639	81.3
$350,000.01 - $400,000.00	89	33,421,279	6.36	375,520	7.847	375.40	638	80.4
$400,000.01 - $450,000.00	94	40,253,924	7.66	428,233	7.781	381.78	627	79.3
$450,000.01 - $500,000.00	75	35,666,198	6.79	475,549	7.927	380.43	629	79.9
$500,000.01 - $550,000.00	50	26,221,882	4.99	524,438	7.767	375.59	636	80.4
$550,000.01 - $600,000.00	37	21,279,774	4.05	575,129	8.160	378.53	630	81.7
$600,000.01 - $650,000.00	27	16,931,042	3.22	627,076	7.587	376.21	629	79.4
$650,000.01 - $700,000.00	8	5,309,962	1.01	663,745	7.951	404.05	645	73.9
$700,000.01 - $750,000.00	10	7,318,817	1.39	731,882	7.740	359.20	649	78.9
$750,000.01 - $800,000.00	9	7,044,934	1.34	782,770	8.989	385.13	645	81.5
$800,000.01 - $850,000.00	3	2,497,489	0.48	832,496	7.618	439.16	603	81.0
$850,000.01 - $900,000.00	3	2,647,057	0.50	882,352	9.342	359.34	622	83.2
Greater than $900,000.00	6	6,027,500	1.15	1,004,583	8.725	359.18	642	66.9
Total/Avg./Wtd. Avg.	2,379	$525,214,401	100.00%

State Distribution of the Mortgaged Properties for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Alabama	54	$6,970,964	1.33%	$129,092	8.699%	355.30	610	84.6%
Alaska	5	1,120,456	0.21	224,091	9.130	388.45	611	87.2
Arizona	80	17,811,808	3.39	222,648	8.096	383.70	627	79.7
Arkansas	6	578,802	0.11	96,467	9.861	365.49	571	89.3
California	410	150,808,857	28.71	367,826	7.543	376.62	635	77.7
Colorado	47	8,407,698	1.60	178,887	7.992	364.89	620	81.5
Connecticut	21	6,823,326	1.30	324,920	8.378	373.90	624	80.7
Delaware	8	1,758,709	0.33	219,839	7.364	369.06	622	86.4
District of Columbia	8	3,846,462	0.73	480,808	9.172	393.75	599	77.7
Florida	350	72,239,991	13.75	206,400	8.272	375.81	618	78.7
Georgia	56	10,888,846	2.07	194,444	8.485	364.77	625	83.0
Hawaii	8	3,267,911	0.62	408,489	7.497	397.94	653	81.1
Idaho	18	2,837,002	0.54	157,611	8.282	378.46	604	77.7
Illinois	86	15,893,575	3.03	184,809	8.717	373.34	638	83.2
Indiana	33	4,502,823	0.86	136,449	9.592	357.12	594	87.3
Iowa	5	755,269	0.14	151,054	10.099	359.00	572	83.4
Kansas	7	511,529	0.10	73,076	8.952	358.98	632	79.9
Kentucky	11	954,370	0.18	86,761	8.671	348.91	596	83.7
Louisiana	81	9,215,411	1.75	113,771	8.542	328.85	598	83.5
Maine	3	364,242	0.07	121,414	7.767	359.00	640	78.5
Maryland	45	13,497,926	2.57	299,954	8.138	373.11	631	82.2
Massachusetts	26	7,300,659	1.39	280,795	8.201	364.97	630	81.3
Michigan	62	6,223,215	1.18	100,374	9.160	363.30	595	84.0
Minnesota	23	5,094,364	0.97	221,494	8.523	383.21	637	86.2
Mississippi	33	3,423,144	0.65	103,732	8.485	341.42	599	88.7
Missouri	35	4,665,288	0.89	133,294	9.304	348.24	613	83.8
Montana	3	497,685	0.09	165,895	7.565	339.51	650	78.8
Nebraska	6	585,473	0.11	97,579	7.464	356.33	684	80.0
Nevada	71	18,016,685	3.43	253,756	7.733	366.79	659	81.0
New Hampshire	11	2,053,784	0.39	186,708	7.927	360.95	616	81.9
New Jersey	52	16,698,867	3.18	321,132	8.242	374.38	641	80.8
New Mexico	8	1,055,675	0.20	131,959	8.001	378.74	630	78.7
New York	60	23,051,695	4.39	384,195	7.923	392.88	637	76.6
North Carolina	29	4,831,318	0.92	166,597	8.635	364.82	615	85.1
North Dakota	2	236,850	0.05	118,425	9.026	359.00	621	85.1
Ohio	47	5,098,246	0.97	108,473	8.876	356.93	615	86.9
Oklahoma	23	2,280,596	0.43	99,156	9.391	369.19	605	86.2
Oregon	32	6,354,064	1.21	198,564	8.155	367.93	623	81.8
Pennsylvania	66	10,662,030	2.03	161,546	8.629	359.41	605	80.9
Rhode Island	3	531,823	0.10	177,274	8.632	359.52	637	87.7
South Carolina	14	2,925,219	0.56	208,944	8.916	361.40	632	79.5
South Dakota	2	241,103	0.05	120,552	10.718	359.51	573	92.5
Tennessee	38	5,174,481	0.99	136,171	8.737	354.54	623	83.9
Texas	203	23,886,736	4.55	117,669	8.762	355.79	615	81.4
Utah	32	7,098,634	1.35	221,832	8.174	365.99	631	81.1
Virginia	64	14,951,863	2.85	233,623	7.900	384.05	620	79.5
Washington	69	15,520,862	2.96	224,940	7.860	375.71	633	80.8
West Virginia	5	962,661	0.18	192,532	9.447	357.78	591	88.6
Wisconsin	12	1,542,133	0.29	128,511	8.845	358.65	596	81.0
Wyoming	6	1,193,271	0.23	198,878	7.722	386.14	607	82.5
Total/Avg./Wtd. Avg.	2,379	$525,214,401	100.00%

Loan-to-Value Ratios for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
50.00 or Less	62	$10,044,792	1.91%	$162,013	7.845%	370.63	590	41.3%
50.01 - 55.00	43	10,163,950	1.94	236,371	7.299	382.24	603	53.2
55.01 - 60.00	45	11,602,527	2.21	257,834	7.281	385.45	599	57.6
60.01 - 65.00	79	17,930,520	3.41	226,969	7.456	370.83	605	63.1
65.01 - 70.00	98	19,168,829	3.65	195,600	7.859	374.06	598	68.7
70.01 - 75.00	175	44,857,097	8.54	256,326	7.855	374.43	607	74.1
75.01 - 80.00	1,099	234,999,767	44.74	213,831	7.910	369.02	650	79.8
80.01 - 85.00	200	49,795,469	9.48	248,977	8.254	379.23	602	84.2
85.01 - 90.00	301	70,250,085	13.38	233,389	8.483	373.59	617	89.5
90.01 - 95.00	182	39,351,366	7.49	216,216	9.125	371.60	606	94.7
95.01 - 100.00	95	17,050,000	3.25	179,474	9.431	374.06	625	99.8
Total/Avg./Wtd. Avg.	2,379	$525,214,401	100.00%

Combined Loan-to-Value Ratios(1) for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
50.00 or Less	62	$10,044,792	1.91%	$162,013	7.845%	370.63	590	41.3%
50.01 - 55.00	43	10,163,950	1.94	236,371	7.299	382.24	603	53.2
55.01 - 60.00	44	11,463,527	2.18	260,535	7.242	385.76	600	57.6
60.01 - 65.00	77	17,670,720	3.36	229,490	7.455	371.01	604	63.1
65.01 - 70.00	90	17,421,613	3.32	193,573	7.843	376.05	587	68.6
70.01 - 75.00	130	34,627,711	6.59	266,367	7.902	378.90	589	73.9
75.01 - 80.00	241	48,894,850	9.31	202,883	7.977	368.43	606	79.3
80.01 - 85.00	193	48,804,399	9.29	252,873	8.248	379.76	602	84.1
85.01 - 90.00	312	73,277,135	13.95	234,863	8.451	372.44	618	88.7
90.01 - 95.00	203	42,465,689	8.09	209,191	8.990	372.84	610	92.3
95.01 - 100.00	984	210,380,016	40.06	213,801	8.025	368.92	660	81.6
Total/Avg./Wtd. Avg.	2,379	$525,214,401	100.00%
____________
(1)
The Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related Mortgaged Properties. See the definition of “Combined Loan-to-Value Ratio” under “The Mortgage Pool—Loan-to-Value Ratio” in the Prospectus Supplement.

Current Mortgage Rates for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
4.501 - 5.000	1	$292,792	0.06%	$292,792	5.000%	359.00	721	80.0%
5.001 - 5.500	4	981,551	0.19	245,388	5.500	359.13	639	77.7
5.501 - 6.000	27	7,313,221	1.39	270,860	5.843	363.71	643	72.6
6.001 - 6.500	109	35,262,560	6.71	323,510	6.370	369.57	644	72.1
6.501 - 7.000	264	73,102,108	13.92	276,902	6.834	375.08	635	76.5
7.001 - 7.500	290	70,586,685	13.44	243,402	7.324	365.67	640	79.5
7.501 - 8.000	396	93,504,235	17.80	236,122	7.788	371.25	642	79.4
8.001 - 8.500	320	66,660,435	12.69	208,314	8.316	371.72	628	80.3
8.501 - 9.000	310	68,970,225	13.13	222,485	8.809	376.12	623	81.4
9.001 - 9.500	206	39,562,705	7.53	192,052	9.297	376.73	607	83.6
9.501 - 10.000	190	36,866,181	7.02	194,033	9.775	378.47	597	87.2
10.001 - 10.500	106	14,633,419	2.79	138,051	10.272	370.61	581	85.3
10.501 - 11.000	60	7,540,703	1.44	125,678	10.813	381.16	577	87.2
11.001 - 11.500	39	4,317,834	0.82	110,714	11.295	344.72	576	87.5
11.501 - 12.000	25	1,967,388	0.37	78,696	11.768	369.37	570	87.5
12.001 - 12.500	12	1,920,202	0.37	160,017	12.268	381.01	568	87.8
12.501 - 13.000	8	623,846	0.12	77,981	12.767	299.37	586	87.0
13.001 - 13.500	6	187,452	0.04	31,242	13.449	227.09	563	78.8
13.501 - 14.000	2	56,463	0.01	28,231	13.693	94.00	564	60.3
Greater than 14.000	4	864,397	0.16	216,099	14.133	455.43	526	88.5
Total/Avg./Wtd. Avg.	2,379	$525,214,401	100.00%

Types of Mortgaged Properties for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Mortgaged Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Single Family Residence	1,687	$364,287,027	69.36%	$215,938	8.105%	373.26	622	79.9%
Planned Unit Development	400	96,145,533	18.31	240,364	8.022	372.84	631	80.8
Low-Rise Condominium	178	33,854,125	6.45	190,192	8.200	370.85	641	81.2
Two Family Home	66	19,546,307	3.72	296,156	8.220	365.86	654	78.7
Three Family Home	12	3,910,580	0.74	325,882	8.857	358.42	664	83.7
High-Rise Condominium	7	2,978,256	0.57	425,465	8.324	358.55	676	81.2
Manufactured Housing (1)	19	2,283,094	0.43	120,163	9.239	330.83	623	69.8
Town House	6	1,252,828	0.24	208,805	7.442	358.00	701	79.7
Four Family Home	4	956,652	0.18	239,163	8.269	358.38	684	82.0
Total/Avg./Wtd. Avg.	2,379	$525,214,401	100.00%
____________
(1)	Treated as real property.

Loan Purposes for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Purchase	1,301	$267,676,290	50.97%	$205,747	8.349%	370.84	643	83.1%
Refinance - Cash Out	932	229,994,315	43.79	246,775	7.861	374.85	607	76.8
Refinance - Rate/Term	146	27,543,796	5.24	188,656	7.877	365.46	627	78.2
Total/Avg./Wtd. Avg.	2,379	$525,214,401	100.00%

Occupancy Types for the Group 2 Mortgage Loans
in the Statistical Calculation Pool(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Owner Occupied	2,242	$496,630,851	94.56%	$221,512	8.094%	372.81	624	80.1%
Investment Property	115	22,819,781	4.34	198,433	8.474	365.42	679	79.7
Second Home	22	5,763,769	1.10	261,989	8.085	356.54	688	77.4
Total/Avg./Wtd. Avg.	2,379	$525,214,401	100.00%
____________
(1) Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

Remaining Terms to Stated Maturity for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Remaining Terms (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1 - 120	30	$944,436	0.18%	$31,481	10.961%	97.08	588	67.9%
121 - 180	21	2,264,109	0.43	107,815	8.145	169.33	613	75.8
181 - 300	68	6,117,490	1.16	89,963	9.380	269.46	609	75.1
301 - 360	2,010	446,781,794	85.07	222,279	8.045	358.77	630	80.4
Greater than 360	250	69,106,573	13.16	276,426	8.386	479.37	605	78.7
Total/Avg./Wtd. Avg.	2,379	$525,214,401	100.00%

Loan Documentation Types for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Loan Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Full Documentation	1,402	$263,592,290	50.19%	$188,012	8.001%	370.23	604	81.1%
Stated Income	685	185,467,182	35.31	270,755	8.489	380.50	631	78.6
Reduced	173	44,173,621	8.41	255,339	7.618	359.35	700	79.8
Stated Income/Stated Asset	48	12,226,947	2.33	254,728	7.653	364.05	687	83.6
No Ratio	28	9,816,842	1.87	350,601	7.596	357.87	697	78.8
Full/Alternative	30	5,766,074	1.10	192,202	6.989	356.43	667	80.5
No Income/No Asset	8	2,130,247	0.41	266,281	7.679	357.66	710	77.9
Full-DU	5	2,041,199	0.39	408,240	7.484	357.42	692	80.0
Total/Avg./Wtd. Avg.	2,379	$525,214,401	100.00%

Credit Bureau Risk Scores(1) for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Credit Bureau Risk Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
801 - 820	6	$998,455	0.19%	$166,409	7.044%	357.67	809	72.6%
781 - 800	12	3,388,593	0.65	282,383	7.239	373.09	787	73.3
761 - 780	27	7,379,144	1.40	273,302	7.558	357.15	771	79.3
741 - 760	23	6,068,557	1.16	263,850	7.691	390.00	750	81.3
721 - 740	39	10,188,179	1.94	261,235	7.398	367.90	730	80.7
701 - 720	71	21,503,659	4.09	302,868	7.615	368.43	707	80.6
681 - 700	151	37,838,242	7.20	250,584	7.731	360.95	690	80.1
661 - 680	214	53,627,154	10.21	250,594	7.806	363.54	670	80.8
641 - 660	264	59,792,578	11.38	226,487	7.928	372.36	651	80.4
621 - 640	281	65,648,462	12.50	233,624	8.064	367.01	630	81.0
601 - 620	417	88,315,998	16.82	211,789	8.031	371.71	611	81.7
581 - 600	314	65,083,257	12.39	207,272	8.210	381.17	591	80.9
561 - 580	253	48,560,213	9.25	191,938	8.655	374.39	571	79.2
541 - 560	130	25,889,587	4.93	199,151	8.699	382.75	551	77.5
521 - 540	100	18,510,512	3.52	185,105	9.006	386.19	532	74.6
501 - 520	75	12,303,632	2.34	164,048	9.349	391.98	510	72.3
500 or Less	2	118,181	0.02	59,090	11.875	359.45	500	67.9
Total/Avg./Wtd. Avg.	2,379	$525,214,401	100.00%
____________
(1)
The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Group 2 Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

Credit Grade Categories for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Credit Grade Category	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
A	2,070	$461,235,887	87.82%	$222,819	8.079%	371.53	633	81.1%
A-	106	25,219,009	4.80	237,915	8.016	364.47	586	74.3
B	110	21,335,271	4.06	193,957	8.346	385.91	583	71.5
C	72	13,629,493	2.60	189,299	8.740	384.49	565	71.6
C-	14	2,756,512	0.52	196,894	9.046	413.16	568	75.3
D	7	1,038,230	0.20	148,319	8.946	364.85	530	63.2
Total/Avg./Wtd. Avg.	2,379	$525,214,401	100.00%

Prepayment Penalty Periods for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Prepayment Penalty Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0	496	$126,671,701	24.12%	$255,386	8.418%	370.73	639	79.8%
6	7	1,829,694	0.35	261,385	7.433	357.79	668	79.0
12	112	36,246,123	6.90	323,626	8.163	385.03	652	81.5
13	1	150,453	0.03	150,453	7.700	359.00	563	70.0
24	928	210,144,907	40.01	226,449	8.183	374.04	620	82.7
36	166	38,581,021	7.35	232,416	7.688	363.52	659	78.2
42	1	91,500	0.02	91,500	8.875	360.00	608	54.8
48	1	20,263	(1)	20,263	13.500	291.00	584	90.0
60	667	111,478,739	21.23	167,135	7.766	370.04	605	75.7
Total/Avg./Wtd. Avg.	2,379	$525,214,401	100.00%
____________
(1) Less than 0.01%.

Months to Next Adjustment Date for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool

Range of Months to Next Adjustment Date	Weighted Average Months to Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0 - 6	5	6	$1,310,645	0.35%	$218,441	8.371%	346.47	531	75.3%
7 - 12	10	3	578,942	0.15	192,981	6.916	346.00	606	93.8
13 - 18	17	14	4,246,500	1.13	303,321	7.528	353.09	660	80.9
19 - 24	23	1,288	307,976,101	81.99	239,112	8.343	377.00	625	82.4
25 - 31	31	8	2,083,022	0.55	260,378	7.047	354.63	749	77.2
32 - 37	34	62	16,019,551	4.26	258,380	7.581	369.51	674	80.6
38 or Greater	59	156	43,423,131	11.56	278,353	7.430	361.56	685	78.9
Total/Avg./Wtd. Avg.		1,537	$375,637,892	100.00%

Gross Margins for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
2.001 - 3.000	139	$39,026,359	10.39%	$280,765	7.392%	359.56	706	79.0%
3.001 - 4.000	10	3,304,970	0.88	330,497	7.825	376.18	681	78.0
4.001 - 5.000	68	16,362,397	4.36	240,623	7.110	359.67	664	80.5
5.001 - 6.000	219	54,457,409	14.50	248,664	7.681	374.40	640	79.5
6.001 - 7.000	730	180,249,346	47.98	246,917	8.142	375.14	624	82.1
7.001 - 8.000	245	61,358,928	16.33	250,445	8.984	382.02	622	84.4
8.001 - 9.000	92	16,712,914	4.45	181,662	9.653	380.89	598	85.5
9.001 - 10.000	27	3,006,707	0.80	111,360	10.625	385.48	586	90.4
10.001 - 11.000	5	1,044,299	0.28	208,860	12.132	426.20	542	88.0
11.001 - 12.000	1	45,038	0.01	45,038	12.430	359.00	563	85.0
12.001 - 13.000	1	69,526	0.02	69,526	9.490	359.00	597	80.0
Total/Avg./Wtd. Avg.	1,537	$375,637,892	100.00%
____________
(1)	The weighted average Gross Margin for the Group 2 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 6.152%.

Maximum Mortgage Rates for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
9.001 - 10.000	1	$292,792	0.08%	$292,792	5.000%	359.00	721	80.0%
10.501 - 11.000	1	175,779	0.05	175,779	5.875	352.00	795	90.0
11.001 - 11.500	2	684,799	0.18	342,400	5.965	358.46	675	80.0
11.501 - 12.000	11	2,673,757	0.71	243,069	6.394	374.21	687	77.7
12.001 - 12.500	39	9,267,650	2.47	237,632	6.750	357.68	700	79.3
12.501 - 13.000	84	24,138,508	6.43	287,363	6.919	358.32	686	77.4
13.001 - 13.500	95	28,855,734	7.68	303,745	7.009	365.39	666	77.8
13.501 - 14.000	162	46,824,429	12.47	289,040	7.286	370.63	646	79.3
14.001 - 14.500	178	47,815,007	12.73	268,624	7.553	365.53	636	80.6
14.501 - 15.000	231	57,072,121	15.19	247,065	7.996	375.11	638	81.3
15.001 - 15.500	152	35,250,812	9.38	231,913	8.361	379.39	623	82.0
15.501 - 16.000	193	49,322,306	13.13	255,556	8.912	384.29	625	83.1
16.001 - 16.500	133	29,032,059	7.73	218,286	9.371	383.16	614	86.5
16.501 - 17.000	126	26,162,613	6.96	207,640	9.797	382.13	595	87.6
17.001 - 17.500	57	8,204,025	2.18	143,930	10.223	375.55	577	87.2
17.501 - 18.000	31	3,919,550	1.04	126,437	10.800	395.54	578	91.2
18.001 - 18.500	20	2,277,702	0.61	113,885	11.314	373.40	576	88.4
18.501 - 19.000	10	950,791	0.25	95,079	11.761	411.52	589	91.9
19.001 - 19.500	6	1,556,577	0.41	259,430	12.293	404.05	568	90.0
Greater than 19.500	5	1,160,878	0.31	232,176	13.714	435.79	543	91.2
Total/Avg./Wtd. Avg.	1,537	$375,637,892	100.00%
____________
(1)	The weighted average Maximum Mortgage Rate for the Group 2 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 14.866%.

Initial Periodic Rate Caps for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1.000	3	$988,937	0.26%	$329,646	7.417%	359.89	517	71.2%
1.500	1,051	249,539,728	66.43	237,431	8.351	379.02	620	82.5
2.000	63	16,526,591	4.40	262,327	7.490	365.88	693	83.4
3.000	282	70,432,892	18.75	249,762	8.141	368.67	642	80.9
4.000	1	206,291	0.05	206,291	9.375	358.00	612	70.0
5.000	54	16,100,840	4.29	298,164	7.682	358.63	697	78.7
6.000	83	21,842,614	5.81	263,164	7.368	358.09	705	79.3
Total/Avg./Wtd. Avg.	1,537	$375,637,892	100.00%
____________
(1)	The weighted average Initial Periodic Rate Cap for the Group 2 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 2.215%.

Subsequent Periodic Rate Cap for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1.000	344	$88,455,957	23.55%	$257,139	8.092%	365.97	657	81.1%
1.500	1,091	260,765,146	69.42	239,015	8.312	378.61	620	82.4
2.000	101	26,210,498	6.98	259,510	7.239	360.34	707	79.3
2.500	1	206,291	0.05	206,291	9.375	358.00	612	70.0
Total/Avg./Wtd. Avg.	1,537	$375,637,892	100.00%
____________
(1)	The weighted average Subsequent Periodic Rate Cap for the Group 2 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 1.418%.

Minimum Mortgage Rates for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
2.001 - 3.000	139	$39,026,359	10.39%	$280,765	7.392%	359.56	706	79.0%
3.001 - 4.000	8	2,710,970	0.72	338,871	7.839	357.59	695	78.2
4.001 - 5.000	17	4,285,381	1.14	252,081	7.166	358.75	700	80.0
5.001 - 6.000	22	5,818,241	1.55	264,466	5.895	358.60	633	73.2
6.001 - 7.000	155	47,724,312	12.70	307,899	6.766	372.60	641	79.1
7.001 - 8.000	383	100,738,246	26.82	263,024	7.602	371.40	638	80.5
8.001 - 9.000	392	94,798,041	25.24	241,832	8.594	378.23	628	82.1
9.001 - 10.000	276	59,428,020	15.82	215,319	9.537	382.17	606	86.9
Greater than 10.000	145	21,108,322	5.62	145,575	10.899	389.89	575	88.4
Total/Avg./Wtd. Avg.	1,537	$375,637,892	100.00%
____________
(1)	The weighted average Minimum Mortgage Rate for the Group 2 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 7.591%.

Next Adjustment Dates for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
February 2007	1	$149,367	0.04%	$149,367	12.125%	291.00	555	85.0%
March 2007	2	106,564	0.03	53,282	12.116	292.00	575	87.7
April 2007	1	174,214	0.05	174,214	8.500	359.00	609	80.0
May 2007	2	880,500	0.23	440,250	7.256	360.00	507	71.3
September 2007	3	578,942	0.15	192,981	6.916	346.00	606	93.8
December 2007	1	537,600	0.14	537,600	7.225	349.00	689	80.0
March 2008	1	228,000	0.06	228,000	8.990	352.00	580	82.9
April 2008	4	725,553	0.19	181,388	7.559	353.00	702	78.4
May 2008	8	2,755,347	0.73	344,418	7.458	354.00	651	81.6
June 2008	10	3,222,317	0.86	322,232	7.892	381.71	705	84.8
July 2008	3	1,614,043	0.43	538,014	7.812	356.00	658	82.0
August 2008	39	8,345,895	2.22	213,997	8.023	356.54	669	81.4
September 2008	96	21,808,730	5.81	227,174	8.007	364.51	672	81.8
October 2008	582	139,141,680	37.04	239,075	8.404	375.31	619	82.7
November 2008	558	133,843,437	35.63	239,863	8.371	382.21	619	82.2
March 2009	1	175,779	0.05	175,779	5.875	352.00	795	90.0
May 2009	1	240,000	0.06	240,000	6.500	354.00	786	80.0
June 2009	6	1,667,243	0.44	277,874	7.249	355.00	739	75.5
July 2009	1	503,599	0.13	503,599	7.490	356.00	706	80.0
August 2009	12	3,884,421	1.03	323,702	7.563	357.00	691	78.7
September 2009	14	3,414,536	0.91	243,895	7.268	367.44	682	81.9
October 2009	25	6,212,994	1.65	248,520	7.554	378.67	671	80.0
November 2009	10	2,004,000	0.53	200,400	8.254	372.23	628	84.2
December 2010	1	334,577	0.09	334,577	6.250	349.00	757	80.0
January 2011	1	246,289	0.07	246,289	6.250	350.00	665	78.7
June 2011	2	471,840	0.13	235,920	7.598	355.00	758	80.0
July 2011	1	261,452	0.07	261,452	8.250	356.00	701	80.0
August 2011	4	700,574	0.19	175,144	7.957	357.00	700	80.0
September 2011	26	7,301,457	1.94	280,825	7.767	358.00	686	78.8
October 2011	99	28,110,948	7.48	283,949	7.427	361.34	693	78.9
November 2011	22	5,995,994	1.60	272,545	7.036	369.38	639	78.3
Total/Avg./Wtd. Avg.	1,537	$375,637,892	100.00%
____________
(1)	The weighted average Next Adjustment Date for the Group 2 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date is February 2009.

Interest Only Periods for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Interest Only Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0	1,560	$289,859,669	55.19%	$185,807	8.420%	383.28	610	79.5%
24	2	488,700	0.09	244,350	6.507	346.00	613	92.9
60	640	181,978,658	34.65	284,342	7.830	359.06	634	81.0
84	13	4,141,980	0.79	318,614	7.867	355.29	664	88.5
120	164	48,745,394	9.28	297,228	7.360	358.29	696	79.3
Total/Avg./Wtd. Avg.	2,379	$525,214,401	100.00%

THE MORTGAGE LOANS

Mortgage Loan Programs for the Mortgage Loans
in the Statistical Calculation Pool

Mortgage Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
30-Year 6-month LIBOR	13	$3,752,891	0.45%	$288,684	7.609%	359.07	551	76.8%
2/28 6-month LIBOR	1,504	240,812,015	28.85	160,114	8.790	359.32	597	81.2
2/38 6-month LIBOR	448	108,076,655	12.95	241,243	8.566	479.45	591	79.0
2/28 6 month LIBOR - 120- month Interest Only	9	3,251,384	0.39	361,265	7.520	355.18	705	80.0
2/28 6-month LIBOR - 24-month Interest Only	2	488,700	0.06	244,350	6.507	346.00	613	92.9
2/28 6-month LIBOR - 60-month Interest Only	602	170,842,692	20.46	283,792	7.836	359.16	637	81.6
2/28 6-month LIBOR - 84-month Interest Only	11	3,881,430	0.46	352,857	7.877	355.25	667	88.5
2/28 6-month LIBOR - 40/30-Year Balloon	10	2,460,459	0.29	246,046	7.876	358.58	680	82.9
3/27 12-month LIBOR	3	382,645	0.05	127,548	6.406	355.78	788	77.8
3/27 6-month LIBOR	61	9,196,928	1.10	150,769	8.574	357.03	620	83.3
3/37 12-month LIBOR	2	486,122	0.06	243,061	6.329	478.71	736	80.0
3/37 6-month LIBOR	15	3,149,459	0.38	209,964	8.078	479.42	609	83.6
3/27 6-month LIBOR - 120-month Interest Only	17	5,817,952	0.70	342,232	7.010	357.25	721	78.7
3/27 6-month LIBOR - 60-month Interest Only	22	6,197,209	0.74	281,691	7.340	358.14	660	79.4
3/27 6-month LIBOR - 84-month Interest Only	2	260,550	0.03	130,275	7.708	355.97	631	88.4
3/27 12-month LIBOR - 120-month Interest Only	3	652,643	0.08	217,548	6.285	358.33	689	81.0
3/27 6-month LIBOR - 40/30-Year Balloon	4	1,180,737	0.14	295,184	8.628	358.20	683	90.1
5/25 6-month LIBOR	26	5,045,782	0.60	194,069	7.853	359.29	633	78.2
5/35 6-month LIBOR	7	1,667,083	0.20	238,155	7.668	479.28	589	74.4
5/25 6-month LIBOR - 120-month Interest Only	135	39,023,415	4.67	289,062	7.416	358.71	691	79.3
10-Year Fixed	3	211,780	0.03	70,593	8.758	120.00	612	41.3
15-Year Fixed	39	2,938,380	0.35	75,343	8.395	155.04	615	74.8
15-Year Fixed - Credit Comeback	10	653,204	0.08	65,320	9.035	152.99	572	66.4
20-Year Fixed	14	2,086,045	0.25	149,003	8.034	237.79	612	71.1
25-Year Fixed	5	813,956	0.10	162,791	8.541	299.35	590	86.5
30-Year Fixed	857	144,840,011	17.35	169,008	8.092	356.38	600	74.9
30-Year Fixed - Credit Comeback	128	17,204,102	2.06	134,407	8.910	352.91	592	78.8
40-Year Fixed	143	31,590,700	3.78	220,914	7.965	479.19	589	74.5
40-Year Fixed - Credit Comeback	14	2,920,947	0.35	208,639	8.711	478.70	570	68.9
30-Year Fixed - 60-month Interest Only	102	24,412,693	2.92	239,340	7.620	358.88	631	77.4
30/15-Year Fixed Balloon	2	106,101	0.01	53,050	13.199	104.85	531	64.0
40/30-Year Fixed Balloon	2	410,689	0.05	205,345	8.240	359.00	628	81.6
Total/Avg./Wtd. Avg.	4,215	$834,815,358	100.00%

Original Terms to Stated Maturity for the Mortgage Loans
in the Statistical Calculation Pool

Original Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
ARM 360	2,424	$493,247,433	59.08%	$203,485	8.260%	359.05	623	81.2%
ARM 480	472	113,379,319	13.58	240,210	8.529	479.44	592	79.0
Fixed 120	3	211,780	0.03	70,593	8.758	120.00	612	41.3
Fixed 180	51	3,697,685	0.44	72,504	8.645	153.24	605	73.0
Fixed 240	14	2,086,045	0.25	149,003	8.034	237.79	612	71.1
Fixed 300	5	813,956	0.10	162,791	8.541	299.35	590	86.5
Fixed 360	1,089	186,867,495	22.38	171,595	8.106	356.39	604	75.6
Fixed 480	157	34,511,646	4.13	219,819	8.028	479.15	587	74.0
Total/Avg./Wtd. Avg.	4,215	$834,815,358	100.00%

Mortgage Loan Principal Balances for the Mortgage Loans
in the Statistical Calculation Pool

Range of Mortgage Loan Principal Balances	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
$0.01 - $25,000.00	21	$382,102	0.05%	$18,195	11.667%	124.00	582	68.4%
$25,000.01 - $50,000.00	59	2,544,572	0.30	43,128	10.452	295.89	598	69.6
$50,000.01 - $75,000.00	359	22,898,210	2.74	63,783	9.703	359.39	599	80.8
$75,000.01 - $100,000.00	529	46,713,303	5.60	88,305	8.917	362.89	601	79.1
$100,000.01 - $150,000.00	999	124,369,256	14.90	124,494	8.590	369.81	601	79.7
$150,000.01 - $200,000.00	702	122,351,448	14.66	174,290	8.273	377.39	603	77.4
$200,000.01 - $250,000.00	457	102,446,626	12.27	224,172	8.193	383.47	609	79.6
$250,000.01 - $300,000.00	333	90,972,253	10.90	273,190	8.053	382.40	614	79.4
$300,000.01 - $350,000.00	251	81,387,020	9.75	324,251	8.018	386.23	621	81.0
$350,000.01 - $400,000.00	167	62,670,865	7.51	375,275	8.001	393.64	613	78.8
$400,000.01 - $450,000.00	106	45,219,605	5.42	426,600	7.814	381.54	626	79.6
$450,000.01 - $500,000.00	79	37,581,642	4.50	475,717	7.899	382.42	629	79.6
$500,000.01 - $550,000.00	50	26,221,882	3.14	524,438	7.767	375.59	636	80.4
$550,000.01 - $600,000.00	37	21,279,774	2.55	575,129	8.160	378.53	630	81.7
$600,000.01 - $650,000.00	27	16,931,042	2.03	627,076	7.587	376.21	629	79.4
$650,000.01 - $700,000.00	8	5,309,962	0.64	663,745	7.951	404.05	645	73.9
$700,000.01 - $750,000.00	10	7,318,817	0.88	731,882	7.740	359.20	649	78.9
$750,000.01 - $800,000.00	9	7,044,934	0.84	782,770	8.989	385.13	645	81.5
$800,000.01 - $850,000.00	3	2,497,489	0.30	832,496	7.618	439.16	603	81.0
$850,000.01 - $900,000.00	3	2,647,057	0.32	882,352	9.342	359.34	622	83.2
Greater than $900,000.00	6	6,027,500	0.72	1,004,583	8.725	359.18	642	66.9
Total/Avg./Wtd. Avg.	4,215	$834,815,358	100.00%

State Distribution of the Mortgaged Properties for the Mortgage Loans
in the Statistical Calculation Pool

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Alabama	80	$9,893,481	1.19%	$123,669	8.795%	359.44	603	84.6%
Alaska	13	2,493,153	0.30	191,781	8.857	398.84	596	83.3
Arizona	155	30,801,894	3.69	198,722	8.227	390.47	609	78.3
Arkansas	17	1,694,190	0.20	99,658	9.182	384.48	579	85.6
California	572	195,684,013	23.44	342,105	7.638	386.75	625	77.0
Colorado	75	13,047,183	1.56	173,962	8.078	375.25	616	81.2
Connecticut	52	12,480,698	1.50	240,013	8.438	377.27	613	79.7
Delaware	11	2,216,519	0.27	201,502	7.560	367.04	609	82.9
District of Columbia	14	5,216,480	0.62	372,606	8.830	400.74	599	73.8
Florida	566	109,284,695	13.09	193,083	8.337	381.25	607	77.6
Georgia	138	22,106,993	2.65	160,196	8.822	371.71	617	83.3
Hawaii	12	4,438,645	0.53	369,887	7.462	395.20	629	76.5
Idaho	30	4,921,346	0.59	164,045	8.415	377.97	601	81.4
Illinois	168	29,043,098	3.48	172,876	8.789	376.22	617	82.6
Indiana	64	7,732,943	0.93	120,827	9.606	360.93	588	87.1
Iowa	24	2,388,226	0.29	99,509	9.742	359.33	582	85.7
Kansas	21	2,062,309	0.25	98,205	9.095	359.47	599	80.9
Kentucky	31	3,087,945	0.37	99,611	9.055	376.59	591	83.8
Louisiana	99	11,225,742	1.34	113,391	8.517	331.59	600	83.8
Maine	8	1,001,496	0.12	125,187	8.036	359.38	601	76.2
Maryland	120	28,235,409	3.38	235,295	8.299	382.70	603	79.5
Massachusetts	79	19,773,523	2.37	250,298	8.250	377.40	604	77.8
Michigan	118	12,200,217	1.46	103,392	9.217	365.77	591	83.2
Minnesota	48	8,976,321	1.08	187,007	8.547	383.09	624	83.6
Mississippi	62	6,443,927	0.77	103,934	8.605	354.18	602	86.1
Missouri	74	8,465,820	1.01	114,403	9.172	360.44	597	83.0
Montana	4	817,685	0.10	204,421	7.731	347.53	633	79.3
Nebraska	8	796,301	0.10	99,538	7.398	357.17	671	79.4
Nevada	95	23,346,554	2.80	245,753	7.838	372.54	645	80.6
New Hampshire	24	4,544,555	0.54	189,356	8.247	363.83	585	79.5
New Jersey	106	28,898,547	3.46	272,628	8.317	375.98	614	77.8
New Mexico	25	4,075,133	0.49	163,005	8.305	386.50	610	79.5
New York	133	40,662,693	4.87	305,735	8.003	392.38	614	74.1
North Carolina	71	10,092,143	1.21	142,143	9.018	372.07	600	83.8
North Dakota	5	651,089	0.08	130,218	9.787	359.18	604	87.7
Ohio	77	8,185,854	0.98	106,310	8.996	364.12	610	87.0
Oklahoma	31	3,021,985	0.36	97,483	9.256	371.66	603	85.6
Oregon	54	10,389,778	1.24	192,403	8.136	376.24	617	80.9
Pennsylvania	121	17,871,215	2.14	147,696	8.739	372.33	595	81.5
Rhode Island	8	1,642,255	0.20	205,282	8.451	374.32	612	79.8
South Carolina	34	5,788,871	0.69	170,261	8.802	365.82	614	80.8
South Dakota	4	446,153	0.05	111,538	9.861	359.73	594	91.6
Tennessee	78	9,403,709	1.13	120,560	8.939	358.64	608	83.9
Texas	330	39,143,673	4.69	118,617	8.701	357.36	609	80.4
Utah	52	10,691,515	1.28	205,606	8.371	369.80	619	81.8
Vermont	4	679,362	0.08	169,841	7.746	406.35	566	75.1
Virginia	125	24,451,693	2.93	195,614	8.044	384.91	601	78.4
Washington	116	26,076,527	3.12	224,798	8.045	385.55	615	80.1
West Virginia	14	1,976,253	0.24	141,161	9.204	358.49	603	84.6
Wisconsin	34	4,491,852	0.54	132,113	9.189	368.16	594	82.9
Wyoming	11	1,753,698	0.21	159,427	8.195	377.71	594	81.7
Total/Avg./Wtd. Avg.	4,215	$834,815,358	100.00%

Loan-to-Value Ratios for the Mortgage Loans
in the Statistical Calculation Pool

Range of Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
50.00 or Less	142	$22,117,560	2.65%	$155,757	7.938%	377.99	584	41.6%
50.01 - 55.00	91	18,145,680	2.17	199,403	7.557	382.61	590	53.1
55.01 - 60.00	108	22,819,643	2.73	211,293	7.607	390.18	581	57.8
60.01 - 65.00	177	36,647,181	4.39	207,046	7.837	385.65	585	63.2
65.01 - 70.00	221	42,877,478	5.14	194,016	8.169	384.39	580	68.6
70.01 - 75.00	320	71,207,618	8.53	222,524	8.104	382.23	591	74.1
75.01 - 80.00	1,725	330,878,352	39.63	191,814	8.042	374.04	634	79.7
80.01 - 85.00	389	84,958,041	10.18	218,401	8.403	385.58	594	84.3
85.01 - 90.00	585	123,445,649	14.79	211,018	8.544	378.45	617	89.5
90.01 - 95.00	301	56,982,294	6.83	189,310	9.231	374.08	604	94.7
95.01 - 100.00	156	24,735,863	2.96	158,563	9.471	377.15	625	99.9
Total/Avg./Wtd. Avg.	4,215	$834,815,358	100.00%

Combined Loan-to-Value Ratios(1) for the Mortgage Loans
in the Statistical Calculation Pool

Range of Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
50.00 or Less	141	$21,938,560	2.63%	$155,593	7.946%	378.13	584	41.6%
50.01 - 55.00	90	17,800,680	2.13	197,785	7.577	383.04	589	53.1
55.01 - 60.00	107	22,680,643	2.72	211,969	7.590	390.36	581	57.8
60.01 - 65.00	175	36,387,381	4.36	207,928	7.840	385.84	585	63.1
65.01 - 70.00	212	40,962,262	4.91	193,218	8.173	385.78	574	68.5
70.01 - 75.00	262	59,778,610	7.16	228,163	8.170	385.88	577	73.8
75.01 - 80.00	585	109,574,289	13.13	187,306	8.231	379.74	588	79.3
80.01 - 85.00	382	83,966,971	10.06	219,809	8.401	385.96	594	84.3
85.01 - 90.00	598	126,759,014	15.18	211,972	8.522	377.70	617	89.1
90.01 - 95.00	331	61,432,659	7.36	185,597	9.105	375.39	608	92.7
95.01 - 100.00	1,332	253,534,291	30.37	190,341	8.102	371.12	655	81.9
Total/Avg./Wtd. Avg.	4,215	$834,815,358	100.00%

____________

(1)
The Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related Mortgaged Properties. See the definition of “Combined Loan-to-Value Ratio” under “The Mortgage Pool—Loan-to-Value Ratio” in the Prospectus Supplement.

Current Mortgage Rates for the Mortgage Loans
in the Statistical Calculation Pool

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
4.001 - 4.500	1	$135,389	0.02%	$135,389	4.125%	479.00	551	69.5%
4.501 - 5.000	1	292,792	0.04	292,792	5.000	359.00	721	80.0
5.001 - 5.500	5	1,217,402	0.15	243,480	5.427	382.35	623	73.4
5.501 - 6.000	34	8,901,743	1.07	261,816	5.862	370.55	632	72.4
6.001 - 6.500	151	45,189,610	5.41	299,269	6.376	373.42	640	71.8
6.501 - 7.000	380	98,960,072	11.85	260,421	6.833	379.25	629	75.4
7.001 - 7.500	450	102,008,110	12.22	226,685	7.324	372.41	629	78.1
7.501 - 8.000	686	147,005,176	17.61	214,293	7.798	376.79	626	78.6
8.001 - 8.500	599	115,465,906	13.83	192,764	8.313	380.34	613	79.3
8.501 - 9.000	575	112,781,502	13.51	196,142	8.807	381.55	607	80.6
9.001 - 9.500	401	68,964,326	8.26	171,981	9.303	381.86	591	82.2
9.501 - 10.000	417	69,920,310	8.38	167,675	9.779	383.49	588	84.2
10.001 - 10.500	213	29,887,026	3.58	140,315	10.283	377.47	572	83.4
10.501 - 11.000	133	16,099,933	1.93	121,052	10.795	381.79	566	84.7
11.001 - 11.500	78	8,733,678	1.05	111,970	11.310	364.83	569	86.6
11.501 - 12.000	44	3,696,904	0.44	84,021	11.771	368.50	562	85.7
12.001 - 12.500	25	3,702,052	0.44	148,082	12.233	394.12	558	85.0
12.501 - 13.000	10	745,115	0.09	74,512	12.765	309.07	589	87.8
13.001 - 13.500	6	187,452	0.02	31,242	13.449	227.09	563	78.8
13.501 - 14.000	2	56,463	0.01	28,231	13.693	94.00	564	60.3
Greater than 14.000	4	864,397	0.10	216,099	14.133	455.43	526	88.5
Total/Avg./Wtd. Avg.	4,215	$834,815,358	100.00%

Types of Mortgaged Properties for the Mortgage Loans
in the Statistical Calculation Pool

Mortgaged Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Single Family Residence	3,158	$603,785,253	72.33%	$191,192	8.263%	379.43	609	79.1%
Planned Unit Development	629	138,780,805	16.62	220,637	8.143	376.61	619	80.4
Low-Rise Condominium	254	46,804,558	5.61	184,270	8.306	378.02	628	80.0
Two Family Home	113	29,994,431	3.59	265,437	8.422	374.39	632	77.5
Three Family Home	19	6,780,357	0.81	356,861	8.324	375.47	646	80.1
High-Rise Condominium	13	4,177,380	0.50	321,337	8.513	370.15	651	77.5
Manufactured Housing (1)	19	2,283,094	0.27	120,163	9.239	330.83	623	69.8
Town House	6	1,252,828	0.15	208,805	7.442	358.00	701	79.7
Four Family Home	4	956,652	0.11	239,163	8.269	358.38	684	82.0
Total/Avg./Wtd. Avg.	4,215	$834,815,358	100.00%
____________

(1)	Treated as real property.

Loan Purposes for the Mortgage Loans
in the Statistical Calculation Pool

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Refinance - Cash Out	2,245	$472,942,858	56.65%	$210,665	8.146%	383.29	594	76.6%
Purchase	1,738	319,304,990	38.25	183,720	8.440	372.20	640	83.4
Refinance - Rate/Term	232	42,567,510	5.10	183,481	8.071	371.29	616	78.5
Total/Avg./Wtd. Avg.	4,215	$834,815,358	100.00%

Occupancy Types for the Mortgage Loans
in the Statistical Calculation Pool(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Owner Occupied	3,999	$793,322,333	95.03%	$198,380	8.233%	378.89	610	79.3%
Investment Property	181	33,275,049	3.99	183,840	8.734	370.55	674	80.9
Second Home	35	8,217,977	0.98	234,799	8.368	366.52	659	76.3
Total/Avg./Wtd. Avg.	4,215	$834,815,358	100.00%
____________

(1)	Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

Remaining Terms to Stated Maturity for the Mortgage Loans
in the Statistical Calculation Pool

Range of Remaining Terms (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1 - 120	33	$1,156,216	0.14%	$35,037	10.557%	101.28	593	63.0%
121 - 180	28	2,936,619	0.35	104,879	8.051	171.03	611	75.0
181 - 300	75	7,199,048	0.86	95,987	9.279	266.30	610	75.7
301 - 360	3,450	675,632,511	80.93	195,836	8.206	358.91	618	79.7
Greater than 360	629	147,890,965	17.72	235,121	8.412	479.37	591	77.9
Total/Avg./Wtd. Avg.	4,215	$834,815,358	100.00%

Loan Documentation Types for the Mortgage Loans
in the Statistical Calculation Pool

Loan Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Full Documentation	2,685	$469,096,971	56.19%	$174,710	8.149%	378.11	596	80.3%
Stated Income	1,238	289,563,458	34.69	233,896	8.605	383.91	619	77.4
Reduced	173	44,173,621	5.29	255,339	7.618	359.35	700	79.8
Stated Income/Stated Asset	48	12,226,947	1.46	254,728	7.653	364.05	687	83.6
No Ratio	28	9,816,842	1.18	350,601	7.596	357.87	697	78.8
Full/Alternative	30	5,766,074	0.69	192,202	6.989	356.43	667	80.5
No Income/No Asset	8	2,130,247	0.26	266,281	7.679	357.66	710	77.9
Full-DU	5	2,041,199	0.24	408,240	7.484	357.42	692	80.0
Total/Avg./Wtd. Avg.	4,215	$834,815,358	100.00%

Credit Bureau Risk Scores(1) for the Mortgage Loans
in the Statistical Calculation Pool

Range of Credit Bureau Risk Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
801 - 820	6	$998,455	0.12%	$166,409	7.044%	357.67	809	72.6%
781 - 800	13	3,518,035	0.42	270,618	7.285	372.53	787	73.5
761 - 780	30	7,703,300	0.92	256,777	7.596	357.25	771	79.6
741 - 760	32	7,392,450	0.89	231,014	7.803	389.76	749	81.7
721 - 740	52	12,571,294	1.51	241,756	7.635	368.55	730	81.6
701 - 720	94	25,659,207	3.07	272,970	7.653	370.01	708	81.1
681 - 700	197	46,698,844	5.59	237,050	7.718	365.09	690	80.7
661 - 680	306	68,635,815	8.22	224,300	7.823	365.09	670	81.2
641 - 660	410	85,036,677	10.19	207,407	7.916	375.44	650	80.1
621 - 640	474	98,419,114	11.79	207,635	8.114	371.61	630	81.0
601 - 620	654	126,139,090	15.11	192,873	8.129	377.14	610	81.1
581 - 600	557	105,189,547	12.60	188,850	8.329	384.49	590	80.3
561 - 580	455	79,885,357	9.57	175,572	8.653	378.53	571	78.9
541 - 560	373	68,839,999	8.25	184,558	8.718	390.41	551	77.2
521 - 540	314	56,381,717	6.75	179,560	8.930	391.87	531	73.3
501 - 520	242	40,353,655	4.83	166,751	9.210	397.23	510	71.4
500 or Less	6	1,392,802	0.17	232,134	8.957	453.44	500	72.9
Total/Avg./Wtd. Avg.	4,215	$834,815,358	100.00%
____________

(1)
The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

Credit Grade Categories for the Mortgage Loans
in the Statistical Calculation Pool

Credit Grade Category	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
A	3,462	$687,875,672	82.40%	$198,693	8.198%	376.60	623	80.9%
A-	219	46,208,685	5.54	210,999	8.275	377.35	573	74.2
B	284	53,407,966	6.40	188,056	8.479	390.09	571	72.2
C	204	39,757,934	4.76	194,892	8.797	392.94	558	69.3
C-	28	4,594,156	0.55	164,077	8.941	394.84	567	71.9
D	18	2,970,946	0.36	165,053	8.546	390.28	554	61.9
Total/Avg./Wtd. Avg.	4,215	$834,815,358	100.00%

Prepayment Penalty Periods for the Mortgage Loans
in the Statistical Calculation Pool

Prepayment Penalty Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0	1,127	$231,378,058	27.72%	$205,304	8.574%	374.86	617	79.1%
6	7	1,829,694	0.22	261,385	7.433	357.79	668	79.0
12	202	55,612,826	6.66	275,311	8.267	388.04	629	78.6
13	1	150,453	0.02	150,453	7.700	359.00	563	70.0
24	1,818	358,829,699	42.98	197,376	8.264	382.62	606	81.0
36	391	75,424,126	9.03	192,901	7.961	375.40	632	77.9
42	1	91,500	0.01	91,500	8.875	360.00	608	54.8
48	1	20,263	(1)	20,263	13.500	291.00	584	90.0
60	667	111,478,739	13.35	167,135	7.766	370.04	605	75.7
Total/Avg./Wtd. Avg.	4,215	$834,815,358	100.00%
___________

(1) Less than 0.01%.

Months to Next Adjustment Date for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool

Range of Months to Next Adjustment Date	Weighted Average Months to Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0 - 6	5	16	$4,008,821	0.66%	$250,551	7.897%	354.75	552	77.4%
7 - 12	10	5	737,248	0.12	147,450	7.080	345.66	611	93.0
13 - 18	17	20	5,100,582	0.84	255,029	7.695	357.18	654	81.9
19 - 24	23	2,568	524,830,664	86.52	204,373	8.422	383.97	610	80.9
25 - 31	31	9	2,417,345	0.40	268,594	7.177	354.54	745	79.0
32 - 37	35	110	23,795,812	3.92	216,326	7.827	377.04	650	81.2
38 or Greater	59	168	45,736,280	7.54	272,240	7.474	363.16	681	79.0
Total/Avg./Wtd. Avg.		2,896	$606,626,752	100.00%

Gross Margins for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
2.001 - 3.000	145	$40,186,244	6.62%	$277,147	7.402%	361.98	703	78.9%
3.001 - 4.000	14	4,182,027	0.69	298,716	8.302	372.69	651	78.4
4.001 - 5.000	101	22,933,794	3.78	227,067	7.222	369.95	651	80.4
5.001 - 6.000	401	89,484,541	14.75	223,153	7.790	382.44	623	78.1
6.001 - 7.000	1,580	322,438,459	53.15	204,075	8.283	382.86	608	80.9
7.001 - 8.000	529	106,523,204	17.56	201,367	9.095	386.64	606	82.5
8.001 - 9.000	92	16,712,914	2.76	181,662	9.653	380.89	598	85.5
9.001 - 10.000	27	3,006,707	0.50	111,360	10.625	385.48	586	90.4
10.001 - 11.000	5	1,044,299	0.17	208,860	12.132	426.20	542	88.0
11.001 - 12.000	1	45,038	0.01	45,038	12.430	359.00	563	85.0
12.001 - 13.000	1	69,526	0.01	69,526	9.490	359.00	597	80.0
Total/Avg./Wtd. Avg.	2,896	$606,626,752	100.00%
____________

(1)	The weighted average Gross Margin for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 6.294%.

Maximum Mortgage Rates for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
9.001 - 10.000	1	$292,792	0.05%	$292,792	5.000%	359.00	721	80.0%
10.501 - 11.000	1	175,779	0.03	175,779	5.875	352.00	795	90.0
11.001 - 11.500	3	820,188	0.14	273,396	5.661	378.36	655	78.3
11.501 - 12.000	11	2,673,757	0.44	243,069	6.394	374.21	687	77.7
12.001 - 12.500	43	10,156,522	1.67	236,198	6.703	362.82	696	79.1
12.501 - 13.000	97	27,263,049	4.49	281,062	6.850	364.53	676	76.7
13.001 - 13.500	135	38,372,109	6.33	284,238	6.912	373.82	654	76.1
13.501 - 14.000	248	64,895,719	10.70	261,676	7.228	377.55	635	78.1
14.001 - 14.500	307	72,075,950	11.88	234,775	7.539	375.19	624	78.9
14.501 - 15.000	465	100,148,939	16.51	215,374	7.998	382.68	619	80.3
15.001 - 15.500	356	70,778,087	11.67	198,815	8.398	388.49	607	79.9
15.501 - 16.000	403	84,272,367	13.89	209,113	8.922	387.51	604	82.1
16.001 - 16.500	271	49,943,949	8.23	184,295	9.372	385.32	597	84.8
16.501 - 17.000	281	47,912,839	7.90	170,508	9.805	386.64	591	85.5
17.001 - 17.500	121	17,732,910	2.92	146,553	10.264	383.52	569	84.6
17.501 - 18.000	73	8,907,639	1.47	122,022	10.776	387.20	568	87.1
18.001 - 18.500	41	4,699,181	0.77	114,614	11.340	379.95	575	88.7
18.501 - 19.000	21	1,877,796	0.31	89,419	11.754	385.70	572	87.9
19.001 - 19.500	12	2,408,917	0.40	200,743	12.291	388.14	565	88.5
Greater than 19.500	6	1,218,264	0.20	203,044	13.674	432.17	544	91.4
Total/Avg./Wtd. Avg.	2,896	$606,626,752	100.00%
____________

(1)	The weighted average Maximum Mortgage Rate for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 15.058%.

Initial Periodic Rate Caps for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1.000	17	$4,217,935	0.70%	$248,114	7.775%	367.42	554	76.2%
1.500	2,181	437,810,485	72.17	200,738	8.411	385.16	606	81.2
2.000	71	17,965,588	2.96	253,036	7.552	365.26	686	82.8
2.500	1	222,278	0.04	222,278	7.650	358.00	505	70.0
3.000	488	108,260,722	17.85	221,846	8.335	378.44	625	79.8
4.000	1	206,291	0.03	206,291	9.375	358.00	612	70.0
5.000	54	16,100,840	2.65	298,164	7.682	358.63	697	78.7
6.000	83	21,842,614	3.60	263,164	7.368	358.09	705	79.3
Total/Avg./Wtd. Avg.	2,896	$606,626,752	100.00%
____________

(1)	The weighted average Initial Periodic Rate Cap for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 2.035%.

Subsequent Periodic Rate Caps for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1.000	549	$127,022,065	20.94%	$231,370	8.250%	374.53	637	80.0%
1.500	2,244	452,965,621	74.67	201,856	8.390	384.77	607	81.1
2.000	101	26,210,498	4.32	259,510	7.239	360.34	707	79.3
2.500	2	428,569	0.07	214,285	8.480	358.00	557	70.0
Total/Avg./Wtd. Avg.	2,896	$606,626,752	100.00%
____________

(1)	The weighted average Subsequent Periodic Rate Cap for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 1.418%.

Minimum Mortgage Rates for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
2.001 - 3.000	139	$39,026,359	6.43%	$280,765	7.392%	359.56	706	79.0%
3.001 - 4.000	8	2,710,970	0.45	338,871	7.839	357.59	695	78.2
4.001 - 5.000	18	4,420,769	0.73	245,598	7.073	362.44	695	79.7
5.001 - 6.000	31	7,752,965	1.28	250,096	5.905	370.97	619	72.5
6.001 - 7.000	256	70,407,179	11.61	275,028	6.736	381.55	632	77.2
7.001 - 8.000	712	162,822,712	26.84	228,684	7.617	378.35	622	79.3
8.001 - 9.000	815	167,497,928	27.61	205,519	8.582	386.43	611	80.9
9.001 - 10.000	611	109,433,924	18.04	179,106	9.545	386.58	592	84.7
Greater than 10.000	306	42,553,946	7.01	139,065	10.770	387.25	570	85.8
Total/Avg./Wtd. Avg.	2,896	$606,626,752	100.00%
____________

(1)	The weighted average Minimum Mortgage Rate for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 7.944%.

Next Adjustment Dates for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
December 2006	1	$143,906	0.02%	$143,906	8.375%	355.00	566	85.0%
February 2007	2	259,718	0.04	129,859	10.160	313.94	558	87.0
March 2007	2	106,564	0.02	53,282	12.116	292.00	575	87.7
April 2007	4	1,116,534	0.18	279,133	7.777	359.00	572	75.3
May 2007	7	2,382,100	0.39	340,300	7.489	360.00	540	76.5
July 2007	1	93,254	0.02	93,254	7.200	344.00	618	90.0
August 2007	1	65,053	0.01	65,053	8.375	345.00	646	90.0
September 2007	3	578,942	0.10	192,981	6.916	346.00	606	93.8
December 2007	1	537,600	0.09	537,600	7.225	349.00	689	80.0
January 2008	1	76,189	0.01	76,189	10.580	350.00	550	90.0
March 2008	2	335,406	0.06	167,703	8.929	352.00	598	85.2
April 2008	6	984,944	0.16	164,157	7.876	353.00	681	80.8
May 2008	10	3,166,443	0.52	316,644	7.519	360.60	648	82.0
June 2008	13	3,691,589	0.61	283,968	7.881	378.32	687	84.3
July 2008	7	2,372,403	0.39	338,915	8.416	355.59	628	82.2
August 2008	46	9,629,967	1.59	209,347	8.160	362.22	656	81.1
September 2008	126	27,826,872	4.59	220,848	8.147	366.06	660	81.9
October 2008	1,208	244,762,179	40.35	202,618	8.480	383.83	603	80.8
November 2008	1,168	236,547,655	38.99	202,524	8.413	387.49	607	80.9
March 2009	1	175,779	0.03	175,779	5.875	352.00	795	90.0
May 2009	2	574,323	0.09	287,162	7.367	354.00	746	85.8
June 2009	6	1,667,243	0.27	277,874	7.249	355.00	739	75.5
July 2009	1	503,599	0.08	503,599	7.490	356.00	706	80.0
August 2009	13	4,007,653	0.66	308,281	7.566	357.00	691	79.4
September 2009	15	3,579,489	0.59	238,633	7.409	367.00	679	82.8
October 2009	47	9,484,781	1.56	201,804	7.842	383.07	651	81.2
November 2009	34	6,220,291	1.03	182,950	8.240	388.25	603	81.6
December 2010	1	334,577	0.06	334,577	6.250	349.00	757	80.0
January 2011	1	246,289	0.04	246,289	6.250	350.00	665	78.7
June 2011	2	471,840	0.08	235,920	7.598	355.00	758	80.0
July 2011	1	261,452	0.04	261,452	8.250	356.00	701	80.0
August 2011	4	700,574	0.12	175,144	7.957	357.00	700	80.0
September 2011	26	7,301,457	1.20	280,825	7.767	358.00	686	78.8
October 2011	104	29,076,997	4.79	279,587	7.445	363.95	689	78.8
November 2011	29	7,343,094	1.21	253,210	7.311	367.66	633	79.6
Total/Avg./Wtd. Avg.	2,896	$606,626,752	100.00%
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(1)	The weighted average Next Adjustment Date for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date is January 2009.

Interest Only Periods for the Mortgage Loans
in the Statistical Calculation Pool

Interest Only Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0	3,310	$579,986,690	69.47%	$175,223	8.493%	387.04	597	78.6%
24	2	488,700	0.06	244,350	6.507	346.00	613	92.9
60	726	201,452,594	24.13	277,483	7.794	359.10	637	81.1
84	13	4,141,980	0.50	318,614	7.867	355.29	664	88.5
120	164	48,745,394	5.84	297,228	7.360	358.29	696	79.3
Total/Avg./Wtd. Avg.	4,215	$834,815,358	100.00%